As filed with the Securities and Exchange Commission on October 12, 2010

Registration No. 333-168953

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-4
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Ascena Retail Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5600 (Primary Standard Industrial Classification Code Number)	30-0641353 (I.R.S. Employer Identification Number)

30 Dunnigan Drive
Suffern, New York 10901
(845) 369-4500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David R. Jaffe
President and Chief Executive Officer
Ascena Retail Group, Inc.
30 Dunnigan Drive
Suffern, New York 10901
(845) 369-4500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

Julie M. Allen, Esq.
Steven L. Kirshenbaum, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York 10036
(212) 969-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

Common Stock, par value $0.01 per share	78,969,486	$22.05	$1,741,277,166.30	$124,153.07

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(f)(1) and 457(c) of the Securities Act of 1933, as amended, based on the average high and low prices of The Dress Barn, Inc. common stock on the NASDAQ Global Select Market on August 16, 2010.

(2)	$123,482.45 of the registration fee was previously paid in connection with the initial filing of the Registration Statement on August 20, 2010.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The proxy statement/prospectus that forms a part of this Registration Statement consists of (i) a proxy statement relating to the annual meeting of shareholders of The Dress Barn, Inc. (the “Company”) and (ii) a prospectus relating to the common stock of Ascena Retail Group, Inc. (“Ascena”).

Reference is made to the No-Action Letter issued to the Company by the Staff of the Office of Chief Counsel of the Division of Corporation Finance (the “Staff”) of the Securities and Exchange Commission (available August 13, 2010) and the Staff’s concurrence with the Company’s conclusion, among other things, that (i) the Reorganization (as defined herein) constitutes a “succession” for purposes of Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Ascena is deemed a “large accelerated filer” for purposes of Rule 12b-2 of the Exchange Act, (ii) actions taken by Ascena with respect to its assumption of obligations of the Company under certain stock-based benefit plans do not constitute actions that require disclosure of information under Item 10 of Schedule 14A of Regulation A promulgated under the Exchange Act and (iii) certain financial information required by Form S-4 may be omitted from this proxy statement/prospectus to the extent such information may be omitted pursuant to Instruction 4 of Item 14 of Schedule 14A under the Exchange Act.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 12, 2010

PROXY STATEMENT/PROSPECTUS
A REORGANIZATION IS PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Fellow Shareholder:

On behalf of the board of directors, we are pleased to invite you to the 2010 annual meeting of shareholders of The Dress Barn, Inc. The meeting will be held on Wednesday, December 8, 2010, at 2:00 p.m. local time at our corporate offices, 30 Dunnigan Drive, Suffern, New York.

At the annual meeting, in addition to electing two directors, you will be asked to consider and vote on a proposal to reorganize our company into a holding company pursuant to which our present company will become a subsidiary of a new Delaware corporation named Ascena Retail Group, Inc., which we refer to in this proxy statement/prospectus as “Ascena,” and you will become a stockholder of this new Delaware holding company. We refer to this proposal in the proxy statement/prospectus as the “reorganization proposal.” You will also be asked to approve two additional proposals. The first is to approve the amendment and restatement of the Company’s 2001 Stock Incentive Plan, as amended, which, if approved, will be renamed the 2010 Stock Incentive Plan. The second is to ratify the selection by the Audit Committee of the board of directors of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending July 30, 2011.

Upon completion of the reorganization, Ascena Retail Group, Inc. will, in effect, replace our present company as the publicly held corporation. Ascena Retail Group, Inc. and its subsidiaries will conduct all of the operations we currently conduct. Implementing the holding company structure will provide us with strategic, operational and financing flexibility, and incorporating the new holding company in Delaware will allow us to take advantage of the flexibility, predictability and responsiveness that Delaware corporate law provides.

Today, The Dress Barn, Inc., a Connecticut corporation, which we refer to in this proxy statement/prospectus as “dressbarn,” operates our dressbarn brand, while our acquired subsidiaries, Maurices Incorporated, a Delaware corporation, which we refer to herein as “maurices,” and Tween Brands, Inc., a Delaware corporation, which we refer to herein as “Tween Brands,” operate our maurices and Justice brands, respectively. Following the reorganization, Ascena will own dressbarn, maurices and Tween Brands as sister subsidiaries.

In the reorganization, your existing shares of dressbarn common stock will be converted automatically into shares of Ascena common stock. You will own the same number of shares of Ascena common stock as you now own of dressbarn common stock, and your shares will represent the same ownership percentage of Ascena as you have of dressbarn. In addition, the reorganization generally will be tax-free for dressbarn shareholders. Your rights as a stockholder of Ascena will be substantially the same as your rights as a shareholder of dressbarn, including rights as to voting and dividends.

We expect the shares of Ascena common stock to trade under the ticker symbol “ASNA” on the NASDAQ Global Select Market. Shares of dressbarn common stock are currently traded under the “DBRN” symbol on this exchange. On August 19, 2010, the last trading day before the announcement of the reorganization proposal, the closing price per dressbarn share was $22.21. On           , 2010, the most recent trading day for which prices were available, the closing price per dressbarn share was $          .

In order to implement the reorganization proposal, we need shareholders to adopt and approve the related reorganization agreement. Our board of directors has carefully considered the reorganization agreement, which provides for the merger of dressbarn and MergerCo and the related transactions described in this proxy statement/prospectus, and believes that it is advisable, fair to and in the best interest of our shareholders, and recommends that you vote FOR the reorganization proposal and FOR the other proposals described in this proxy statement/prospectus. Because adoption of the reorganization proposal requires the affirmative vote of holders of at least two-thirds of the outstanding shares entitled to vote at the annual meeting, your vote is important, no matter how many or how few shares you may own. Whether or not you plan to attend the annual meeting, please take the time to vote by completing, signing and mailing the enclosed proxy card in the postage- paid envelope provided or by voting by telephone or over the internet.

Your board of directors and management look forward to greeting those of you who are able to attend the annual meeting. For additional information about dressbarn, please see the enclosed Annual Report for the fiscal year ended July 31, 2010. The accompanying notice of meeting and this proxy statement/prospectus provide specific information about the annual meeting and explain the various proposals. Please read these materials carefully. In particular, you should consider the discussion of risk factors beginning on page 13 before voting on the reorganization proposal.

Thank you for your continued support of and interest in dressbarn.

David R. Jaffe
President and Chief Executive Officer

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated November  , 2010 and is being first mailed to dressbarn shareholders on or about November  , 2010.

THE DRESS BARN, INC.
30 Dunnigan Drive
Suffern, New York 10901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On December 8, 2010

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of The Dress Barn, Inc., a Connecticut corporation, will be held on Wednesday, December 8, 2010, at 2:00 p.m. local time at our corporate offices, 30 Dunnigan Drive, Suffern, New York 10901, to consider and take action upon the following matters, as more fully described in the proxy statement/prospectus accompanying this notice:

1.

To consider and vote upon a proposal, which we refer to as the “reorganization proposal,” approving the Agreement and Plan of Reorganization, dated as of August 20, 2010, by and among The Dress Barn, Inc., Ascena Retail Group, Inc. and DB Merger Corp., which agreement is included in the accompanying proxy statement/prospectus as Annex I;

2.

To elect as directors the two nominees named in the accompanying proxy statement/prospectus to serve on our board of directors for three-year terms and until their successors are duly elected and qualified;

3.	To approve the amendment and restatement of the Company’s 2001 Stock Incentive Plan, as amended, which, if approved, will be renamed the 2010 Stock Incentive Plan;

4.	To ratify the selection by the Audit Committee of the board of directors of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending July 30, 2011; and

5.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

The board of directors has fixed the close of business on October 8, 2010 as the record date for the determination of the shareholders entitled to vote at the meeting or any adjournments or postponements thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS
By:
 Elliot S. Jaffe
 Chairman of the Board

Dated: November  , 2010

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR BY THE INTERNET. YOU MAY REVOKE YOUR PROXY CARD AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR PROXY WILL BE REVOKED AUTOMATICALLY AND ONLY YOUR VOTE AT THE ANNUAL MEETING WILL BE COUNTED.

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about dressbarn from our Annual Report on Form 10-K for the year ended July 31, 2010 and from other documents that are not included in or being delivered with this proxy statement/prospectus. The incorporated information that is not included in or being delivered with this proxy statement/ prospectus is available to you without charge upon your written or oral request. You can obtain any document that is incorporated by reference in this proxy statement/prospectus, excluding all exhibits that have not been specifically incorporated by reference, on the investor relations page of our website at www.dressbarn.com or by requesting it in writing or by telephone from us at the following address or telephone number:

The Dress Barn, Inc.
30 Dunnigan Drive
Suffern, New York 10901
Telephone: (845) 369-4600
Attn: Investor Relations

If you would like to request any documents, please do so by November 30, 2010 in order to receive them before the annual meeting. See “Where You Can Find More Information.”

In addition, if you have any questions about the proposals, you may contact:

Innisfree M&A Incorporated
501 Madison Avenue
New York, New York 10022
Shareholders call toll-free: (877) 750-5836
Banks and brokers call collect: (212) 750-5833

You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus is a part to vote on the proposals being presented at the annual meeting. No one has been authorized to provide you with information that is different from what is contained in this document or in the incorporated documents.

This proxy statement/prospectus is dated November  , 2010. You should not assume the information contained in this proxy statement/prospectus is accurate as of any date other than this date, and neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of the Ascena common stock in the reorganization implies that information is accurate as of any other date.

SUMMARY OF THIS PROXY STATEMENT/PROSPECTUS

In this proxy statement/prospectus, the terms “we,” “us” and “our” refer to The Dress Barn, Inc., the current Connecticut corporation, and its consolidated subsidiaries, prior to the completion of the proposed reorganization, and to Ascena Retail Group, Inc., the new Delaware corporation, and its consolidated subsidiaries, upon completion of the proposed reorganization, when the distinction between the two companies is not important to the discussion. When the distinction between the two companies is important to the discussion, we use the term “Ascena” to refer to Ascena Retail Group, Inc. and “dressbarn” to refer to The Dress Barn, Inc.

General

The enclosed proxy is solicited by the board of directors (the “Board”) of dressbarn for use at our annual meeting of shareholders to be held on Wednesday, December 8, 2010, at 2:00 p.m. local time at our corporate offices, 30 Dunnigan Drive, Suffern, New York 10901 (the “Annual Meeting”), and any and all adjournments or postponements thereof. This proxy statement/prospectus and form of proxy, along with our Annual Report for the fiscal year ended July 31, 2010, are being mailed to our shareholders on or about November  , 2010. You are receiving a proxy statement and proxy card from us because our records indicate that you owned shares of our common stock on October 8, 2010, the record date for the meeting.

Our Board is soliciting your proxy to be used at the Annual Meeting. When you sign the proxy card, you appoint two of our directors, David R. Jaffe and Klaus Eppler, as your representatives at the Annual Meeting. One or both of these individuals, or a substitute if necessary, will vote your shares at the Annual Meeting as you have instructed them on the proxy card. If you sign and deliver your proxy card, but you do not provide voting instructions, your proxy representative will vote in favor of the two nominees for director and, subject to applicable rules and regulations, in favor of Proposals One, Three and Four, and with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy representative. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you complete, sign and return your proxy card in advance of the Annual Meeting as your plans may change.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2010 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 8, 2010

Copies of this proxy statement/prospectus and our Annual Report for the fiscal year ended July 31, 2010 are also available online at https://materials.proxyvote.com/261570.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

When and where will the Annual Meeting take place?

The Annual Meeting will be held on Wednesday, December 8, 2010, at 2:00 p.m., at our corporate offices, 30 Dunnigan Drive, Suffern, New York.

What is the purpose of the Annual Meeting?

At our Annual Meeting, holders of our common stock will be asked to:

1.

Consider and vote upon a proposal, which we refer to as the “reorganization proposal,” approving the Agreement and Plan of Reorganization, dated as of August 20, 2010, by and among The Dress Barn, Inc., Ascena Retail Group, Inc. and DB Merger Corp., which agreement is included in this proxy statement/prospectus as Annex I;

2.	Elect as directors the two nominees named in this proxy statement/prospectus to serve on our Board of Directors for three-year terms and until their successors are duly elected and qualified;

3.	Approve the amendment and restatement of the Company’s 2001 Stock Incentive Plan, as amended, which, if approved, will be renamed the 2010 Stock Incentive Plan;

4.	Ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending July 30, 2011; and

5.	Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Could other matters be decided at the Annual Meeting?

Our bylaws require prior notification of a shareholder’s intent to request a vote on other matters at the Annual Meeting. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the Annual Meeting. However, if any other business is properly presented at the Annual Meeting, your vote by proxy gives authority to David R. Jaffe and Klaus Eppler, the persons referred to as proxy holders on the proxy card (or a substitute if necessary), to vote your shares on such matters at their discretion.

Who is entitled to attend the Annual Meeting?

All shareholders who owned our common stock at the close of business on October 8, 2010 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting. Registration begins at 1:30 p.m.

Who is entitled to vote at the Annual Meeting?

All shareholders who owned our common stock at the close of business on the Record Date are entitled to attend and vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

How many votes do I have?

You have one vote for each share of our common stock that you owned on the Record Date.

How many votes must be present to hold the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Once a share of the Company’s common stock is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the Annual Meeting and for any adjournment of the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether there is a quorum. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have the necessary voting power for that proposal and has not received instructions from the beneficial owner. In order for us to determine that enough votes will be present to hold the Annual Meeting, we urge you to vote in advance by proxy even if you plan to attend the Annual Meeting.

Assuming a quorum is present, how many votes will be required to approve the proposals?

•	The reorganization proposal will be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote at the Annual Meeting;

•	A plurality of the votes cast at the Annual Meeting will elect the two nominees to serve as directors;

•

The proposal to approve the amendment and restatement of the Company’s 2001 Stock Incentive Plan, as amended, which, if approved, will be renamed the 2010 Stock Incentive Plan, will be approved if the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal; and

•

The proposal to ratify the appointment of the Independent Registered Public Accounting Firm will be approved if the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal.

Abstentions and broker non-votes will have the same effect as a vote against the reorganization proposal. Abstentions and broker non-votes have no impact on the vote on any of the other proposals.

How many votes may be cast by all shareholders?

A total of  votes may be cast at the Annual Meeting, consisting of one vote for each share of our common stock outstanding on the Record Date.

How do I vote?

You may vote in person at the Annual Meeting or vote by proxy as described below.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If you sign and return your proxy card, but don’t specify how you want your shares to be voted, they will be voted for the two nominees named under the caption “PROPOSAL TWO—ELECTION OF DIRECTORS,” in favor of Proposals One, Three and Four, and, with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy holders named in your proxy card.

May I change or revoke my vote after I submit my proxy?

Yes. To change your vote previously submitted by proxy, you may:

•	cast a new vote by mailing a new proxy card with a later date; or

•	if you hold shares in your name, attend the Annual Meeting and vote in person.

If you wish to revoke rather than change your vote, written revocation must be received by our Corporate Secretary prior to the Annual Meeting.

What are the Board’s voting recommendations?

Our Board recommends a vote:

•	FOR the reorganization proposal described under the caption “PROPOSAL ONE—THE REORGANIZATION PROPOSAL;”

•	FOR the election of the two nominees named under the caption “PROPOSAL TWO—ELECTION OF DIRECTORS” to serve as directors;

•

FOR the approval of the amendment and restatement of the Company’s 2001 Stock Incentive Plan, as amended, which, if approved, will be renamed the 2010 Stock Incentive Plan, under the caption “PROPOSAL THREE—APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2001 STOCK INCENTIVE PLAN, AS AMENDED;” and

•	FOR the ratification of the Independent Registered Public Accounting Firm named under the caption “PROPOSAL FOUR—RATIFICATION OF THE ENGAGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

Unless you give other instructions on your proxy card, the persons referred to as proxy holders on the proxy card will vote in accordance with the recommendations of our Board.

What if I participate in the Company’s 401(k) Savings Plan?

If you are a participant in the Company’s 401(k) Savings Plan (the “401(k)”) and own shares of the Company’s common stock in your 401(k) account as of the Record Date, you will receive, with respect to the number of shares held for your account under the 401(k) as of the Record Date, a proxy card that will serve as a voting instruction to the trustee of the 401(k) with respect to shares held for your account. Unless the proxy card is signed and returned, shares held in your account under the 401(k) will not be voted.

What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting?

A “broker non-vote” occurs if your shares are not registered in your name and you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter as to which, under NYSE rules, a broker may not vote without instructions from you, but the broker nevertheless provides a proxy. A broker non-vote is considered present for purposes of determining whether a quorum exists, but is not considered a “vote cast” or “entitled to vote” with respect to such matter.

Under NYSE rules, the election of directors and Proposals One (the reorganization proposal) and Three (amendment and restatement of the Company’s 2001 Stock Incentive Plan, as amended) are not matters on which a broker may vote without your instructions. Therefore, if you do not provide instructions to the record holder of your shares with respect to the election of our directors and Proposals One and Three, a broker non-vote as to your shares will result. The ratification of the appointment of independent accountants is a routine item under NYSE rules. As a result, brokers who do not receive instructions as to how to vote on that matter generally may vote on that matter in their discretion.

Broker non-votes will have the same effect as a vote against the reorganization proposal. Broker non-votes have no impact on the vote on any of the other proposals.

If your shares are held of record by a bank, broker or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the shareholder voting on these important matters.

How can I attend the Annual Meeting?

Shareholders as of the close of business on the Record Date may attend the Annual Meeting. You may obtain directions to the location of the Annual Meeting by contacting Innisfree M&A Incorporated at (877) 750-5836.

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted when the Annual Meeting is convened or reconvened. You may change or revoke your proxy until it is voted.

Will your independent registered public accounting firm participate in the Annual Meeting?

Yes. Our independent registered public accounting firm is Deloitte & Touche LLP. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be available to answer any questions you may have and will have the opportunity to make a statement.

Are members of the Board required to attend the Annual Meeting?

Directors are encouraged, but not required, to attend the Annual Meeting. All of our directors attended the 2009 Annual Meeting of Shareholders.

Who will pay the expenses incurred in connection with the solicitation of my vote?

We pay all costs and expenses related to preparation of these proxy materials and solicitation of your vote and all Annual Meeting expenses. We have retained Innisfree M&A Incoporated, a proxy solicitation firm, to assist in the solicitation of proxies from shareholders for an estimated fee of approximately $20,000, plus reimbursement for certain out-of-pocket expenses. In addition to soliciting proxies by mail, we may solicit proxies by telephone and personal contact. None of our directors, officers or employees will be specially compensated for these activities. We reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock, but we will not pay any compensation for their services.

Why did I receive more than one set of proxy materials?

You may receive multiple sets of proxy materials if you hold your shares of our common stock in multiple accounts (such as through a brokerage account and an employee benefit plan, such as the 401(k) plan). To ensure all your shares are represented at the Annual Meeting, please vote your shares as instructed in each proxy or instruction card you receive.

If your household is receiving multiple copies of our annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to: The Dress Barn, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations.

How do I obtain a separate set of proxy materials if I share an address with other shareholders?

In order to reduce printing and postage costs, only one annual report and proxy statement is being delivered to multiple shareholders sharing an address unless we received contrary instructions from one or more of the shareholders sharing that address. If your household has received only one annual report and one proxy statement, we will deliver promptly a separate copy of the annual report and the proxy statement to any shareholder who sends a written request to: The Dress Barn, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations. If you wish to receive a separate annual report and proxy statement in the future, you can notify us by mailing a written request to the address above or by calling our Investor Relations Department at (845) 369-4600.

Can I view these proxy materials electronically?

Yes. You may access the proxy statement and our annual report on our website at https://materials.proxyvote.com/261570. You can view all of our other filings with the Securities and Exchange Commission (the “SEC”) on our website at www.dressbarn.com.

How can I receive copies of the Company’s year-end SEC filings?

We will furnish without charge to any shareholder who requests, in writing, a copy of this proxy statement/prospectus and/or our Annual Report on Form 10-K, including financial statements and related schedules, for the fiscal year ended July 31, 2010, as filed with the SEC. Any such request should be directed to The Dress Barn, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations.

How do shareholders submit proposals for the Company’s 2011 Annual Meeting of Shareholders?

You may present matters for consideration at our next annual meeting either by: (i) having the matter included in our proxy statement and listed on our proxy card, or (ii) giving us timely advance notice of your intention to properly bring other business before the meeting.

To have your proposal included in our proxy statement and listed on our proxy card for the 2011 Annual Meeting of Shareholders, you must comply with Rule 14a-8, as promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To submit any other matter to a vote at the 2011 Annual Meeting of Shareholders (other than a shareholder proposal to be included in the Company’s proxy materials, as described in the paragraph above), we must receive written notification of your proposal by July 5, 2011 and such proposal must otherwise comply with the advance notice provision and other requirements of (i) prior to the completion of the reorganization, dressbarn’s amended and restated bylaws, which are on file with the SEC (as Exhibit 3.4 to the Company’s Annual Report on Form 10-K filed with the SEC on September 24, 2008), and (ii) following the completion of the reorganization, the bylaws of Ascena, a copy of which is included in this proxy statement/prospectus as Annex III, and each of which may be obtained from us upon written request. The bylaws of Ascena contain the same advance notice provision as dressbarn’s amended and restated bylaws.

Whether you desire to have your proposal included in the Company’s proxy statement for the 2011 Annual Meeting of Shareholders or otherwise brought before such meeting, you may submit your proposal in writing to: The Dress Barn, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations.

Can I see a list of shareholders entitled to vote at the Annual Meeting?

A complete list of the shareholders entitled to vote at the Annual Meeting is available for inspection at the principal office of the Company upon written request to the Company by a shareholder, and at all times during the Annual Meeting at the place of the Annual Meeting.

QUESTIONS AND ANSWERS
ABOUT THE HOLDING COMPANY REORGANIZATION

What is the reorganization proposal?

We are asking you to approve an agreement and plan of reorganization (the “Reorganization Agreement”) that would result in our reorganization into a Delaware holding company. Under the Reorganization Agreement, The Dress Barn, Inc., a Connecticut corporation, will merge with DB Merger Corp., a Connecticut corporation, with dressbarn surviving the merger as a wholly owned subsidiary of Ascena Retail Group, Inc., a Delaware corporation. Immediately following the merger, as part of the reorganization, dressbarn will distribute the stock of maurices and Tween Brands to Ascena. Ascena will then own dressbarn, maurices and Tween Brands as sister subsidiaries.

Upon completion of the reorganization, Ascena will, in effect, replace our present company as the publicly held corporation. Ascena and its subsidiaries will conduct all of the operations we currently conduct. As a result of the reorganization, the current shareholders of dressbarn will become stockholders of Ascena with the same number and percentage of shares of Ascena as they hold of dressbarn prior to the reorganization. The Reorganization Agreement, which sets forth the plan of reorganization and is the primary legal document that governs the reorganization, is attached as Annex I to this proxy statement/prospectus. You are encouraged to read the Reorganization Agreement carefully.

Why are you forming a holding company?

We are forming a holding company in Delaware to:

•	better align our corporate structure with our business operations;

•

provide us with greater strategic, business and administrative flexibility, which may allow us to acquire or form other businesses, if and when appropriate and feasible, that may be owned and operated by us, but which could be separate from our current businesses; and

•	take advantage of the benefits of Delaware corporate law.

To review the reasons for our reorganization in greater detail, see “Reasons for the Reorganization; Recommendation of our Board,” on page 15.

What will happen to my stock?

In the reorganization, your shares of common stock will automatically be converted into the same number of shares of common stock of Ascena. As a result, you will become a stockholder of Ascena and will own the same number and percentage of shares of Ascena common stock that you now own of dressbarn common stock. We expect that Ascena common stock will be listed on the NASDAQ Global Select Market under the symbol “ASNA.”

How will being an Ascena stockholder be different from being a dressbarn shareholder?

After the reorganization, you will own the same number and percentage of shares of Ascena common stock that you owned of dressbarn common stock immediately prior to the reorganization. You will own shares of a Delaware holding company that owns our operating businesses. In addition, as a stockholder of Ascena, your rights will be governed by Delaware corporate law and the charter documents of the Delaware corporation. Your rights as a stockholder of Ascena will be substantially the same as your rights as a shareholder of dressbarn, including rights as to voting and dividends. For more information, see “Description of Ascena Capital Stock,” “Description of dressbarn Capital Stock” and “Comparative Rights of Holders of Ascena Capital Stock and dressbarn Capital Stock.”

Will the management or the business of the company change as a result of the reorganization?

No. The management and business of our company will remain the same after the reorganization.

What will the name of the public company be following the reorganization?

The name of the public company following the reorganization will be “Ascena Retail Group, Inc.”

Will the company’s CUSIP number change as a result of the reorganization?

Yes. Following the reorganization the company’s CUSIP number will be 04351G101.

Will I have to turn in my stock certificates?

No. Do not turn in your stock certificates. We will not require you to exchange your stock certificates as a result of the reorganization. After the reorganization, your dressbarn common stock certificates will represent the same number of shares of Ascena common stock.

Will the reorganization affect my U.S. federal income taxes?

The proposed reorganization is intended to be a tax-free transaction under U.S. federal income tax laws. We expect that you will not recognize any gain or loss for U.S. federal income tax purposes upon your receipt of Ascena common stock in exchange for your shares of dressbarn common stock in the reorganization; however, the tax consequences to you will depend on your own situation. You should consult your own tax advisors concerning the specific tax consequences of the reorganization to you, including any state, local or foreign tax consequences of the reorganization. For further information, see “Material U.S. Federal Income Tax Consequences.”

How will the reorganization be treated for accounting purposes?

For accounting purposes, our reorganization into a holding company structure will be treated as a merger of entities under common control. The accounting treatment for such events is similar to the former “pooling of interests method.” Accordingly, the consolidated financial position and results of operations of dressbarn will be included in the consolidated financial statements of Ascena on the same basis as currently presented.

What vote is required to approve the reorganization proposal?

The required vote is the affirmative vote of holders of at least two-thirds of the outstanding shares entitled to vote at the Annual Meeting.

What percentage of the outstanding shares do directors and executive officers hold?

On November  , 2010, directors, executive officers and their affiliates beneficially owned approximately  % of our outstanding shares of common stock.

If the shareholders approve the reorganization, when will it occur?

We plan to complete the reorganization on or about January 1, 2011, provided that our shareholders approve the reorganization and all other conditions to completion of the reorganization are satisfied.

Do I have dissenters’ (or appraisal) rights?

No. Holders of dressbarn common stock do not have dissenters’ rights under Connecticut law as a result of the reorganization even if the reorganization is approved by our shareholders.

Why is the authorized capital of Ascena greater than the authorized capital of dressbarn?

dressbarn’s amended and restated certificate of incorporation currently authorizes the issuance of 165,000,000 shares of common stock and 100,000 shares of preferred stock. Ascena’s second amended and restated certificate of incorporation, which would govern the rights of the Company’s stockholders as a result of the reorganization, currently authorizes the issuance of 375,000,000 shares of common stock and 100,000 shares of preferred stock. Upon completion of the reorganization, the number of shares of Ascena common stock that will be outstanding will be equal to the number of shares of dressbarn common stock outstanding immediately prior to the reorganization.

The Board believes that the increase to 375,000,000 authorized shares of common stock is desirable so that, as the need may arise, the Company will have the flexibility to issue shares without additional expense or delay in connection with possible future stock dividends or stock splits, equity financings, future opportunities for expanding the Company’s business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes. If the increase in the number of authorized shares of common stock is not effected, the Company would not have the benefit of this flexibility in the future. As of the date of this proxy statement/prospectus, the Board has not taken any action to issue any of the additional authorized shares for any such purposes. The number of shares authorized for issuance under the Company’s equity compensation plans as of July 31, 2010 is set forth on page 90 of this proxy statement/prospectus. No other shares are presently reserved for any other purpose.

Whom do I contact if I have questions about the reorganization proposal?

You may contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue
New York, New York 10022
Shareholders call toll-free: (877) 750-5836
Banks and brokers call collect: (212) 750-5833

or us:

The Dress Barn, Inc.
30 Dunnigan Drive
Suffern, New York 10901
Telephone: (845) 369-4600
Attn: Investor Relations

SUMMARY OF THE REORGANIZATION PROPOSAL

This section highlights key aspects of the reorganization proposal, including the Reorganization Agreement, that are described in greater detail elsewhere in this proxy statement/prospectus. It does not contain all of the information that may be important to you. To better understand the reorganization proposal, and for a more complete description of the legal terms of the Reorganization Agreement, you should read this entire document carefully, including the Annexes, and the additional documents to which we refer you. You can find information with respect to these additional documents in “Where You Can Find More Information.”

The Principal Parties

The Dress Barn, Inc.
30 Dunnigan Drive
Suffern, New York 10901
Telephone: (845) 369-4500

The Dress Barn, Inc., or “dressbarn,” is a leading national specialty apparel retailer offering quality casual and career women’s apparel at value prices through its dressbarn and maurices brands and tween girls’ fashion apparel and accessories through its Justice brand. Since our retail business began in 1962, we have established, marketed and expanded our brands as a source of fashion and value. In January 2005, we acquired maurices and on November 25, 2009, we completed our acquisition of Tween Brands, the operator of Justice.

As of July 31, 2010, we operated 833 dressbarn stores in 47 states, 757 maurices stores in 44 states and 890 Justice stores in 46 states and Puerto Rico. Justice also has 34 international franchise stores located in the following countries: Saudi Arabia; the United Arab Emirates; Kuwait; Qatar; Bahrain; Jordan; and Russia.

In connection with the reorganization, dressbarn will merge with MergerCo, with dressbarn surviving the merger as a wholly owned subsidiary of Ascena. After the reorganization, dressbarn will continue to engage in the business currently conducted by dressbarn, and all of dressbarn’s contractual, employment and other business relationships will generally continue unaffected by the reorganization, except that immediately following the merger, dressbarn will distribute the stock of its subsidiaries, maurices and Tween Brands, to Ascena and its executive management team and certain corporate-level employees will become employees of Ascena.

We are a Connecticut corporation. Our headquarters are located at 30 Dunnigan Drive, Suffern, New York 10901, and the telephone number at this location is (845) 369-4500. Information about us is available on our website at www.dressbarn.com. The contents of our website is not incorporated by reference herein and is not deemed to be part of this proxy statement/prospectus.

Ascena Retail Group, Inc.
30 Dunnigan Drive
Suffern, New York 10901
Telephone: (845) 369-4500

Ascena Retail Group, Inc., or “Ascena,” was formed as a wholly owned subsidiary of dressbarn in order to effect the reorganization. Prior to the reorganization, Ascena will have no assets or operations other than those incident to its formation.

DB Merger Corp.
30 Dunnigan Drive
Suffern, New York 10901
Telephone: (845) 369-4500

DB Merger Corp., or “MergerCo,” was formed as a wholly owned subsidiary of Ascena in order to effect the reorganization. Prior to the reorganization, MergerCo will have no assets or operations other than those incident to its formation.

What You Will Receive in the Reorganization (Page 17)

In the reorganization, each outstanding share of common stock of dressbarn will be converted automatically into one share of common stock of Ascena. In addition, each outstanding option to purchase shares of dressbarn common stock, if not exercised before the completion of the reorganization, will become an option to acquire, at the same exercise price, an identical number of shares of Ascena common stock. Each outstanding restricted stock award (or any performance award payable in restricted stock) will become an award of restricted stock (or a performance award payable in restricted stock) in an identical number of shares of Ascena common stock. Finally, participants in the Company’s Employee Stock Purchase Plan will be entitled to receive shares of Ascena common stock in accordance with the terms of the plan, and shares of common stock of dressbarn currently held in the plan will be converted into shares of common stock of Ascena.

On the Record Date, there were outstanding   shares of dressbarn common stock and   unvested shares of dressbarn restricted stock, as well as   options   representing   shares of dressbarn common stock.

Conditions to Completion of the Reorganization (Page 18)

The completion of the reorganization depends on the satisfaction or waiver of a number of conditions, including, but not limited to, the following:

•

absence of any stop order suspending the effectiveness of the registration statement, of which this proxy statement/prospectus forms a part, relating to the shares of Ascena common stock to be issued in the reorganization;

•	approval and adoption of the Reorganization Agreement by dressbarn’s shareholders;

•	receipt of approval for listing on the NASDAQ Global Select Market of shares of Ascena common stock to be issued in the reorganization;

•	absence of any order or proceeding that would prohibit or make illegal completion of the reorganization; and

•	receipt by dressbarn and Ascena of a legal opinion of Proskauer Rose LLP with respect to the material U.S. federal income tax consequences of the reorganization.

Termination of the Reorganization Agreement (Page 18)

We may terminate the Reorganization Agreement, even after adoption by our shareholders, if our Board determines to do so for any reason.

Board of Directors and Executive Officers of Ascena Following the Reorganization (Page 20)

The board of directors of Ascena presently consists of the same persons comprising the dressbarn Board and it is expected that the Ascena board of directors will remain the same following the reorganization. Ascena expects that its executive officers following the reorganization will be the same as those of dressbarn immediately prior to the reorganization.

Markets and Market Prices

Ascena common stock is not currently traded on any stock exchange. dressbarn common stock is traded under the symbol “DBRN” on the NASDAQ Global Select Market, and we expect Ascena common stock to trade on the NASDAQ Global Select Market under the symbol “ASNA” following the reorganization. On August 19, 2010, the last trading day before the announcement of the reorganization proposal, the closing price per dressbarn share was $22.21. On            , 2010, the most recent trading day for which prices were available, the closing price per dressbarn share was $          .

Certain Financial Information

We have not included pro forma financial comparative per share information concerning dressbarn that gives effect to the reorganization because, immediately after the completion of the reorganization, the consolidated financial statements of Ascena will be the same as dressbarn’s consolidated financial statements immediately prior to the reorganization, and the reorganization will result in the conversion of each share of dressbarn common stock into one share of Ascena common stock. In addition, we have not provided financial statements of Ascena because, prior to the reorganization, it will have no assets, liabilities or operations other than incident to its formation.

RISK FACTORS

In considering whether to vote in favor of the reorganization proposal, you should consider all of the information we have included in this proxy statement/prospectus, including its Annexes, and all of the information included in the documents we have incorporated by reference, including our Annual Report on Form 10-K for the year ended July 31, 2010 and the risk factors described in the other documents incorporated by reference. In addition, you should pay particular attention to the risks described below.

Our Board may choose to defer or abandon the reorganization.

Completion of the reorganization may be deferred or abandoned, at any time, by action of our Board, whether before or after the Annual Meeting. While we currently expect the reorganization to take place on or about January 1, 2011, assuming that the proposal to approve and adopt the Reorganization Agreement is approved at the Annual Meeting, the Board may defer completion or may abandon the reorganization because of any determination by our Board that the reorganization would not be in the best interests of dressbarn or its shareholders or that the reorganization would have material adverse consequences to dressbarn or its shareholders.

We may not obtain the expected benefits of our reorganization into a holding company.

We believe our reorganization into a holding company will provide us with benefits in the future. These expected benefits may not be obtained if market conditions or other circumstances prevent us from taking advantage of the strategic, business and financing flexibility that it affords us. As a result, we may incur the costs of creating the holding company without realizing the possible benefits.

As a holding company, Ascena will depend in large part on dividends from its operating subsidiaries to satisfy its obligations.

After the completion of the reorganization, Ascena will be a holding company with no business operations of its own. Its only significant assets will be the outstanding capital stock of its subsidiaries, which will initially be dressbarn, maurices and Tween Brands. As a result, it will rely on funds from its current subsidiaries and any subsidiaries that it may form in the future to meet its obligations.

The market for Ascena shares may differ from the market for dressbarn shares.

Although it is anticipated that the Ascena common shares will be authorized for listing on the NASDAQ Global Select Market, the market prices, trading volume and volatility of the Ascena shares could be different from those of the dressbarn shares.

The proposed reorganization into a holding company may result in substantial direct and indirect costs whether or not completed.

The reorganization may result in substantial direct costs. These costs and expenses are expected to consist primarily of attorneys’ fees, accountants’ fees, filing fees and financial printing expenses and will be substantially incurred prior to the vote of our shareholders. The reorganization may also result in certain indirect costs by diverting the attention of our management and employees from our business and by increasing our administrative costs and expenses. These administrative costs and expenses will include keeping separate records and in some cases making separate regulatory filings for each of Ascena and each of its subsidiaries. The reorganization may also result in certain state sales taxes and other transfer taxes.

Although we expect to receive an opinion of counsel with respect to the material U.S. federal income tax consequences of the distribution of maurices and Tween Brands stock to Ascena from dressbarn, the Internal Revenue Service or state or local tax authorities may disagree with the conclusions in that opinion, which could result in material tax liability to dressbarn or Ascena.

We expect that the distribution of maurices and Tween Brands stock to Ascena by dressbarn will not result in any tax liability to dressbarn or Ascena and to receive an opinion of Proskauer Rose LLP to that effect. However, this opinion will not be binding on the Internal Revenue Service or state or local tax authorities, which could take the position that the distribution does not constitute a tax-free transaction. In such case, dressbarn may be treated as having instead made a taxable distribution, which could result in material tax liability to dressbarn or Ascena.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this proxy statement/prospectus and in documents incorporated by reference in this proxy statement/prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. When used in this proxy statement/prospectus and in documents incorporated herein by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations, beliefs, intentions or future strategies that are signified by the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “may,” “will,” “should” or the negative of these terms or other comparable terminology. These forward- looking statements are subject to risks, uncertainties and assumptions that could cause our actual results and the timing of certain events to differ materially from those expressed in the forward-looking statements.

You should understand that many important factors, in addition to those discussed or incorporated by reference in this proxy statement/prospectus, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include those described in this proxy statement/prospectus under “Risk Factors,” and those identified in our Annual Report on Form 10-K for the year ended July 31, 2010 and in the other documents incorporated by reference. In light of these risks and uncertainties, the forward-looking results discussed or incorporated by reference in this proxy statement/prospectus might not occur.

PROPOSAL ONE

THE REORGANIZATION PROPOSAL

This section of the proxy statement/prospectus describes the reorganization proposal. Although we believe that the description in this section covers the material terms of the reorganization proposal, this summary may not contain all of the information that is important to you. The summary of the material provisions of the Reorganization Agreement provided below is qualified in its entirety by reference to the Reorganization Agreement, which we have attached as Annex I to this proxy statement/prospectus and which we incorporate by reference into this proxy statement/prospectus. You should carefully read the entire proxy statement/prospectus and the Reorganization Agreement for a more complete understanding of the reorganization proposal. Your approval of the reorganization proposal will constitute your approval and adoption of the Reorganization Agreement, the reorganization, the second amended and restated certificate of incorporation of Ascena and the bylaws of Ascena.

Reasons for the Reorganization; Recommendation of our Board

At a meeting of the Board held on August 20, 2010, the Board concluded that the reorganization is advisable, determined that the terms of the Reorganization Agreement are fair to and in the best interest of dressbarn and its shareholders and adopted and approved the Reorganization Agreement.

During the course of its deliberations, our Board consulted with management and outside legal counsel and considered a number of positive factors, including the following:

•

Possible Future Strategic and Business Flexibility of the Holding Company Structure. We believe the holding company structure could facilitate future expansion of our business by providing a more flexible structure for acquiring other businesses or entering into joint ventures while continuing to keep the operations and risks of our other businesses separate. Although we have no present plans or any arrangements, understandings or agreements to make any acquisitions or enter into any joint ventures, we may do so in the future. In addition, if the cash generated over time by our businesses was determined by our Board to be greater than the amount necessary for the operation or capital needs of those businesses, this cash could be transferred to a separate corporate entity owned by the holding company and invested as our Board believes to be appropriate. Furthermore, implementing the holding company structure may reduce the risk that liabilities of our core businesses and other businesses, if any, that may be operated in the future by separate subsidiaries would be attributed to each other.

•

Possible Future Financing Flexibility of the Holding Company Structure. We believe that a holding company structure may be beneficial to stockholders in the future because it would permit the use of financing techniques that are more readily available to companies that hold a variety of diversified businesses under one corporate umbrella, without any impact on our capital structure. For example, Ascena, in addition to receiving dividends, as and when permitted, from its current and future subsidiaries, if any, would be able to obtain funds through its own debt or equity financings, and Ascena’s subsidiaries would be able to obtain funds through their own financings, which may include the issuance of debt or equity securities, and other entities within the holding company organization may obtain funds from Ascena, other affiliates or their own outside financings. However, we have no current plans to seek additional financing at this time.

•

Predictability, Flexibility and Responsiveness of Delaware Law to Corporate Needs. For many years, Delaware has followed a policy of encouraging incorporation in that state and has adopted comprehensive, modern and flexible corporate laws, which are updated regularly to meet changing business needs. As a result of this deliberate policy to provide a hospitable climate for corporate development, many major public corporations have chosen Delaware for their domicile. In addition, the Delaware courts have developed considerable expertise in dealing with corporate issues relating to public companies. Thus, a substantial body of case law has developed construing Delaware corporate law and establishing legal principles and policies regarding publicly held Delaware corporations. We believe that, for these reasons, Delaware law will provide greater legal predictability with respect to our corporate legal matters than we have under Connecticut law. We further believe that Delaware law will provide greater efficiency, predictability and flexibility in our public Company’s legal affairs than is presently available under Connecticut law.

•

Attractiveness of Delaware Law to Directors and Officers. We believe that organizing under Delaware law will enhance our ability to attract and retain qualified directors and officers. The corporate law of Delaware, including its extensive body of case law, offers directors and officers of public companies more certainty and stability. Under Delaware law, the parameters of director and officer liability are more clearly defined and better understood than under Connecticut law. To date, we have not experienced difficulty in retaining directors or officers, but directors of public companies are exposed to significant potential liability. We therefore believe that providing the benefits afforded directors by Delaware law will enable us to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers. At the same time, we believe that Delaware law regarding corporate fiduciary duties provides appropriate protection for our stockholders from possible abuses by directors and officers. In addition, under Delaware law, directors’ personal liability cannot be eliminated for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	unlawful payment of dividends or unlawful repurchases or redemptions of stock, or

•	any transactions from which the director derived an improper personal benefit.

In addition to the positive factors described above, our Board also considered the following potential negative factor associated with the reorganization proposal:

•

Increased Costs and Expenses Associated with Implementing the Reorganization Proposal and Administering a Holding Company Structure. The reorganization may result in substantial direct costs. These costs and expenses are expected to consist primarily of attorneys’ fees, accountants’ fees, filing fees and financial printing expenses and will be substantially incurred prior to the vote of our shareholders. The reorganization may also result in certain indirect costs by diverting the attention of our management and employees from our business and increasing our administrative costs and expenses. These administrative costs and expenses will include keeping separate records and in some cases making separate regulatory filings for each of Ascena and its current and future subsidiaries. The reorganization may also result in certain state sales taxes and other transfer taxes.

After careful consideration, our Board has determined that creation of a holding company offers a net benefit to our shareholders. The Board has approved the reorganization proposal, determined that the terms of the Reorganization Agreement and the reorganization are advisable and in the best interest of our shareholders, and has adopted and approved the Reorganization Agreement. Our Board recommends that our shareholders vote “FOR” adoption and approval of the Reorganization Agreement at the Annual Meeting.

Reorganization Procedure

dressbarn currently owns all of the issued and outstanding common stock of Ascena, Ascena currently owns all of the issued and outstanding common stock of MergerCo, the subsidiary formed for purposes of completing the proposed reorganization, and dressbarn owns all of the issued and outstanding common stock of maurices and Tween Brands. Following the approval of the Reorganization Agreement by the dressbarn shareholders and the satisfaction or waiver of the other conditions specified in the Reorganization Agreement (which are described below), dressbarn will merge with MergerCo, the subsidiary of Ascena. As a result of this merger:

•	dressbarn will be the surviving corporation, and the separate corporate existence of MergerCo will cease.

•

Each outstanding share of dressbarn common stock will automatically convert into one share of Ascena common stock, as described below, and the current shareholders of dressbarn will become the stockholders of Ascena.

•	Ascena will own all of dressbarn’s common stock and each share of Ascena common stock now held by dressbarn will be cancelled.

The result of the reorganization will be that your current company, dressbarn, will be merged with MergerCo and dressbarn will become a subsidiary of Ascena. Ascena’s second amended and restated certificate of incorporation is included as Annex II to this proxy statement/prospectus, and a copy of Ascena’s bylaws is included as Annex III to this proxy statement/prospectus. For more information regarding your rights as a shareholder before and after the reorganization see “Description of Ascena Capital Stock,” “Description of dressbarn Capital Stock” and “Comparative Rights of Ascena Capital Stock and dressbarn Capital Stock.”

Immediately following the merger, as part of the reorganization, dressbarn will distribute the stock of its subsidiaries, maurices and Tween Brands, to Ascena. As a result, dressbarn, maurices and Tween Brands will all be first-tier subsidiaries of Ascena.

In all other respects, your company will remain the same. The current directors and executive officers of dressbarn will continue as directors and executive officers of Ascena. In addition, our current business and operations will remain the same.

What dressbarn Shareholders Will Receive in the Reorganization

Each share of dressbarn common stock will convert into one share of Ascena common stock. After the completion of the reorganization, you will own the same number and percentage of shares of Ascena common stock as you currently own of dressbarn common stock.

dressbarn Stock Options and Other Rights to Receive dressbarn Stock

Each of the outstanding options to acquire shares of dressbarn common stock in the aggregate will become options to acquire, on the same terms and conditions as before the reorganization, an identical number of shares of Ascena common stock. Each outstanding restricted stock award (or any performance award payable in restricted stock) will become an award of restricted stock (or a performance award payable in restricted stock) in an identical number of shares of Ascena common stock. There were outstanding options representing an aggregate of  shares of dressbarn common stock and outstanding restricted stock (including the number of shares of restricted stock payable under performance awards) representing an aggregate of  shares of dressbarn common stock on the Record Date. dressbarn’s existing stock-based compensation plans, which include the Company’s 2001 Stock Incentive Plan, 2005 Employee Stock Purchase Plan, 401(k) Profit Sharing Retirement Savings Plan, 1995 Stock Option Plan and 1993 Incentive Stock Option Plan (collectively the “dressbarn Plans”), provide that plan participants will be entitled to receive shares of Ascena common stock rather than shares of dressbarn common stock, on the same terms otherwise provided for in the respective plans.

Corporate Name Following the Reorganization

The name of the public company following the reorganization will be “Ascena Retail Group, Inc.”

No Exchange of Stock Certificates

In the reorganization, your shares of dressbarn common stock will be converted automatically into shares of Ascena common stock. Your certificates of dressbarn common stock, if any, will represent, from and after the reorganization, an equal number of shares of Ascena common stock, and no action with regard to stock certificates will be required on your part. We expect to send you a notice after the reorganization is completed specifying this and other relevant information.

Conditions to Reorganization

We will complete the reorganization only if each of the following conditions is satisfied or waived:

•

absence of any stop order suspending the effectiveness of the registration statement, of which this proxy statement/prospectus forms a part, relating to the shares of Ascena common stock to be issued in the reorganization;

•	approval and adoption of the Reorganization Agreement by dressbarn’s shareholders;

•	receipt of approval for listing on the NASDAQ Global Select Market of shares of Ascena common stock to be issued in the reorganization;

•	absence of any order or proceeding that would prohibit or make illegal completion of the reorganization; and

•	receipt by dressbarn and Ascena of a legal opinion of Proskauer Rose LLP with respect to the material U.S. federal income tax consequences of the reorganization.

Effectiveness of Reorganization

The reorganization will become effective on the date we file a certificate of merger with the Secretary of State of the State of Connecticut or a later date that we specify therein. We will file the certificate when the conditions to the reorganization described above have been satisfied or waived. We expect that we will specify in the certificate that the reorganization will be effective on or about January 1, 2011.

Termination of Reorganization Agreement

The Reorganization Agreement may be terminated at any time prior to the completion of the reorganization (even after adoption by our shareholders) by action of the Board if it determines that for any reason the completion of the transactions provided for therein would be inadvisable or not in the best interest of our company or our shareholders.

Amendment of Reorganization Agreement

The Reorganization Agreement may, to the extent permitted by the Connecticut Business Corporation Act (the “CBCA”), be supplemented, amended or modified at any time prior to the completion of the reorganization (even after adoption by our shareholders), by the mutual consent of the parties thereto.

Material U.S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences of the reorganization to U.S. holders of dressbarn common stock. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current and proposed Treasury regulations and judicial and administrative decisions and rulings as of the date of this proxy statement/prospectus, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to persons subject to special treatment under U.S. federal income tax laws. In particular, this discussion deals only with shareholders that hold dressbarn common stock as capital assets within the meaning of the Code. In addition, this discussion does not address the tax treatment of special classes of shareholders, such as banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons holding dressbarn stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, U.S. expatriates, persons subject to the alternative minimum tax and persons who acquired dressbarn stock in compensatory transactions. If you are not a U.S. holder (as defined below), this discussion does not apply to you.

As used in this summary, a “U.S. holder” is:

•	an individual U.S. citizen or resident alien;

•	a corporation, partnership or other entity created or organized under U.S. law (federal or state);

•	an estate whose worldwide income is subject to U.S. federal income tax; or

•

a trust if a court within the United States of America is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or certain trusts formed prior to August 20, 1996, if such trust has a valid election in effect to be treated as a domestic trust for U.S. federal income tax purposes.

If a partnership (including, for this purpose, any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of dressbarn common stock, the U.S. federal income tax consequences to a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder of dressbarn common stock that is a partnership, and the partners in such partnership, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reorganization.

ALL HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE REORGANIZATION TO THEIR PARTICULAR SITUATION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS.

The obligation of dressbarn to complete the reorganization is conditioned upon, among other things, dressbarn and Ascena having received a legal opinion from Proskauer Rose LLP, dated as of the completion of the reorganization, that the merger will constitute an exchange of dressbarn common stock for Ascena common stock governed by Section 351 of the Code, as well as a reorganization within the meaning of Section 368(a) of the Code, and, therefore, no gain or loss will be recognized by the shareholders of dressbarn upon the receipt of Ascena common stock pursuant to the merger. Additionally, dressbarn and Ascena will receive a legal opinion from Proskauer Rose LLP that the distribution of maurices and Tween Brands stock from dressbarn to Ascena is a transaction described in Section 355 of the Code. The opinions of counsel will be based on then-existing law and based in part upon representations, made as of the effective time of the reorganization transactions, by Ascena, dressbarn and MergerCo, which counsel will assume to be true, correct and complete. If the representations are inaccurate, the opinions of counsel could be adversely affected. Neither Ascena nor dressbarn has requested nor will request a private letter ruling from the Internal Revenue Service as to the tax consequences of the reorganization transactions. The opinions of counsel will not be binding upon the Internal Revenue Service or any other taxing authority. Assuming the transactions are treated as described in this paragraph, the material U.S. federal income tax consequences of the transactions will be as follows:

•	No gain or loss will be recognized by Ascena or dressbarn as a result of the merger;

•	No gain or loss will be recognized by you upon your receipt of Ascena common stock solely in exchange for your dressbarn common stock;

•

The aggregate tax basis of the shares of Ascena common stock that you receive in exchange for your dressbarn common stock in the merger will be the same as the aggregate tax basis of your dressbarn common stock exchanged;

•	The holding period for shares of Ascena common stock that you receive in the merger will include the holding period of your dressbarn common stock exchanged;

•	No gain or loss will be recognized by dressbarn or Ascena as a result of the distribution of maurices and Tween Brands stock to Ascena by dressbarn; and

•	The distribution of maurices and Tween Brands stock to Ascena by dressbarn will have no material U.S. federal income tax consequences to you as an Ascena stockholder.

The foregoing discussion is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences or any other consequences of the reorganization. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, the discussion does not address state, local, foreign or non-income tax consequences or tax return reporting requirements. Accordingly, you are strongly urged to consult with your own tax advisor to determine the particular U.S. federal, state, local or foreign income or other tax consequences to you of the reorganization.

Anticipated Accounting Treatment

For accounting purposes, our reorganization into a holding company structure will be treated as a merger of entities under common control. The accounting treatment for such events is similar to the former “pooling of interests method.” Accordingly, the financial position and results of operations of dressbarn will be included in the consolidated financial statements of Ascena on the same basis as currently presented.

Authorized Capital Stock

dressbarn’s amended and restated certificate of incorporation currently authorizes the issuance of 165,000,000 shares of common stock and 100,000 shares of preferred stock. Ascena’s second amended and restated certificate of incorporation, which would govern the rights of our stockholders after the reorganization, currently authorizes the issuance of 375,000,000 shares of common stock and 100,000 shares of preferred stock. Upon completion of the reorganization, the number of shares of Ascena common stock that will be outstanding will be equal to the number of shares of dressbarn common stock outstanding immediately prior to the reorganization.

The Board believes that the increase to 375,000,000 authorized shares of common stock is desirable so that, as the need may arise, the Company will have the flexibility to issue shares without additional expense or delay in connection with possible future stock dividends or stock splits, equity financings, future opportunities for expanding the Company’s business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes. If the increase in the number of authorized shares of common stock is not effected, the Company would not have the benefit of this flexibility in the future. As of the date of this proxy statement/prospectus, the Board has not taken any action to issue any of the additional authorized shares for any such purposes. The number of shares authorized for issuance under the Company’s equity compensation plans as of July 31, 2010 is set forth on page 90 of this proxy statement/prospectus. No other shares are presently reserved for any other purpose.

Listing of Ascena Common Stock on the NASDAQ Global Select Market; De-listing and De-registration of dressbarn Common Stock

The completion of the reorganization is conditioned on the approval for listing of the shares of Ascena common stock issuable in the reorganization (and any other shares to be reserved for issuance in connection with the reorganization) on the NASDAQ Global Select Market. We expect that the Ascena common stock will trade under the ticker symbol “ASNA.” In addition, Ascena will become a reporting company under the Exchange Act.

Following the reorganization, dressbarn’s common stock will no longer be quoted on the NASDAQ Global Select Market and will no longer be registered under the Exchange Act. In addition, dressbarn will cease to be a reporting company under the Exchange Act.

Board of Directors and Executive Officers of Ascena Following the Reorganization

Presently, the Ascena board and the dressbarn Board are comprised of the same persons. We expect that immediately following the reorganization the Ascena board will be comprised of David

R. Jaffe, Elliot S. Jaffe, Kate Buggeln, Michael W. Rayden, Klaus Eppler, Randy L. Pearce and John Usdan, if Elliot S. Jaffe and Michael W. Rayden are elected as directors of dressbarn at the Annual Meeting.

We expect that the executive officers of Ascena following the reorganization will be the same as those of dressbarn immediately prior to the reorganization.

For information concerning persons expected to become directors of Ascena, see “Proposal Two—Election of Directors.”

Independent Registered Public Accounting Firm of Ascena

The adoption by the holders of dressbarn common stock of the Reorganization Agreement will also constitute ratification of Deloitte & Touche LLP as described under the caption “Proposal Four—Ratification of the Engagement of the Independent Registered Public Account Firm” as the Independent Registered Public Accounting Firm of Ascena for the fiscal year ending July 30, 2011.

Issuances of Ascena Common Stock Under the dressbarn Plans

The adoption by the holders of dressbarn common stock of the Reorganization Agreement will also constitute approval of the assumption by Ascena of the dressbarn Plans and, where appropriate, the future issuance of shares of Ascena common stock in lieu of shares of dressbarn common stock under the dressbarn Plans, each as amended in connection with the reorganization without further shareowner action.

Ascena Second Amended and Restated Certificate of Incorporation

The adoption by the holders of dressbarn common stock of the Reorganization Agreement will also constitute approval of the terms of the Ascena second amended and restated certificate of incorporation in the form attached to this proxy statement/prospectus as Annex II.

Restrictions on the Sale of Ascena Shares

The shares of Ascena common stock to be issued in the reorganization will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, subject to existing restrictions on certain affiliates of Ascena.

Description of Ascena Capital Stock

Ascena is incorporated in the State of Delaware. The rights of stockholders of Ascena will generally be governed by Delaware law and Ascena’s second amended and restated certificate of incorporation and bylaws. The following is a summary of the material provisions of Ascena’s second amended and restated certificate of incorporation and bylaws. This summary is not complete and is qualified by reference to Delaware statutory and common law and the full texts of Ascena’s second amended and restated certificate of incorporation and bylaws, which are attached as Annexes II and III to this proxy statement/prospectus.

General

Upon the completion of the reorganization, the authorized capital of Ascena will be 375,100,000 shares, consisting of 100,000 shares of preferred stock, par value $0.01 per share, and 375,000,000 shares of common stock, par value $0.01 per share. All of the shares issued and outstanding upon completion of the reorganization will be fully paid and nonassessable.

Upon completion of the reorganization, the number of shares of Ascena common stock that will be outstanding will be equal to the number of shares of dressbarn common stock outstanding immediately prior to the reorganization.

Common Stock

Dividends and Distributions. Subject to preferences applicable to any shares of outstanding Ascena preferred stock, the holders of outstanding shares of Ascena common stock will be entitled to receive dividends and other distributions out of assets legally available at times and in amounts as the board of directors of Ascena may determine from time to time. All shares of Ascena common stock are entitled to participate ratably with respect to dividends or other distributions.

Liquidation Rights. If Ascena is liquidated, dissolved or wound up, voluntarily or involuntarily, holders of Ascena common stock are entitled to share ratably in all assets of Ascena available for distribution to the Ascena stockholders after the payment in full of any preferential amounts to which holders of any Ascena preferred stock may be entitled.

Voting Rights. Holders of Ascena common stock are entitled to one vote per share on all matters to be voted upon by stockholders. There are no cumulative voting rights. Stockholders may vote by proxy.

Other. There are no preemption, redemption, sinking fund or conversion rights applicable to the Ascena common stock.

Preferred Stock

The board of directors of Ascena may, without further stockholder approval, issue up to 100,000 shares of preferred stock in one or more series and fix the number of shares constituting the designation, voting powers (if any), preferences and other rights, as well as the qualifications, limitations and restrictions, of the series. The powers, preferences and rights, and the qualifications, limitations or restrictions, if any, of each series of preferred stock may be different from those of any and all other series. The issuance of Ascena preferred stock may have the effect of delaying, deferring or preventing a change of control of Ascena without further action by the stockholders, may discourage bids for Ascena common stock at a premium over the market price of Ascena common stock and may adversely affect the market price of, and the voting and other rights of the holders of, Ascena common stock.

Delaware Anti-Takeover Law and Certain Charter Provisions

Ascena is subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the stockholder became an interested stockholder unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A “business combination” includes a merger, asset or stock sale or other transaction resulting in financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates owns, or within three years prior, did own, 15% or more of a corporation’s outstanding voting stock. This provision may have the effect of delaying, deterring or preventing a change in control of Ascena without further action by its stockholders.

Ascena’s second amended and restated certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring or impeding hostile takeovers or changes in control or management. These provisions include:

•

the authority of the board of directors to issue up to 100,000 shares of undesignated preferred stock and to determine the rights, preferences and privileges of these shares, without stockholder approval;

•	all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent;

•	a classified board of directors;

•

members of Ascena’s board of directors may be removed only (1) for cause, by the remaining directors or (2) with or without cause by stockholder action, at a meeting called for that purpose, by vote of at least 80% of the shares of capital stock then entitled to vote at an election of directors;

•	the elimination of cumulative voting; and

•

requiring the affirmative vote of holders of at least 80% of the outstanding shares of voting stock to approve any business combination with any related person. However, such approval is not applicable to any particular business combination and such business combination shall require only such affirmative vote as may be required by law or otherwise, if such business combination has been approved by a majority of continuing directors at a meeting at which a continuing director quorum is present or such business combination involves Ascena and a subsidiary in which a related person has no direct or indirect interest, subject to certain additional limitations.

Such provisions may have the effect of delaying or preventing a change in control.

Limitation of Director Liability and Indemnification

Ascena’s second amended and restated certificate of incorporation provides, to the fullest extent permitted by Delaware law, that directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law currently provides that this waiver may not apply to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

However, in the event the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The second amended and restated certificate of incorporation and bylaws of Ascena further provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law and may indemnify other persons as authorized by the DGCL. These provisions do not eliminate any monetary liability of directors under the federal securities laws.

In connection with the reorganization, we expect to enter into customary indemnification agreements with the officers and directors of Ascena.

Transfer Agent

We expect that the transfer agent for Ascena common stock will be American Stock Transfer & Trust Company, LLC, 59 Maiden Lane, Plaza Level, New York, New York 10038.

The NASDAQ Global Select Market Listing

We expect that Ascena common stock will be listed on the NASDAQ Global Select Market under the trading symbol “ASNA.”

Description of The Dress Barn, Inc. Capital Stock

The Dress Barn, Inc. is incorporated in the State of Connecticut. The rights of shareholders of dressbarn are generally governed by Connecticut law and dressbarn’s amended and restated certificate of incorporation and amended and restated bylaws. The following is a summary of the material provisions of dressbarn’s amended and restated certificate of incorporation and amended and restated bylaws. This summary is not complete and is qualified by reference to Connecticut statutory and common law and the full texts of dressbarn’s amended and restated certificate of incorporation and amended and restated bylaws. A copy of dressbarn’s amended and restated certificate of incorporation is attached as Annex A to the Company’s Proxy Statement filed with the SEC on November 5, 2008. A copy of dressbarn’s amended and restated bylaws is attached as Exhibit 3.4 to the Company’s Annual Report on Form 10-K filed with the SEC on September 24, 2008.

General

dressbarn is authorized to issue 165,000,000 shares of common stock, $0.05 par value per share, and 100,000 shares of preferred stock, $0.05 par value per share. As of November  , 2010, dressbarn had  shares of common stock outstanding held of record by approximately  shareholders. The outstanding shares of dressbarn’s stock are fully paid and nonassessable.

Common Stock

Dividends and Distributions. Subject to preferences applicable to any shares of outstanding dressbarn preferred stock, the holders of outstanding shares of dressbarn common stock are entitled to receive dividends and other distributions out of assets legally available at times and in amounts as the Board of dressbarn may determine from time to time. All shares of dressbarn common stock are entitled to participate ratably with respect to dividends or other distributions.

Liquidation Rights. If dressbarn is liquidated, dissolved or wound up, voluntarily or involuntarily, holders of dressbarn common stock are entitled to share ratably in all net assets of dressbarn available for distribution to the dressbarn shareholders after the payment in full of any preferential amounts to which holders of any dressbarn preferred stock may be entitled.

Voting Rights. Holders of dressbarn common stock are entitled to one vote per share on all matters to be voted upon by shareholders. There are no cumulative voting rights. Shareholders may vote by proxy.

Other. There are no preemption, redemption, sinking fund or conversion rights applicable to the dressbarn common stock.

Preferred Stock

The Board has authority to issue 100,000 shares of dressbarn preferred stock in one or more series and to fix the voting powers, designations, preferences and participating, optional, relative or other special rights, and qualifications, limitations or restrictions of the dressbarn preferred stock, without any further vote or action by dressbarn’s shareholders. No shares of preferred stock are issued or outstanding. The issuance of dressbarn preferred stock may have the effect of delaying, deferring or preventing a change of control of dressbarn without further action by the shareholders, may discourage bids for the dressbarn common stock at a premium over the market price of the dressbarn common stock and may adversely affect the market price of, and the voting and other rights of the holders of, dressbarn common stock.

Connecticut Anti-Takeover Law and Certain Charter Provisions

Certain provisions of Connecticut law described below could have an anti-takeover effect. These provisions are intended to provide Connecticut corporations with management flexibility, to enhance the likelihood of continuity and stability in the board of directors and in the policies formulated by a Connecticut corporation’s board of directors and to discourage an unsolicited takeover if the board of directors determines that such a takeover is not in the best interest of the corporation and its shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire us, which could deprive our shareholders of opportunities to sell their shares of our stock at higher values.

In general, Sections 33-844 and 33-845 of the CBCA provide that a shareholder acquiring more than 10% of the outstanding voting stock of a corporation subject to the statute and that person’s affiliates and associates, referred to in this section as an interested shareholder, may not engage in specified business combinations, as discussed below, with the corporation for a period of five years after the date on which the shareholder became an interested shareholder unless the business combination is approved by the corporation’s board of directors and a majority of the non-employee directors of the corporation of which there shall be at least two, prior to such interested shareholder’s stock acquisition date.

Section 33-840(4) of the CBCA defines the term “business combination” to include a wide variety of transactions with or caused by an interested shareholder or its affiliates in which the interested shareholder receives or could receive a benefit on other than a pro rata basis with other shareholders, including, but not limited to, mergers, consolidations, specified types of asset sales, specified issuances of additional shares to the interested shareholder, transactions with the corporation which increase the proportionate interest of the interested shareholder or transactions in which the interested shareholder receives specified other benefits.

In addition, dressbarn’s amended and restated certificate of incorporation includes provisions that may have the effect of deterring or impeding hostile takeovers or changes in control or management. These provisions include:

•	the authority of the Board to issue up to 100,000 shares of undesignated preferred stock and to determine the rights, preferences and privileges of these shares, without approval;

•	all shareholder actions must be effected at a duly called meeting of shareholders or by unanimous written consent;

•	a classified board of directors;

•

members of the Board may be removed only (1) for cause, by the remaining directors or (2) with or without cause by shareholder action, at a meeting called for that purpose, by vote of at least 80% of the shares of capital stock then entitled to vote at an election of directors;

•	the elimination of cumulative voting; and

•

requiring the affirmative vote of holders of at least 80% of the outstanding shares of voting stock to approve any business combination with any related person. However, such approval is not applicable to any particular business combination and such business combination shall require only such affirmative vote as may be required by law or otherwise, if such business combination has been approved by a majority of continuing directors at a meeting at which a continuing director quorum is present or such business combination involves dressbarn and a subsidiary in which a related person has no direct or indirect interest, subject to certain additional limitations.

Such provisions may have the effect of delaying or preventing a change in control.

Indemnification of Directors and Officers

Section 8 of dressbarn’s amended and restated certificate of incorporation provides that dressbarn shall indemnify its directors and officers, to the fullest extent permitted by law, for any liability, including any obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan and any matters covered by the CBCA, except liability that:

•	knowingly violated the law;

•	enabled the director or an associate, as defined in Section 33-840 of the CBCA, to receive improper economic gain;

•	showed lack of good faith and a conscious disregard for his or her duties to dressbarn;

•	engaged in behavior that demonstrated an inexcusable pattern of inattention amounting to an abdication of the his or her duties to dressbarn; or

•	creates liability under Section 33-757 of the CBCA.

dressbarn may provide further indemnification for officers as permitted by Section 33-776 of the CBCA.

Further, dressbarn’s amended and restated certificate of incorporation provides that the personal liability of a director of dressbarn is limited to an amount equal to the amount of compensation received by the director during the year such violation occurred, if such breach was not in connection with any of the matters described above.

dressbarn’s amended and restated certificate of incorporation provides that no amendment to or repeal of Section 8 shall apply to or have any effect on the indemnification of any director of dressbarn for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Transfer Agent

The transfer agent for dressbarn common stock is American Stock Transfer & Trust Company, LLC, 59 Maiden Lane, Plaza Level, New York, New York 10038.

The NASDAQ Global Select Market Listing

dressbarn common stock is listed on the NASDAQ Global Select Market under the trading symbol “DBRN.”

Comparative Rights of Holders of Ascena Capital Stock and dressbarn Capital Stock

At the effective time of the merger, dressbarn common stock will be converted on a one-for-one basis into Ascena common stock. As a result, Ascena’s second amended and restated certificate of incorporation and bylaws and the applicable provisions of the DGCL will govern the rights of the former holders of dressbarn common stock who receive shares of Ascena common stock pursuant to the merger. The rights of dressbarn shareholders are currently governed by the CBCA and common law, dressbarn’s amended and restated certificate of incorporation and dressbarn’s amended and restated bylaws. The rights of Ascena stockholders after the completion of the reorganization will be governed by the DGCL and common law, Ascena’s second amended and restated certificate of incorporation and Ascena’s bylaws. The following summary compares the material rights that dressbarn shareholders currently have and the rights that they will have as stockholders of Ascena following the reorganization. This summary is qualified in its entirety by reference to the full text of the aforementioned authorities. For detailed descriptions of the capital stock of dressbarn and Ascena see “Description of dressbarn Capital Stock” and “Description of Ascena Capital Stock” in this proxy statement/prospectus.

	Rights of Holders of dressbarn Common Stock	Rights of Holders of Ascena Common Stock
Capitalization:

dressbarn’s amended and restated certificate of incorporation authorizes dressbarn to issue 165,000,000 shares of dressbarn common stock, par value $0.05 per share, and 100,000 shares of dressbarn preferred stock, par value $0.05 per share.

Ascena’s second amended and restated certificate of incorporation authorizes Ascena to issue 375,000,000 shares of Ascena common stock, par value $0.01 per share, and 100,000 shares of Ascena preferred stock, par value $0.01 per share.

Voting Rights:

dressbarn common shareholders are entitled to one vote for each share and vote together as a single class. dressbarn’s amended and restated certificate of incorporation does not provide for cumulative voting for the election of directors.

Ascena common stockholders are entitled to one vote for each share and vote together as a single class. Ascena’s second amended and restated certificate of incorporation does not provide for cumulative voting for the election of directors.

Quorum:	dressbarn’s amended and restated bylaws provide that holders of a majority of the shares entitled to vote, present in person or by proxy, constitute a quorum at a shareholder meeting.	Ascena’s bylaws provide that holders of a majority of the shares entitled to vote, present in person or by proxy, constitute a quorum at a stockholder meeting.

Number of Directors:

dressbarn’s amended and restated bylaws provide that the number of members of the Board shall not be fewer than three nor more than 15 persons, as fixed from time to time by action of the shareholders or the Board or, in the absence thereof, shall be the number of incumbent directors after the election at the preceding annual meeting of shareholders.

Ascena’s bylaws provide that the number of members of Ascena’s board of directors shall not be fewer than three nor more than 15 persons, as fixed from time to time by action of the stockholders or the board of directors or, in the absence thereof, shall be the number of incumbent directors after the election at the preceding annual meeting of stockholders.

	Rights of Holders of dressbarn Common Stock	Rights of Holders of Ascena Common Stock
Removal of Directors:

dressbarn’s amended and restated bylaws provide that members of the Board may be removed only (1) for cause, by the remaining directors or (2) with or without cause by shareholder action, at a meeting called for that purpose, by vote of at least 80% of the shares of capital stock then entitled to vote at an election of directors.

Ascena’s bylaws provide that members of Ascena’s board of directors may be removed only (1) for cause, by the remaining directors or (2) with or without cause by stockholder action, at a meeting called for that purpose, by vote of at least 80% of the shares of capital stock then entitled to vote at an election of directors.

Classification of Board of Directors:

dressbarn’s amended and restated certificate of incorporation provides for directors to be divided into three classes, as nearly equal in the number of directors as possible, with the directors in each class serving a three-year term. Each director shall serve for a term ending on the date of the third annual meeting following the meeting at which such director was elected.

Ascena’s second amended and restated certificate of incorporation provides for directors to be divided into three classes, as nearly equal in the number of directors as possible, with the directors in each class serving a three-year term. Each director shall serve for a term ending on the date of the third annual meeting following the meeting at which such director was elected.

Filling Vacancies on the Board of Directors:

Any vacancies on the Board, however resulting, or newly created directorships resulting from any increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office. Any directors so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or in which the new directorship was created. No decrease in the number of directors shall shorten the term of any incumbent director.

Any vacancies on the board, however resulting, or newly created directorships resulting from any increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office. Any directors so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or in which the new directorship was created. No decrease in the number of directors shall shorten the term of any incumbent director.

Record Date:	The Board may fix, in advance, a record date, which shall not be more than 70 nor less than 10 days before the date of any shareholder meeting, nor more than 70 days prior to any other action.

The board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of any stockholder meeting, nor more than 60 days prior to any other action.

	Rights of Holders of dressbarn Common Stock	Rights of Holders of Ascena Common Stock
Notice of Meetings:

Each shareholder entitled to vote must be given written notice (unless waived) of each annual or special meeting, stating the place, date, time and purpose(s) of the meeting, not less than 10 nor more than 60 days before the date of the meeting.

Each stockholder entitled to vote must be given written notice (unless waived) of each annual or special meeting, stating the place, date, time and purpose(s) of the meeting, not less than 10 days nor more than 60 days before the date of the meeting.

Amendments to Charter:

The CBCA requires that a proposed amendment to dressbarn’s amended and restated certificate of incorporation must be adopted by the Board, and the Board must submit the amendment to the shareholders for their approval. In addition, the Board must submit the amendment to the shareholders with their recommendation of approval, unless the Board makes a determination that because of conflicts of interest or other special circumstances it should not make such a recommendation, in which case the Board must transmit to the shareholders the basis for such determination.
In addition, the following sections of dressbarn’s amended and restated certificate of incorporation may be amended, repealed or altered only at a meeting of the shareholders by vote of the holders of at least 80% of the shares of capital stock entitled to vote on amendments to the amended and restated certificate of incorporation: (1) Section 9—Supermajority Vote for Approval of Business Combinations; (2) Section 10—Amendment of Sections 9 and 10; (3) Section 11—Classification of Board of Directors; and (4) Section 12—Amendment of Bylaws by Shareholders.

The DGCL requires that the board of directors adopt a resolution setting forth any proposed amendment to Ascena’s second amended and restated certificate of incorporation, declaring its advisability, and that the amendment be approved by a majority of the outstanding stock entitled to vote on the amendment; additionally, the amendment must be approved by a majority of the outstanding stock of each class entitled under to vote separately as a class on the amendment.
In addition, the following sections of Ascena’s second amended and restated certificate of incorporation may be amended, repealed or altered only at a meeting of the stockholders by vote of the holders of at least 80% of the shares of capital stock entitled to vote on amendments to the second amended and restated certificate of incorporation: (1) Section 9—Supermajority Vote for Approval of Business Combinations; (2) Section 10—Amendment of Sections 9 and 10; (3) Section 11—Classification of Board of Directors; and (4) Section 12—Amendment of Bylaws by Stockholders.

	Rights of Holders of dressbarn Common Stock	Rights of Holders of Ascena Common Stock
Amendments to Bylaws:

Pursuant to dressbarn’s amended and restated certificate of incorporation and amended and restated bylaws, dressbarn’s amended and restated bylaws may be adopted, amended or repealed only at a meeting of the shareholders by the affirmative vote of the holders of at least 80% of the shares of capital stock then entitled to vote thereon. The Board shall have the power, without the assent or vote of the shareholders, to adopt, amend or repeal the amended and restated bylaws by the affirmative vote of directors holding a majority of the directorships.

Pursuant to Ascena’s second amended and restated certificate of incorporation and bylaws, the bylaws of Ascena may be adopted, amended or repealed only at a meeting of the stockholders by the affirmative vote of the holders of at least 80% of the shares of capital stock then entitled to vote thereon. The board of directors of Ascena shall have the power, without the assent or vote of the stockholders, to adopt, amend or repeal the bylaws by the affirmative vote of directors holding a majority of the directorships.

Special Meetings of the Board of Directors:

A special meeting of the Board may be called by the chairman or the secretary at the request of any director on at least two days’ written or oral notice of the date, time and place thereof, given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

A special meeting of the board of directors may be called at any time by the chairman or the secretary at the request of any director on at least two days’ written or oral notice of the date, time and place thereof, given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Special Stockholders’ Meetings:

Special meetings of the shareholders may be called by the chairman of the board or by the directors. The chairman of the board is required to call, and give notice of, a special shareholders’ meeting upon the written request of the holders of not less than one-tenth of the voting power of all shares entitled to vote at the meeting, for the purposes specified in such request.

Special meetings of the stockholders may be called by the chairman of the board or by the directors. The chairman of the board is required to call, and give notice of, a special stockholders’ meeting upon the written request of the holders of not less than one-tenth of the voting power of all shares entitled to vote at the meeting, for the purposes specified in such request.

	Rights of Holders of dressbarn Common Stock	Rights of Holders of Ascena Common Stock
Action by Consent of Stockholders:

Under the CBCA, shareholders may execute an action by unanimous written consent in lieu of any annual or special shareholder meeting; or if the certificate of incorporation so provides, by written consent by shareholders holding not less than a majority of the voting power of shares, entitled to vote thereon or to take such action, as may be provided in the certificate of incorporation. In either event, directors may not be elected by written consent of shareholders without a meeting of shareholders other than by unanimous written consent, or pursuant to a plan of merger.

As permitted under the DGCL, Ascena’s second amended and restated certificate of incorporation prohibits stockholder action except at an annual or special meeting of stockholders.

dressbarn’s amended and restated certificate of incorporation does not specifically provide for shareholder actions by written consent; thus, under the CBCA, shareholders may take action only by unanimous written consent.

Approval for Business Combinations:

The affirmative vote of holders of at least 80% of the outstanding shares of voting stock is required to approve any business combination with any related person. However, such approval is not applicable to any particular business combination and such business combination shall require only such affirmative vote as may be required by law or otherwise, if such business combination has been approved by a majority of continuing directors at a meeting at which a continuing director quorum is present or such business combination involves dressbarn and a subsidiary in which a related person has no direct or indirect interest, subject to certain additional limitations.

The affirmative vote of holders of at least 80% of the outstanding shares of voting stock is required to approve any business combination with any related person. However, such approval is not applicable to any particular business combination and such business combination shall require only such affirmative vote as may be required by law or otherwise, if such business combination has been approved by a majority of continuing directors at a meeting at which a continuing director quorum is present or such business combination involves Ascena and a subsidiary in which a related person has no direct or indirect interest, subject to certain additional limitations.

	Rights of Holders of dressbarn Common Stock	Rights of Holders of Ascena Common Stock
Limitation of Personal Liability of Directors:

The personal liability of a director of dressbarn is limited to an amount equal to the amount of compensation received by the director during the year such violation occurred, if such breach did not (a) involve a knowing violation of the law, (b) enable the director or an associate, as defined in Section 33-840 of the CBCA, to receive improper economic gain, (c) show a lack of good faith and a conscious disregard for his or her duties to dressbarn, (d) involve behavior that demonstrated an inexcusable pattern of inattention amounting to an abdication of the director’s duties to dressbarn, or (e) create liability under Section 33-757 of the CBCA.

Ascena’s second amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, directors of Ascena shall not be held personally liable to Ascena or its stockholders for monetary damages for breach of any fiduciary duty as a director.

Indemnification of Directors and Officers:

dressbarn’s amended and restated certificate of incorporation provides that dressbarn shall indemnify its directors and officers, to the fullest extent permitted by law, for any liability, including any obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan and any matters covered by the CBCA, except for liability that (a) knowingly violated the law, (b) enabled the director or an associate, as defined in Section 33-840 of the CBCA, to receive improper economic gain, (c) showed lack of good faith and a conscious disregard for his or her duties to dressbarn, (d) involved behavior that demonstrated an inexcusable pattern of inattention amounting to an abdication of such director or officer’s duties to dressbarn, or (e) creates liability under Section 33-757 of the CBCA. dressbarn may provide further indemnification for officers as permitted by Section 33-776 of the CBCA.

Ascena’s bylaws provide that Ascena shall indemnify, to the fullest extent permitted by the laws of Delaware, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of Ascena or serves or served at any other enterprise as a director or officer at the request of Ascena.

	Rights of Holders of dressbarn Common Stock	Rights of Holders of Ascena Common Stock
Relevant Business Combination Provisions and Statutes:

The CBCA applies to corporations with a class of voting stock registered on a national securities exchange and restricts transactions that may be entered into by the corporation and some of its shareholders. In general, the CBCA provides that a shareholder acquiring more than 10% of the outstanding voting stock of a corporation subject to the statute and that person’s affiliates and associates, referred to in this section as an interested shareholder, may not engage in specified business combinations, as discussed below, with the corporation for a period of five years after the date on which the shareholder became an interested shareholder unless the business combination is approved by the corporation’s Board of Directors and a majority of the non-employee directors of the corporation of which there shall be at least two, prior to such interested shareholder’s stock acquisition date.

The DGCL provides that if a person acquires 15% or more of the stock of a Delaware corporation, such person may not engage in transactions with the corporation for a period of three years. The statute contains exceptions to this prohibition. The prohibition on business combinations is not applicable if, for example, the board of directors approves the acquisition of stock or the transaction prior to the time that the person becomes an interested stockholder, or if the interested stockholder acquired at least 85% of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and employee stock plans) in the transaction that resulted in the person becoming an interested stockholder, or if the transaction is approved by the board of directors and two-thirds of the holders of the outstanding voting stock which is not owned by the interested stockholder at a meeting of the stockholders.

The term “business combination” is defined to include a wide variety of transactions with or caused by an interested shareholder or its affiliates in which the interested shareholder receives or could receive a benefit on other than a pro rata basis with other shareholders, including, but not limited to, mergers, consolidations, specified types of asset sales, specified issuances of additional shares to the interested shareholder, transactions with the corporation which increase the proportionate interest of the interested shareholder or transactions in which the interested shareholder receives specified other benefits.

QUESTIONS AND ANSWERS
ABOUT OUR BOARD AND CORPORATE GOVERNANCE MATTERS

What is the makeup of the Board and how often are members elected?

Our Board currently has seven members, divided into three classes, each with a staggered three-year term of office. Only two directors, Elliot S. Jaffe and Michael W. Rayden, whose terms are expiring as of the date of the Annual Meeting, shall stand for election this year. We appointed Michael W. Rayden, Chief Executive Officer of Tween Brands, Inc., to our Board upon the consummation of the acquisition of Tween Brands, Inc., which closed on November 25, 2009.

How often did the Board meet in fiscal 2010?

The Board met six times during fiscal 2010 and otherwise accomplished its business through the work of the committees described below. Each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during fiscal 2010.

Do the non-management directors meet in regularly scheduled executive sessions?

Yes. The non-management members of our Board meet in regularly scheduled executive sessions without any members of management present.

How does the Board determine which directors are independent?

Our Board determines whether an individual director satisfies all of the independence standards of the SEC and the NASDAQ Global Select Market, as such standards may be amended from time to time, and also that the director has no material relationships with us (either directly or as a partner, shareholder or officer of any entity) that would be inconsistent with a finding of independence.

Which directors have been designated as independent?

Based on the analysis described below under the caption “Independence Determinations,” the Board affirmatively determined that a majority of the directors who will continue to serve on the Board following the Annual Meeting are independent. They include Kate Buggeln, Klaus Eppler, Randy L. Pearce and John Usdan.

What are the standing committees of the Board?

Our Board has three standing committees: the Audit Committee, the Nominating Committee and the Compensation and Stock Incentive Committee, which is also referred to as our “Compensation Committee.”

Who are the members of the standing committees?

Committee	Members	Chairperson
Audit Committee	Kate Buggeln Randy L. Pearce John Usdan	Randy L. Pearce
Nominating Committee	Klaus Eppler John Usdan	Klaus Eppler
Compensation Committee	Kate Buggeln Randy L. Pearce John Usdan	John Usdan

Are all of the members of the standing committees independent?

Yes. The Board has determined that the members of each of the standing committees are independent.

Do all of the standing committees operate under a written charter?

Yes. The charters of each of the standing committees are available for viewing on our website at www.dressbarn.com. Paper copies will be provided to any shareholder upon written request to: The Dress Barn, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations.

What are the functions of the standing committees?

Audit Committee

It is the responsibility of the Audit Committee to assist the Board in its oversight of our financial accounting and reporting practices. The duties of the Audit Committee include monitoring our financial reporting process and system of internal controls; selecting our independent registered public accounting firm; monitoring the independence and performance of our independent registered public accounting firm and internal auditing function; and providing an avenue of communication among the independent registered public accounting firm, management, the internal auditing functions and the Board. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to our independent registered public accounting firm as well as our internal auditors. The Audit Committee has the ability to retain, at our expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Board has determined that Mr. Pearce, a member of the Audit Committee, qualifies as an “audit committee financial expert,” and that each Audit Committee member is “financially literate” and “independent,” each as defined by the SEC’s regulations and the NASDAQ’s listing standards.

Nominating Committee

The function of the Nominating Committee is to provide assistance to the Board in the selection of candidates for election and re-election to the Board. The Nominating Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Committee through current directors, members of management, shareholders or other persons. From time to time, the Nominating Committee may also engage a search firm to assist in identifying potential Board candidates, although no such firm was used to identify any of the nominees for director proposed for election at the Annual Meeting. Once the Nominating Committee has identified a prospective nominee, the Nominating Committee evaluates the prospective nominee against the standards and qualifications set out in the Nominating Committee’s charter, including the individual’s potential contributions in providing advice and guidance to the Board and management. The Nominating Committee seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. The Nominating Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to us and our business, the skills and perspectives such candidate would bring to the Board and the personality or “fit” of such candidate with existing members of the Board and management. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values.

The Board determines the total number of directors and selects nominees with a view to maintaining a Board that is strong in its collective knowledge and has a diversity of not only skills and experience, but also diversity in gender, culture and geography. The Board assesses the effectiveness of its diversity policies by reviewing the nominees for director to the Board to determine if such nominees satisfy the Company’s then-current needs.

Compensation Committee

The function of the Compensation Committee is to assist the Board by (i) considering and determining all matters relating to the compensation of our Chairman, President and Chief Executive Officer and our other executive officers, including the named executive officers; (ii) administering and functioning as the committee that is authorized to grant stock options, restricted stock and other equity awards to executive officers and such other key executives and employees as the Compensation Committee shall determine under our 2001 Stock Incentive Plan, as amended (the “Stock Incentive Plan”); and (iii) reviewing and reporting to the Board on such other matters as may be appropriately delegated by the Board for the Compensation Committee’s consideration.

From time to time, the Compensation Committee may determine to engage an independent compensation consultant to assist it in reviewing the current compensation levels for our Chairman, President and CEO or other executive officers (including our named executive officers). Prior to the beginning of fiscal 2010, the Compensation Committee engaged Radford Consulting, a separate business unit of Aon Consulting and a separate division of Aon Corporation (“Radford”), as its independent compensation consultant. Radford was initially retained by the Compensation Committee in part in contemplation of the acquisition of Justice. Management did not specifically recommend Radford. Radford has met regularly with the Compensation Committee and provided it with advice regarding the design and implementation of our executive compensation program. In particular, Radford:

•	analyzed competitive compensation levels for our executive officers;

•

conducted studies and made recommendations regarding executive compensation, including with regard to the integration of the compensation programs covering dressbarn, maurices and Justice, and changes to the Company’s bonus and long-term incentive programs;

•	provided market data, performed benchmarking and developed a new peer group;

•	advised the Compensation Committee as to best practices; and

•	assisted in the preparation of our compensation-related disclosure included in this proxy statement/prospectus.

The results of this analysis form the general basis of our Chairman’s and President and CEO’s compensation in fiscal 2010.

In providing its services to the Compensation Committee, with the Compensation Committee’s knowledge, Radford contacted the Company’s management from time to time to obtain data and other information from the Company and worked together with management in the development of proposals and alternatives for the Compensation Committee to review and consider.

The Compensation Committee intends to regularly evaluate the nature and scope of the services provided by Radford. The Compensation Committee approved the fiscal 2010 executive compensation consulting services described above. In order to ensure that Radford is independent, Radford is only engaged by, takes direction from, and reports to, the Compensation Committee and, accordingly, only the Compensation Committee has the right to terminate or replace Radford at any time.

How many times did each standing committee meet in fiscal 2010?

During fiscal 2010, the Audit Committee met seven times, the Compensation Committee met seven times and the Nominating Committee met one time.

What is the Board’s role in the risk oversight process?

The positions of Chairman of the Board and Chief Executive Officer are presently separated and have historically been separated at the Company. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required by our Chairman, particularly as the oversight responsibilities continue to grow. Our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

The Board exercises its oversight of the Company’s risks through regular reports to the Board from David Jaffe, in his role as Chief Executive Officer, and other members of senior management on areas of material risk, actions and strategies to mitigate those risks and the effectiveness of those actions and strategies. The Board also administers its risk oversight function through its Audit and Compensation Committees.

The Audit Committee discusses with management the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control those risks. Members of senior management with responsibility for oversight of particular risks report to the Audit Committee periodically throughout the year. The Company’s chief internal audit executive annually prepares a comprehensive risk assessment report which identifies the material business risks (including strategic, operational, financial reporting and compliance risks) for the Company as a whole, as well as for each business unit, and identifies the controls that address and mitigate those risks. The chief internal audit executive reviews that report with the Audit Committee each year. The Audit Committee reports to the full Board annually, or more frequently as required, on its review of the Company’s risk management.

How does the Board evaluate director candidates recommended by shareholders?

The Nominating Committee does not evaluate shareholder nominees differently than any other nominee. Pursuant to policies set forth in our Nominating Committee Charter, our Nominating Committee will consider shareholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of shareholders. To be timely for the 2011 annual meeting, the notice must be received within the time frame discussed above under the heading “How do shareholders submit proposals for the Company’s 2011 Annual Meeting of Shareholders?” To be in proper form, the notice must, among other things, include each nominee’s written consent to serve as a director if elected, the number of shares held of record and beneficially owned by the nominee, and any other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act.

How are directors compensated?

Cash Compensation

For fiscal 2010 and for Board meetings during fiscal 2011 held on and prior to September 23, 2010, we paid our Board members as follows:

•	For our directors who were not also officers or consultants of the Company:

•	an annual fee at the rate of $35,000 per year; and

•	$1,000 per regular Board meeting attended in person. There were four in-person Board meetings in fiscal 2010. No payments were made to directors who participated in telephonic board meetings.

•	Annual fees to each member (including the chair) of a committee as follows:

•	Audit Committee: $6,000 per year

•	Compensation Committee: $4,000 per year

•	Nominating Committee: $1,000 per year

•	Additional annual fees to the Chairs of the Audit Committee and the Compensation Committee of $5,000 and $2,500 per year, respectively.

•

An additional fee to Mr. Eppler, who served as Board secretary and attends meetings of the Board and standing committees, of $1,000 for each Board and committee meeting that he attended and for which he served as secretary.

Based on a study of the compensation paid to the board members of companies in our peer group, effective for Board meetings following September 23, 2010, we will pay our Board members as follows:

•

An annual fee at the rate of $50,000 per year to our directors who are not also officers or consultants of the Company. Such directors will no longer receive a fee for attending Board meetings, whether in person meetings or telephonic meetings.

•

Annual fees to each member (including the chair) of the Audit Committee and the Compensation Committee of $10,000 and $5,000 per year, respectively. Members of the Nominating Committee will no longer receive an annual fee.

•	Additional annual fees to the Chairs of the Audit Committee and the Compensation Committee of $10,000 and $5,000 per year, respectively.

•

An additional fee to Mr. Eppler, who continues to serve as Board secretary and attends meetings of the Board and standing committees, of $1,500 for each Board and committee meeting that he attends and for which he serves as secretary.

The annual fees paid to our Board members for fiscal 2011 will be pro rated to reflect the forgoing changes.

Equity Compensation

For fiscal 2010, all directors (except for David R. Jaffe and Michael W. Rayden) received options to purchase 5,000 shares of our common stock. Commencing in fiscal 2011, all directors (except for David R. Jaffe and Michael W. Rayden) will be eligible to receive options to purchase 10,000 shares of our common stock annually.

Options granted to our non-employee directors generally vest in approximately equal one-third increments on an annual basis from the date of grant. Consistent with the vesting schedule generally applicable to our employees, options granted to Elliot S. Jaffe generally vest 25% per year on each of the first four anniversaries of the date of grant. However, if a non-employee director that has served on the Board for at least three years ceases to be a member of the Board for any reason (other than for Cause, as defined under the Stock Incentive Plan), then all of such director’s unvested stock options (granted on or after September 18, 2008) will immediately vest and remain exercisable for a period of six months following termination of such directorship, provided that no option will be exercisable for a period longer than the original term of that option. A former director will not be deemed to have terminated his or her directorship so long as he or she remains a consultant to the Company. Notwithstanding the foregoing, if a non-employee director receives a grant of stock options and is nominated for re-election to the Board at a meeting of shareholders to be held within six months after the date of the grant, such option grant shall terminate and shall not become vested if such director either (a) is no longer serving on the Board on the date of such meeting of shareholders; or (b) is not re-elected to the Board at such meeting of shareholders, or any adjournment thereof.

“Cause,” as defined under the Stock Incentive Plan, means, with respect to a participant’s termination of service, any of the following: (i) willful malfeasance, willful misconduct or gross negligence by the participant (including, in each case, a non-employee director) in connection with his or her duties; (ii) continuing refusal by the participant to perform his or her duties under any lawful direction of the Board after notice of any such refusal to perform such duties or direction was given to the participant; (iii) any willful and material breach of fiduciary duty owing to the Company or its affiliates by the participant; (iv) the participant’s conviction of a felony or any other crime resulting in pecuniary loss to the Company or its affiliates (including, but not limited to, theft, embezzlement or fraud) or involving moral turpitude; or (v) the participant’s habitual drunkenness or narcotics addiction. If shareholders approve the amendment and restatement of the Stock Incentive Plan, then with respect to grants made on or after December 8, 2010, item (v) will be modified to be the participant’s on duty intoxication or confirmed positive illegal drug test result.

Our President and Chief Executive Officer, our Chairman of the Board and Michael W. Rayden are executive officers of the Company and do not receive any cash compensation for their services as directors. Compensation paid to these individuals for their services as executive officers during fiscal 2010 is reflected in the Summary Compensation Table below. As noted above under “Equity Compensation,” our Chairman, Elliot S. Jaffe, received options to purchase 5,000 shares of common stock in connection with his service as a director for fiscal 2010 and commencing in fiscal 2011 is eligible to receive annually options to purchase 10,000 shares of common stock in connection with his continued service as a director.

FISCAL 2010 DIRECTOR COMPENSATION TABLE

The following table provides each element of non-employee director compensation for fiscal 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Kate Buggeln	$44,000	$36,400	—	$80,400
Klaus Eppler	43,000	36,400	—	79,400
Randy L. Pearce	49,000	36,400	—	85,400
John Usdan	47,500	36,400	—	83,900

(1)

Reflects the aggregate grant date fair value calculation in accordance with ASC Topic 718. Assumptions used in the valuation of equity based awards are discussed in “Stock Options and Restricted Stock” in Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 31, 2010.

As of July 31, 2010, the aggregate number of vested and unvested stock options held by each non-employee director was:

Name	Number of Vested Options	Number of Unvested Options
Kate Buggeln	20,000	15,001
Klaus Eppler	31,665	15,001
Randy L. Pearce	19,999	11,667
John Usdan	20,133	11,667

Do you have a written Code of Ethics?

Yes, our Board has adopted a “Code of Ethics for Senior Financial Officers,” which can be viewed at www.dressbarn.com. This code complies with the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. If we amend or waive a provision of our “Code of Ethics for Senior Financial Officers” that applies to our principal executive officer, principal financial officer or controller, we will post such information at this location on our website. Paper copies of the code of ethics will be provided to any shareholder upon request.

Do you have a Whistleblower Policy?

Yes, as required by the Sarbanes-Oxley Act of 2002, we have established a confidential hotline for associates to call with any information regarding concerns about accounting or auditing matters. All calls are referred to the Chairman of the Audit Committee of the Board. Our “Whistleblower Policy” can be viewed on our website at www.dressbarn.com.

How can I communicate with members of the Board?

You may contact any member of the Board as follows:

Write to our Board at:

Dress Barn’s Board of Directors
c/o Chair of the Audit Committee
The Dress Barn, Inc.
30 Dunnigan Drive
Suffern, New York 10901

To the extent reasonably practical under the circumstances, all such communications are treated confidentially and you can remain anonymous when communicating your concerns.

When do your fiscal years end?

Our fiscal years end on the last Saturday in July. References in this proxy statement to a “fiscal year” are to the calendar year in which the fiscal year ends. For example, the fiscal year ended July 31, 2010 is referred to as “fiscal 2010.”

PROPOSAL TWO

ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation provides for a classified Board divided into three classes, each with a staggered three-year term of office and each class of directors as nearly equal in number as possible. At the Annual Meeting, two directors are to be elected for three-year terms. On the recommendation of the Nominating Committee, the Board has nominated Elliot S. Jaffe and Michael W. Rayden, current directors whose terms of office expire at the Annual Meeting, for election for three-year terms expiring at the 2013 Annual Meeting of Shareholders. Each nominee has indicated that he will serve if elected. We do not anticipate that either Board nominee will be unable or unwilling to stand for election, but should either such nominee be unavailable for election for any reason, your proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board and the election of any substitute nominee.

Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the two nominees with the most votes for election for the three-year terms will be elected. We will count only votes cast for a nominee, except that a shareholder’s proxy will be voted FOR the two nominees described in this Proxy Statement unless the shareholder instructs the proxy holders to the contrary in his or her proxy.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW TO SERVE AS DIRECTORS.

Information about Director Nominees

Following is information regarding the nominees and the other continuing directors.

Nominees for Election as Directors for Three-Year Terms Expiring in 2013

Name of Director and Age	Director Since
Elliot S. Jaffe, 84	1966
Michael W. Rayden, 62	2009

ELLIOT S. JAFFE, Chairman of the Board and a founder of our Company, was Chief Executive Officer from the founding of our Company in 1962 until 2002. Mr. Jaffe is the spouse of Roslyn S. Jaffe, a founder and Director Emeritus of our Company, and they are the parents of David R. Jaffe, a director and CEO, Elise Jaffe, a non-executive officer and a more than 5% shareholder, and Richard Jaffe, a more than 5% shareholder. Mr. Jaffe’s qualifications to sit on our Board include his over 50 years experience in the apparel industry and broad knowledge of our business, including as our founder, as our Chairman for 44 years, and as our Chief Executive Officer for 40 years.

MICHAEL W. RAYDEN, is the Chief Executive Officer of Tween Brands, Inc. Prior to the acquisition by the Company on November 25, 2009, Mr. Rayden served as Chief Executive Officer of Tween Brands, Inc. since March 1996 and was elected Chairman of the Board of Tween Brands, Inc. in August 1999. Mr. Rayden also served as the President of Tween Brands, Inc. from March 1996 until January 2007. Before joining Tween Brands, Inc., he served as President, Chief Executive Officer and Chairman of the Board of Pacific Sunwear of California, Inc. from 1990 to 1996, President and Chief Executive Officer of The Stride Rite Corporation from 1987 to 1989 and President and Chief Executive Officer of Eddie Bauer Inc. from 1984 to 1987. Pursuant to the terms of the Merger Agreement pursuant to which we acquired Tween Brands, Inc. and a letter agreement entered into in connection therewith (the “Letter Agreement”), upon consummation of the acquisition on November 25, 2009, Mr. Rayden was appointed by the Board to fill the vacancy in the class of directors with a term expiring in 2010. The Letter Agreement provides that for at least one additional term ending no earlier than 2012, so long as he shall continue to be employed by us, the Board is required to nominate Mr. Rayden for re-election to the Board at the expiration of each term of service as a director. Mr. Rayden’s extensive experience as the Chief Executive Officer of multi-divisional retailers, and his experience having served on the boards of directors of retailers, strengthens the Board’s collective qualifications, skills and experience.

Directors with Terms Expiring in 2011

Name of Nominee and Age	Director Since
David R. Jaffe, 51	2001
Klaus Eppler, 80	1993
Kate Buggeln, 49	2004

DAVID R. JAFFE has been our President and Chief Executive Officer (“CEO”) since 2002. Previously, he had been Vice Chairman and Chief Operating Officer since 2001. Mr. Jaffe joined our Company in 1992 as Vice President, Business Development and became Senior Vice President in 1995, Executive Vice President in 1996 and Vice Chairman in 2001. He is the son of Elliot S. and Roslyn S. Jaffe. Elliot S. Jaffe is Chairman of the Board and an executive officer. Roslyn S. Jaffe is a founder and Director Emeritus. David R. Jaffe is the brother of Elise Jaffe, a non-executive officer and a more than 5% shareholder, and Richard Jaffe, a more than 5% shareholder. The Board selected Mr. Jaffe to serve as a director based on his extensive retail and financial background.

KLAUS EPPLER is a pensioned partner in the law firm of Proskauer Rose LLP. He was an equity partner of Proskauer Rose LLP from 1965 to 2001. Mr. Eppler is also a director of Bed Bath & Beyond Inc. Mr. Eppler has served as a director of one or more retailers continuously for over 35 years. Throughout his career as a practicing attorney, he represented numerous public companies, including many retail companies. He brings to the Board knowledge and experience in securities law, corporate governance and the retail industry, each of which strengthen the Board’s collective qualifications, skills and experience.

KATE BUGGELN is on the Governing Board of the Business Council for Peace. Ms. Buggeln has provided business strategy and brand management consulting services for the past five years. Ms. Buggeln was Senior Vice President, Strategic Planning and Business Development for Coach, Inc. from 2001 to 2004. Ms. Buggeln is also a director of VS Holdings, Inc., the parent company of The Vitamin Shoppe, Inc. The Board selected Ms. Buggeln to serve as a director based on her strong background in strategic planning, marketing and new business development.

Director with Terms Expiring in 2012

Name of Director and Age	Director Since
John Usdan, 52	2002
Randy L. Pearce, 55	2005

JOHN USDAN has, since 1981, been President of Midwood Management Corporation, a company specializing in real estate ownership, development and management. The Board selected Mr. Usdan to serve as a director because of his strong background in real estate and strategic planning.

RANDY L. PEARCE has been the Senior Executive Vice President and Chief Financial and Administrative Officer of Regis Corporation, an owner, operator and franchisor of hair and retail product salons, since 1998, and has held various executive positions at Regis Corporation since 1985. The Board selected Mr. Pearce to serve as a director based on his extensive financial background in auditing and in internal controls over financial reporting of large publicly held retail companies.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or employee of our Company during fiscal 2010. No executive officer of the Company served during fiscal 2010 as a director or member of a compensation committee of any entity one of whose executive officers served on the Board or the Compensation Committee of the Company.

Independence Determinations

Our Board has determined that a majority of the Board and all members of the standing committees are independent pursuant to applicable SEC and NASDAQ rules, and, in addition, in the case of the Compensation Committee, pursuant to applicable tax rules. Our independent directors include Kate Buggeln, Klaus Eppler, Randy L. Pearce and John Usdan.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the compensation philosophy, objectives, policies and practices with respect to our named executive officers (the “NEOs”). The NEOs for the fiscal year ended July 31, 2010 (which we refer to below as fiscal 2010) are David R. Jaffe, the President and CEO, Elliot S. Jaffe, the Chairman of the Board, Armand Correia, the Executive Vice President and Chief Financial Officer, Michael W. Rayden, the CEO of Tween Brands (which we refer to below as Justice), and Gene Wexler, the Senior Vice President and General Counsel.

Role of Our Compensation Committee

Our Compensation Committee (the “Compensation Committee”) reviews and approves salaries and other compensation of the Chairman of the Board and all senior executives of the Company (including the NEOs), and its dressbarn, maurices and Justice brands. Our Compensation Committee also administers the Stock Incentive Plan, and establishes and reviews the achievement of performance goals and other matters relating to the Company’s other annual and long-term bonus and incentive plans for senior executives (including the NEOs), including under the Company’s Executive 162(m) Bonus Plan (referred to as the “162(m) Plan”) and Management Incentive Plan (referred to as the “MIP”) (as discussed in more detail below).

Role of Chief Executive Officer in Compensation Decisions

David R. Jaffe, our President and CEO, annually reviews the performance of each NEO with the Compensation Committee and makes recommendations with respect to each key element of executive compensation for each NEO (excluding himself and our Chairman), as well as senior executives from all of our brands. Generally, the Compensation Committee Chair works with our President and CEO in establishing the agenda for Compensation Committee meetings and our President and CEO typically attends meetings to address recommendations on executive compensation, other than with respect to portions of meetings concerning his own compensation. Management also prepares and submits information during the course of the year for the consideration of the Compensation Committee, such as information relevant to annual, semi-annual and long-term performance measures and proposed financial targets and proposed recommendations for salary increases and proposed equity award allocations. Based in part on these recommendations and other considerations discussed below, the Compensation Committee reviews and approves the annual compensation package of our NEOs.

Setting the Compensation of our President and Chief Executive Officer

The Compensation Committee sets the compensation of our President and CEO based on the objectives, philosophy and methodology described below. As part of this process, the Compensation Committee reviews and approves the Company’s goals and objectives relevant to our President and CEO’s compensation, including his annual, semi-annual and long-term compensation opportunities, and evaluates his performance in light of those goals and objectives at least twice per year. The semi-annual review of our President and CEO’s performance is conducted by the Compensation Committee.

No Delegation of Authority

The Compensation Committee does not delegate any authority for awards to NEOs or any other officers.

Compensation Program Objectives and Philosophy

The overall objective of our executive compensation program is to attract highly skilled, performance-oriented executives and to motivate them to achieve outstanding results through appropriate incentives. We focus on the following core principles in structuring an effective compensation program that meets our stated objectives:

Total Compensation

Our compensation philosophy focuses on each executive’s total compensation. Total compensation includes a base salary, semi-annual incentive bonuses, long-term incentive compensation (generally consisting of stock options and restricted stock) and various employee benefits. At the beginning of fiscal 2010, the Compensation Committee reviewed the structure of our annual incentive program and decided to utilize semi-annual performance periods for our bonus programs to reflect the fall and spring seasons and more directly incentivize our executives. In addition, following the acquisition of Justice, the Compensation Committee did a comparative analysis of the compensation structures of Justice, dressbarn and maurices for purposes of cross-brand equalization and to formalize the Company’s severance pay practices which resulted in the implementation of an executive severance program for certain executives of the Company, including two of the NEOs.

Performance of Company and our Stock Price

We endeavor to align executive compensation with the achievement of operational and financial results and increases in shareholder value. Our compensation program includes significant performance-based remuneration and is designed to ensure that our executives have a larger portion of their total compensation “at risk” based on Company performance than we believe is generally the case with specialty retailers. We believe this feature creates a meaningful incentive for outstanding performance and an effective retention tool. Two of the elements (the semi-annual incentive bonuses and long-term performance-based incentive compensation) are entirely “at risk” based on performance and will not be earned if the threshold performance goals are not achieved. However, as described in greater detail below under “Risk Mitigation,” these incentives are designed in a manner that does not encourage excessive risk taking.

Generally, performance below threshold levels results in no awards of compensation other than base salary and an annual grant of non-qualified stock options.

Our executive compensation program also features substantial stock-related components, including time-vesting stock options and long-term performance-based incentive compensation that for awards granted with respect to cycles beginning prior to fiscal 2011 are settled in time-vesting restricted stock (as well as the limited use of special grants of time-vesting restricted stock). The value of both the stock options and the restricted stock depends on our stock price. Because stock options and restricted stock vest over a period of years, and long-term performance-based incentive compensation awards are awarded based on the achievement of Company financial metrics over a three-year performance period, the value of these components of compensation to our executives is dependent on the performance of our stock price over a period of several years. This aligns the interests of our executives with the long-term interests of our shareholders. Because of this long-term alignment of interests, we do not have either minimum stock ownership guidelines or stock sale guidelines for our executives.

Role of Compensation Consultants

The Compensation Committee engages an outside compensation consultant, Radford, to provide advice regarding our executive compensation program, which includes, among other things: (i) reviewing and making recommendations concerning our executive compensation program; (ii) providing market data and performing benchmarking; and (iii) advising the Compensation Committee as to best practices. For more information about the Compensation Committee’s engagement of Radford, please see the section above entitled “Questions and Answers About our

Board and Corporate Governance Matters—What are the Functions of the Standing Committees— Compensation Committee.”

Compensation Benchmarking

Each year, we seek to target salary compensation for our NEOs (excluding our Chairman) at approximately the 50th percentile of our peer group. For Mr. Rayden, however, his base salary reflects a higher percentile as we continued the practice that was in place prior to the Company’s acquisition of Justice.

The Compensation Committee reviews and approves the recommended peer group changes as necessary. With respect to the salaries of our NEOs (other than our Chairman), the Compensation Committee reviews the annual salary studies published by the National Retail Federation. Although it considered industry-based compensation studies and data in order to obtain a general understanding of current compensation practices, the substantial part of the Compensation Committee’s work and compensation decisions have been based on internal discussions and conclusions regarding what compensation levels would produce a competitive compensation package while also providing the requisite performance incentives to drive Company financial and strategic performance.

For fiscal 2010, Radford proposed, and the Compensation Committee reviewed and approved, a new peer group for the purpose of benchmarking certain forms of compensation and reviewing appropriate maximum limitations to the 162(m) Plan. The new peer group was selected to reflect, as accurately as possible, both the market for talent and business performance in which we compete. 16 peer companies were selected generally based on the following criteria (with a few exceptions of larger and smaller companies):

•	Industry: All companies selected are primarily, if not solely, clothing retailers. Companies that are primarily manufacturing or general retailers were excluded.

•

Size: The companies selected were roughly one-half to twice the size of the Company in terms of revenue (which is consistent with the approach taken in selecting prior peer groups) and number of employees.

•	Structure: In general, multi-divisional companies were selected to capture the anticipated growing complexity of the Company’s business structure.

The fiscal 2010 peer companies were: Abercrombie & Fitch Co. (ANF); Aéropostale, Inc. (ARO); American Eagle Outfitters, Inc. (AEO); AnnTaylor Stores Corporation (ANN); Charming Shoppes, Inc. (CHRS); Chico’s FAS, Inc. (CHS); Coldwater Creek Inc. (CWTR); The Gymboree Corporation (GYMB); Hot Topic, Inc. (HOTT); J. Crew Group, Inc. (JCG); Pacific Sunwear of California, Inc. (PSUN); Stage Stores, Inc. (SSI); Stein Mart, Inc. (SMRT); The Children’s Place Retail Stores, Inc. (PLCE); The Men’s Wearhouse, Inc. (MW); and Urban Outfitters, Inc. (URBN).

While not part of the peer group, other companies, such as Limited Brands, Inc., were also used for comparison purposes with respect to certain aspects of our executive compensation program.

Compensation Program Elements

Our philosophy serves to cultivate a pay-for-performance environment. Our executive compensation program design has five key elements:

•	Base Salary

•	Semi-Annual Incentive Bonuses

•	Non-Qualified Stock Options

•

Long-Term Incentives, which include Long-Term Incentive Plans (“LTIPs”), which consists of performance based awards that are paid in restricted stock and, solely with respect to Mr. Rayden, a Long Term Incentive Bonus, payable in performance-based cash compensation

•	Severance Protection Benefits

Historically, we have not considered change in control payments to be a key element of executive compensation for our NEOs. Prior to fiscal 2010, except for Mr. David Jaffe who is entitled to change in control severance benefits under his employment agreement, our NEOs, including our Chairman, did not have specific change in control severance protections. However, Mr. Rayden and several other senior Justice executives were entitled to change in control benefits under their executive agreements which remained in effect following the Company’s acquisition of Justice. As discussed below, as part of our overall plan to equalize executive pay through all of our brands and to provide customary change in control protections to our NEOs (other than our Chairman), during fiscal 2010 the Company adopted the Executive Severance Plan that included enhanced change in control severance benefits for Messrs. Correia and Wexler. For a description of all such arrangements, see “Potential Payments Upon Termination or Change in Control” below.

We do not consider employee benefits or perquisites to be a key element of executive compensation for our NEOs, however certain perquisites to which Mr. Rayden was entitled pursuant to his employment arrangement with Justice prior to its acquisition by the Company were preserved by the Company, as described below under “Executive Perquisites.” For a description of perquisites received by our NEOs in fiscal 2010, see the details of the amounts included in the “All Other Compensation” column of the Summary Compensation Table below.

We allocate compensation between short-term and long-term components and between cash and equity in order to maximize executive performance and retention. Long-term compensation and equity awards comprise an increasingly larger proportion of total compensation as position level increases as we believe that these elements of compensation more closely align management’s interests with our financial performance and with our shareholders’ interests.

Base Salary

Base salary represents the annual salary paid to each executive. For salaries for our NEOs (excluding Messrs. Elliot Jaffe and Rayden) we seek to target approximately the 50th percentile of our peer group. To honor Mr. Rayden’s contractual entitlements and recognize Justice’s strong performance up to and following the acquisition, Mr. Rayden’s annual salary remains at a higher percentile than the other NEOs, which is at approximately the 70th percentile based on the Company’s peer group. We do not benchmark base salary for our Chairman, who is entitled to a cost of living increase to his salary each year pursuant to his employment agreement with the Company. We review base salaries in the first quarter of each new fiscal year (i.e., the fiscal year which follows the completed fiscal year for which executive compensation is described in this proxy statement/prospectus) and increases, where applicable, are typically effective on or about October 1 of the new fiscal year.

For fiscal 2010, Mr. David Jaffe’s salary was increased on October 4, 2009 from $850,000 to $900,000 to reflect his additional responsibilities due to the acquisition of Justice and to move his salary closer to the 50th percentile of the chief executive officers in our peer group, and was further increased on December 13, 2009 to $950,000 to provide a make-up for the elimination of certain perquisites. For fiscal 2010, on October 4, 2009 Mr. Correia’s salary was increased from $320,000 to $342,000 and Mr. Wexler’s salary was increased from $270,000 to $340,000. Mr. Correia’s salary was further increased to $392,000 on December 13, 2009. The increases for Messrs. Correia and Wexler were adopted in order to move their salaries closer to the 50th percentile target of our peer group established in fiscal 2010, to reflect a 2% merit increase and the elimination of certain perquisites and to compensate them for additional responsibilities due to the acquisition of Justice. Mr. Elliot Jaffe did not receive a salary increase for fiscal 2010, accordingly, his fiscal 2010 salary was $377,100. Mr. Rayden’s fiscal 2010 salary was $1,050,000, which is consistent with his prior salary.

In connection with a general merit-based increase in salaries across all of our divisions to reflect a balancing of the strong performance in all divisions with the recessionary economic environment, for fiscal 2011, the salaries for Messrs. David Jaffe, Correia and Wexler were increased to $980,000, $425,000 and $370,000, respectively. Mr. Elliot Jaffe’s salary was increased for fiscal 2011 to $382,800 to reflect a 1.5% cost of living increase. Mr. Rayden did not receive a salary increase for fiscal 2011.

Incentive Bonus Plans

The Compensation Committee believes that a substantial percentage of each executive officer’s annual compensation should tie directly to the financial performance of the Company as well as to the executive’s own individual performance. For fiscal 2010, our NEOs participated in the following incentive bonus plans: (i) Mr. David Jaffe participated in the 162(m) Plan and (ii) Messrs. Correia and Wexler participated in the MIP. In addition, from November 25, 2009 through January 30, 2010 (the end of the Justice 2010 fall season), Mr. Rayden continued to participate in the Justice Incentive Compensation Bonus Plan (the “Justice IC Plan”), and commencing with the Company’s 2010 spring season (January 24, 2010 through July 31, 2010), he participated in the 162(m) Plan. Mr. Elliot Jaffe does not participate in any of the incentive bonus plans.

We structure the Company’s incentive bonus plans to encourage the achievement of above-market annual performance targets and to recognize annual Company performance. The incentive bonus plans help to focus our NEOs on key annual objectives and business drivers, which we believe will support growth of Company EBITDA (“EBITDA” represents Earnings before Interest, Taxes, Depreciation and Amortization), improvement in overall operations and increases in shareholder value.

Commencing with fiscal 2010, we have modified the MIP and the 162(m) Plan to provide for semi-annual goals and payouts based on 6-month performance periods for the fall and spring seasons rather than annual goals and payouts. The purpose of this change was to allow for a mid-year reevaluation of performance targets and provide an incentive for our employees to focus on meeting goals in the second half of the fiscal year when first half results are not favorable. For fiscal 2010, the fall season was from July 26, 2009 through January 23, 2010 and the spring season was from January 24, 2010 through July 31, 2010.

We establish the target amount of an NEO’s incentive bonus as a percentage of base salary for the performance period based on the NEO’s position level. This approach places a proportionately larger percentage of total annual pay at risk based on Company performance for our NEOs relative to position level. For fiscal 2010, the target award opportunity for our NEOs (excluding the Chairman) was as follows: Mr. David Jaffe—100% of base salary; Mr. Rayden—120% of base salary (reflecting his preexisting contractual rights with Justice); Mr. Correia—75% of base salary; and Mr. Wexler—60% of base salary. Higher and lower percentages of base salary may be earned if minimum performance levels or performance levels above target are achieved. Commencing with fiscal 2010, the Compensation Committee decided to increase the maximum bonus opportunity under the 162(m) Plan and the MIP from 100% of base salary to 200% of base salary to better align our incentive bonus plans with those maintained by our competitors which typically provide for increased payouts for outstanding performance.

Management Incentive Plan

Messrs. Correia and Wexler participated in the MIP for both the fiscal 2010 fall and spring seasons.

Full Year Goals for Fiscal 2010–The performance goals for the full fiscal 2010 year and the percentage of the fiscal 2010 target award opportunity subject to the achievement of each goal were as follows:

•	40% based on divisional goals (20% per season), as follows:

•	30% based on division EBITDA dollars (15% per season)

•	10% based on divisional EBITDA as a percentage of sales (5% per season)

•	20% based on Company goals (10% per season), as follows:

•	15% based on Company EBITDA dollars (7.5% per season)

•	5% based on Company EBITDA as a percentage of sales (2.5% per season)

•	40% based on personal goals for the full fiscal year

Fiscal 2010 Fall Season Financial Goals—The financial performance goals for Messrs. Correia and Wexler for the fiscal 2010 fall season and the percentage of the fiscal 2010 target award opportunity subject to the achievement of each goal were as follows:

•	15% on the achievement by the dressbarn division of target EBITDA of $26,116,000

•	5% on the achievement by the dressbarn division of a target of EBITDA as 5.95% of sales

•	10% based on Company financial goals, as follows:

•	7.5% on the achievement by the Company of target EBITDA dollars of $62,090,000

•	2.5% on the achievement by the Company of a target of EBITDA as 8.35% of sales

Fiscal 2010 Spring Season Financial Goals—The financial performance goals for Messrs. Correia and Wexler for the fiscal 2010 spring season and the percentage of the fiscal 2010 target award opportunity subject to the achievement of each goal were as follows:

•	15% based on the achievement of divisional target EBITDA as follows:

•	6% on the achievement by the dressbarn division of target EBITDA of $67,500,000

•	4.5% on the achievement by the maurices division of target EBITDA of $55,800,000

•	4.5% on the achievement by the Justice division of target EBITDA of $26,300,000

•	5% based on the achievement of divisional target EBITDA as a percentage of sales as follows:

•	2% on the achievement by the dressbarn division of a target of EBITDA as 13.19% of sales

•	1.5% on the achievement by the maurices division of a target of EBITDA as 16.62% of sales

•	1.5% on the achievement by the Justice division of a target of EBITDA as 5.81% of sales

•	10% based on Company financial goals, as follows:

•	7.5% on the achievement by the Company of target EBITDA dollars of $149,500,000

•	2.5% on the achievement by the Company of a target of EBITDA as 11.51% of sales

The fiscal 2010 personal goals for Mr. Correia were generally based on corporate governance compliance and increasing profitability, sales and productivity. The fiscal 2010 personal goals for Mr. Wexler were generally based on overseeing our legal department, legal compliance, reviewing and negotiating contracts, the closing of our acquisition of Tween Brands, protection of our data and intellectual property rights, assisting with special projects and advising our CEO and Chief Financial Officer on legal issues affecting our business.

The target bonus percentages under the MIP increase with position level. For Mr. Correia, who is an Executive Vice President, his target bonus award for fiscal 2010 was 75% of his base salary. For Mr. Wexler, who is a Senior Vice President, his target bonus award for fiscal 2010 was 60% of his base salary.

The level of achievement for the personal goals established under the MIP is determined by the Company’s bonus review committee (which consists of certain members of senior management) based on a scale of 0 to 500 points. Participants in the MIP must achieve at least a minimum score of 300 points on their personal goals in order to be eligible for any payment under the MIP.

With respect to the Company and divisional goals, the amount of the payment with respect to each goal is based on the level of achievement of that goal, with a 50% of target payout if 85% of the goal is achieved, a 100% payout at 100% achievement, and 200% payout at 130% and above achievement, with intermediate target levels and interpolation between target levels. No payments are made on any of the EBITDA dollar goal if achievement is at less than 85% of the goal unless the Compensation Committee approves a discretionary award.

Any amounts earned for a season with respect to the division and Company goals were payable following the end of such season. Any amounts earned for the 2010 fiscal year with respect to the personal goals were payable at the end of the fiscal year. An NEO would not be entitled to fall season MIP payment if his employment was terminated for any reason prior to the earlier of the fall season MIP payment and April 30, 2010 and an NEO would not be entitled to a spring season MIP payment (including the payment for achievement of personal goals) if his employment terminated for any reason prior to the earlier of the spring season MIP payment and October 31, 2010.

The results under the MIP for fiscal 2010 were as follows:

Fiscal 2010—Fall Season Performance Goals	Fiscal 2010 Fall Season Result	Percentage of Target Achieved	Payout Percentage
Company EBITDA dollars	$78,000,000	125.7%	185.6%
Company EBITDA as a percent of sales	10.04%	120.3%	167.5%
dressbarn division EBITDA dollars	$30,700,000	117.6%	158.8%
dressbarn division EBITDA as a percent of sales	6.72%	112.9%	143.0%

The achievement of the fiscal 2010 fall season MIP performance goals generated a MIP payment of $150,983 to Mr. Correia and $100,164 to Mr. Wexler.

Fiscal 2010—Spring Season Performance Goals	Fiscal 2010 Spring Season Result	Percentage of Target Achieved	Payout Percentage
Company EBITDA dollars	$186,700,000	124.9%	182.9%
Company EBITDA as a percent of sales	13.57%	117.9%	159.5%
dressbarn division EBITDA dollars	$71,200,000	105.6%	188.6%
dressbarn division EBITDA as a percent of sales	13.57%	102.9%	109.7%
maurices division EBITDA dollars	$69,000,000	123.7%	179.1%
maurices division EBITDA as a percent of sales	19.13%	115.1%	150.3%
Justice division EBITDA dollars	$46,500,000	176.9%	200%
Justice division EBITDA as a percent of sales	9.43%	162.3%	200%

The achievement of the fiscal 2010 spring season MIP performance goals, taking into account achievement of personal goals, generated a MIP payment of $276,812 to Mr. Correia and $204,041 to Mr. Wexler.

Fiscal 2011—The design of the MIP for fiscal 2011 is substantially similar to the fiscal 2010 MIP except that performance goals for the full fiscal 2011 year and the percentage of the fiscal 2011 target award opportunity subject to the achievement of each goal have been modified to be based 40% on fall EBITDA dollars, 40% on spring EBITDA dollars and 20% on individual performance goals. EBITDA as a percentage of sales has been eliminated as a performance goal under the MIP for fiscal 2011. These changes are intended to streamline the structure of potential MIP awards and to make uniform the goal percentages in the Company’s three divisions.

Executive 162(m) Bonus Plan

Our President and CEO, David R. Jaffe, participated in the 162(m) Plan for both the fiscal 2010 fall and spring seasons. Mr. Rayden, the CEO of Justice, was added as a participant to the 162(m) Plan for the fiscal 2010 spring season. The 162(m) Plan is used instead of the MIP for those NEOs who may be affected by Section 162(m) of the Code and are designated by the Compensation Committee to be subject to the 162(m) Plan. Section 162(m) of the Code generally disallows a Federal income tax deduction to any publicly held corporation for non-performance-based compensation paid to NEOs (other than the principal financial officer) in excess of $1,000,000 in any taxable year. The Company structures awards under the 162(m) Plan to provide compensation that is intended to qualify as “performance-based compensation” that is excluded from the $1,000,000 deductibility cap.

The maximum performance award payable to any individual under the 162(m) Plan for any one-year performance period is $5,000,000 (pro-rated for performance periods of less than one year). For each season during fiscal 2010 the target bonus opportunity under the 162(m) Plan was 50% of 100% of base salary and the maximum bonus opportunity was 100% of base salary (i.e., a target bonus opportunity of 100% base salary and a maximum bonus opportunity of 200% of base salary for the full fiscal year).

For fiscal 2010, the Compensation Committee set the performance goals under the 162(m) Plan for Mr. David Jaffe for the fall and spring seasons and for Mr. Rayden for the spring season.

The performance goals for Mr. David Jaffe for the fiscal 2010 fall season were as follows:

•	25% based on exceeding the Company’s sales plan, as follows:

•	12.5% on the achievement of a target increase of 2% in the dressbarn division’s comparable store sales

•	12.5% on the achievement of a target increase of 2% in the maurices division’s comparable store sales

•	50% based on EBITDA dollars, as follows:

•	25% on the achievement by the dressbarn division of target EBITDA of $26,116,000

•	25% on the achievement by the maurices division of target EBITDA of $35,974,000

•	25% based on the level of increase in the Company’s stock price relative to the Company’s peer group

The performance goals for Mr. David Jaffe for the fiscal 2010 spring season were as follows:

•	20% based on exceeding the Company’s sales plan, as follows:

•	6.67% on the achievement of a target increase of 3% in the dressbarn division’s comparable store sales

•	6.67% on the achievement of a target increase of 3% in the maurices division’s comparable store sales

•	6.67% on the achievement of a target increase of 7.4% in the Justice division’s comparable store sales

•	60% based on EBITDA dollars, as follows:

•	20% on the achievement by the dressbarn division of target EBITDA of $67,456,000

•	20% on the achievement by the maurices division of target EBITDA of $55,792,000

•	20% on the achievement by the Justice division of target EBITDA of $26,274,000

•	20% on the level of increase in the Company’s stock price relative to the Company’s peer group

He is eligible to receive a payment under the 162(m) Plan of 50% of his target bonus amount for the season for performance at the threshold level, 100% of his target bonus amount for the season for performance at the target level, and a maximum payment of 200% of his target bonus amount for the season for performance at the maximum level, with intermediate target point levels and interpolation between target point levels. Mr. Jaffe was not entitled to a payment under the 162(m) Plan for performance below the threshold level.

The results for Mr. David Jaffe under the 162(m) Plan for fiscal 2010 were as follows:

Fiscal 2010–Fall Season Performance Goals	Fiscal 2010 Fall Season Result	Performance Level Achieved
dressbarn division sales plan	5% increase	Maximum
maurices division sales plan	4% increase	Maximum
dressbarn division EBITDA dollars	$30,700,000	Maximum
maurices division EBITDA dollars	$47,300,000	Maximum
Increases in Company stock price	Top 20th percentile of peer group:	Maximum
	Payout Percentage of Fiscal 2010 Fall Target Bonus:	200%
	Total Fiscal 2010 Fall Payout:	$950,000

Fiscal 2010–Spring Season Performance Goals	Fiscal 2010 Spring Season Result	Performance Level Achieved
dressbarn division sales plan	6.8% increase	Maximum
maurices division sales plan	8.2% increase	Maximum
Justice division sales plan	16.5% increase	Maximum
dressbarn division EBITDA dollars	$71,200,000	105.6%
maurices division EBITDA dollars	$69,000,000	Maximum
Justice division EBITDA dollars	$46,500,000	Maximum
Increases in Company stock price	Top 60th percentile of peer group:	125%
	Payout Percentage of Fiscal 2010 Spring	125%
	Target Bonus:
	Total Fiscal 2010 Spring Payout:	$593,750

The performance goal for Mr. Rayden under the 162(m) Plan for the fiscal 2010 spring season was achievement by Justice of target EBITDA of $26,274,067. At target performance Mr. Rayden would receive his target bonus of 50% of 120% of his base salary equal to $630,000, with a threshold performance target of EBITDA of $22,330,000 paying an amount equal to 50% of his target bonus and a maximum performance target of EBITDA of $34,150,000 paying an amount equal to 200% of his target bonus, with interpolation between the target levels. Mr. Rayden would not be eligible for a bonus payment for performance below the threshold level. The actual EBITDA achieved by Justice for the fiscal 2010 spring season was $46,500,000, resulting in a payment to Mr. Rayden of 200% of his target bonus equal to $1,260,000.

The performance goals for Mr. David Jaffe and Mr. Rayden for the full fiscal 2011 year and the percentage of the fiscal 2011 target award opportunity subject to the achievement of each goal have been structured in the same manner as their fiscal 2010 spring season goals.

Justice Incentive Compensation Bonus Plan

The Justice IC Plan was designed by Justice to provide incentive compensation to its executive officers. The Justice IC Plan was designed to provide performance-based compensation that satisfies the provisions of Section 162(m) of the Code and was approved by Justice’s stockholders. The Justice IC Plan provided for semi-annual targets with semi-annual payouts based on the level of achievement of pre-established financial goals for Justice’s fall and spring operating seasons with 40% of the annual payout for the spring season and 60% of the annual payout for the fall season.

For continuity purposes, Mr. Rayden continued to participate in the Justice IC Plan for the plan’s fall 2009 season (which commenced on August 2, 2009 and ended on January 30, 2010) following the Company’s acquisition of Justice. Justice had established Mr. Rayden’s 2009 fall season target bonus opportunity as 60% of 120% of his base salary for a target bonus of $756,000. Justice set performance targets based on operating income growth targets, with a threshold target of operating income of $19,900,000 paying 20% of the target bonus, a target level of operating income of $25,100,000 paying 100% of the target bonus and a maximum target level of operating income of $34,200,000 paying 200% of the target bonus. Justice’s actual operating income for its fall 2009 season was $61,500,000, resulting in an incentive bonus for Mr. Rayden of 200% of his target bonus equal to $1,512,000, which amount was approved by our Compensation Committee.

Non-Qualified Stock Options and Restricted Stock under the Company’s Stock Incentive Plan

NEOs receive annual grants under our Stock Incentive Plan. As discussed under “To Approve the Amendment and Restatement of the Company’s 2001 Stock Incentive Plan, as Amended,” shareholders are being asked to approve an amendment and restatement of the Stock Incentive Plan at the Annual Meeting (the amended and restated Stock Incentive Plan is referred to below as the 2010 Stock Incentive Plan). A summary of the 2010 Stock Incentive Plan appears beginning on page 79 of this proxy statement/prospectus.

Non-Qualified Stock Options

Our NEOs are granted annual awards of nonqualified stock options. Options granted to the NEOs prior to fiscal 2010 vest 20% per year for five years following the grant date. Effective for stock options made in the beginning of fiscal 2010, options granted to the NEOs vest 25% per year for four years following the grant date. This change was made as part of the equalization of the pay practices among our brands and better aligns our equity grant practices with those of the other members of our peer group. The exercise price of a stock option is the average of the high and low Company stock prices on the date of grant. Options typically have a term of ten years.

The Company awards stock options to the NEOs on an annual cycle. On September 24, 2009, the following NEOs were granted the following number of stock option grants with an exercise price of $17.67: Elliot S. Jaffe—5,000 options; David R. Jaffe—80,000 options; Armand Correia—20,000 options; and Gene Wexler—20,000 options. On September 23, 2010, our NEOs were granted the following number of stock options grants with an exercise price of $23.39: Elliot S. Jaffe—10,000 options; David R. Jaffe—80,000 options; Michael Rayden—80,000 options; Armand Correia—25,000 options; and Gene Wexler—20,000.

The Compensation Committee generally determines each participant grant in accordance with pre-established option grant guidelines (which are primarily based on the participant’s level of responsibility with the Company). Our President and CEO may exercise discretion in his recommendations to the Compensation Committee for grants of stock options for all executives, including the NEOs, excluding himself and the Chairman. Our President and CEO may recommend an increase or decrease to the stock option grant guidelines for a given executive, based on individual performance. All grants are made by the Compensation Committee.

The Compensation Committee has a practice of not granting any stock options until at least one business day after the Company has issued its quarterly and/or annual earnings release, as well as the public release of any other pending material non-public information.

Special Equity Grants

The Compensation Committee may also make other equity grants from time to time during the course of the year, such as when a new employee is hired, a current employee is promoted or recognition of special achievement. After the consummation of the acquisition of Justice on November 25, 2009, on December 9, 2009, in recognition of the successful turnaround of Justice, Michael Rayden was granted 25,000 shares of restricted stock, which restrictions thereon lapsed on March 25, 2010 (the date Mr. Rayden satisfied the Total Years Test, as described below). Mr. Rayden was also granted 80,000 options on December 9, 2009, as a sign-on bonus for joining the Company. On December 9, 2009, in light of the considerable amount of time committed to the acquisition of Justice, the Compensation Committee granted Success Awards in the form of 10,000 shares of restricted stock to each of Messrs. Correia and Wexler. The award granted to Mr. Correia was fully vested on the grant date as he has satisfied the Total Years Test. The restrictions on the award granted to Mr. Wexler will lapse in two equal installments on the first and second anniversaries of the grant date. In light of Mr. David Jaffe’s compensation level being low relative to the market and to compensate Mr. Jaffe for his efforts in connection with the acquisition of Justice, on December 9, 2009, the Compensation Committee granted him 25,000 shares of restricted stock, which restrictions thereon lapse in two equal installments on the first and second anniversaries of the grant date, and an option to purchase 150,000 shares of the Company’s stock at a premium per share price of $30.00 that will vest 25% per year for four years following the grant date. Further, as additional compensation for his efforts in connection with all three of the Company’s divisions exceeding their goals during fiscal 2010, on September 23, 2010, Mr. David Jaffe was granted an option to purchase 75,000 shares of the Company’s stock at a premium per share price of $30.00 that will vest 25% per year for four years following the grant date.

Post-Termination Continued Vesting and Exercisability of Employee Options in Certain Circumstances

If an employee ceases to be an employee of the Company for any reason (other than for Cause, as defined under the Stock Incentive Plan) and the employee has achieved the “Total Years Test”

(as defined below) as of his last day of employment, then all of such employee’s unvested stock options granted during fiscal 2010 will continue to vest and remain exercisable for a period of four years from the date of termination, but not longer than the original term of each option, and provided that after the last unvested option vests, all options shall remain exercisable for one year thereafter, but not longer than the original term of each option. The definition of Cause under the Stock Incentive Plan can be found in this proxy statement/prospectus in the section above entitled “Questions and Answers About our Board and Corporate Governance Matters—How are directors compensated?—Equity Compensation.”

In addition, upon achievement of the Total Years Test, all of an employee’s unvested restricted stock will become fully vested, without regard to a termination of employment.

The “Total Years Test” shall mean 75 years, based on the sum of (i) the total number of years of employment with the Company or an affiliate, plus (ii) the employee’s age, which shall be at least age 60.

Long-Term Incentive Plans

The Company grants the NEOs annual long-term incentive plans (“LTIP”) under which, for awards granted prior to fiscal 2011, the NEOs (other than our Chairman) may receive grants of restricted stock under the Stock Incentive Plan. LTIP performance goals are established annually, and the performance period for each annual plan consists of three consecutive fiscal years. The LTIPs are intended to give each senior executive a substantial incentive to maximize our long-term financial performance. During the first quarter of fiscal 2008, the Compensation Committee established the 2010 Long- Term Incentive Plan (the “2010 LTIP”). The 2010 LTIP uses a three-year performance period consisting of fiscal 2008, fiscal 2009 and fiscal 2010. During the first quarter of fiscal 2009, the Compensation Committee established the 2011 Long-Term Incentive Plan (the “2011 LTIP”). The 2011 LTIP uses a three-year performance period consisting of fiscal 2009, fiscal 2010 and fiscal 2011. During the first quarter of fiscal 2010, the Compensation Committee established the 2012 Long-Term Incentive Plan for executives at dressbarn and maurices (the “db/m 2012 LTIP”). The db/m 2012 LTIP uses a three-year performance period consisting of fiscal 2010, fiscal 2011 and fiscal 2012. During the third quarter of fiscal 2010, the Compensation Committee adopted a 2012 Long Term Incentive Plan for executives of Justice (the “Justice 2012 LTIP”). The performance periods under the Justice 2012 LTIP are discussed below. Messrs. David Jaffe, Correia and Wexler participate in the 2010 LTIP, the 2011 LTIP and the db/m 2012 LTIP. Mr. Rayden participates in the Justice 2012 LTIP.

We expect that during the first quarter of each subsequent fiscal year, the Compensation Committee will establish a new LTIP.

All of the LTIPs adopted prior to the dm/m 2012 LTIP, if earned, provided for settlement in time-vesting restricted stock under the Stock Incentive Plan that would vest in equal installments over a period of 3 years from the last day of the applicable performance period. Upon review of this practice the Compensation Committee determined that the 6-year total vesting period (3 year performance period plus 3 year vesting period) placed the Company at a competitive disadvantage as compared to other companies in the peer group that typically grant restricted stock with shorter vesting periods. To more closely align our pay practices with our peer group and the executive pay practices maintained by Justice prior to the acquisition, both the db/m 2012 LTIP and the Justice 2012 LTIP (together, the “2012 LTIPs”), if earned, provide for settlement in time-vesting restricted stock under the Stock Incentive Plan that would become fully vested on the first anniversary of the last day of the performance period and commencing with the LTIP to be established in fiscal 2011 for the three-year performance period consisting of fiscal 2011, fiscal 2012 and fiscal 2013, it is expected that future LTIPs will be settled in fully vested common stock, rather than restricted stock (i.e., the shares will not be subject to a vesting schedule).

The Compensation Committee believes that the goals set under the LTIP represent an appropriate and substantial degree of difficulty for achieving a payout. For example, no awards were paid out under the 2010 LTIP because the Company did not achieve threshold performance levels in any of the three performance categories for fiscal 2010, nor were awards paid out under the LTIPs with performance periods that ended in fiscal 2008 (which had a 1 year performance period) and fiscal 2009 (which had a 3 year performance period).

For the 2012 LTIPs, the participating NEOs were assigned a “target” number of shares of restricted stock. The actual number of shares of restricted stock to be awarded at the end of the performance period will depend on the Company’s achievement of Company financial goals during the applicable performance period. The performance goals under the db/m 2012 LTIP are intended to constitute “performance-based compensation” under Section 162(m) of the Code. The performance goals under the Justice 2012 LTIP are not intended to constitute “performance-based compensation” under Section 162(m) of the Code as they were not timely adopted prior to or within the 90 period following the commencement of the performance period as required under Section 162(m) of the Code, and accordingly, Mr. Rayden’s 2012 Justice LTIP payout, if any, may not be deductible under Section 162(m) of the Code.

The target number of shares of our common stock that may be earned by the NEOs participating under the 2012 LTIPs is as follows: Mr. David Jaffe—62,706; Mr. Rayden—42,918; Mr. Correia—19,406; and Mr. Wexler—13,465. The target number of shares that Mr. Rayden may earn reflects a pro-rated portion (30/36) of the number of shares that he otherwise would have been eligible to earn to reflect the shortened performance periods under the Justice 2012 LTIP.

dressbarn/maurices 2012 LTIP Performance Goals

50% of the target shares are subject to Company performance goals divided 1/3 among the following performance goals:

•	total shareholder return (“TSR”) relative to our peer group:

•	Threshold: top 60% to 40% of the peer group

•	Target: between the top 40% and 20% of the peer group

•	Maximum: top 20% of the peer group

•	Company’s compounded annual average EBITDA dollar growth (other than with respect to the Justice division):

•	Threshold: 7.13% growth

•	Target: 9.48% growth

•	Maximum: 14.26% growth

•	Company’s compounded annual average return on invested capital (“ROIC”):

•	Threshold: 26.82% ROIC

•	Target: 28.37% ROIC

•	Maximum: 31.83% ROIC

The remaining 50% of the target shares are subject to dressbarn and maurices divisional performance goals (the “db/m Divisional Shares”), divided 25% among the following performance goals:

•	dressbarn divisions compounded annual average EBITDA dollar growth:

•	Threshold: 6.04% growth

•	Target: 8.03% growth

•	Maximum: 12.07% growth

•	dressbarn divisions compound annual comparable store sales growth

•	Threshold: 2.50% growth

•	Target: 3.33% growth

•	Maximum: 5.0% growth

•	maurices divisions compounded annual average EBITDA dollar growth:

•	Threshold: 8.03% growth

•	Target: 10.68% growth

•	Maximum: 16.06% growth

•	maurices divisions compound annual comparable store sales growth

•	Threshold: 2.67% growth

•	Target: 3.55% growth

•	Maximum: 5.3% growth

Each performance goal will be measured during the fiscal 2010, fiscal 2011 and fiscal 2012 performance period. For each performance goal, at threshold level 50% of the target shares subject to the performance goal will be earned, 100% will be earned for target achievement and 150% for maximum achievement, with intermediate target levels and earning.

Justice 2012 LTIP Performance Goals

75% of the target shares are subject to Company performance goals divided 1/3 among the following performance goals:

•	TSR relative to our peer group:

•	Threshold: top 60% to 40% of the peer group

•	Target: between the top 40% and 20% of the peer group

•	Maximum: top 20% of the peer group

•	Company’s compounded annual average EBITDA dollar growth (other than with respect to the Justice division):

•	Threshold: 8.53% growth

•	Target: 11.35% growth

•	Maximum: 17.06% growth

•	Company’s compounded annual average ROIC:

•	Threshold: 28.07% ROIC

•	Target: 34.72% ROIC

•	Maximum: 43.20% ROIC

The remaining 25% of the target shares are subject to compounded annual average EBITDA dollar growth, as follows:

•	Threshold: 14.86% growth

•	Target: 19.77% growth

•	Maximum: 29.72% growth

The performance period for all of the goals under the Justice 2012 LTIP will be measured over a performance period consisting of January 24, 2010 through July 28, 2012 (the last day of fiscal 2012), other than the ROIC goal which will be measured over a performance period consisting of August 1, 2010 through July 28, 2012. The difference in performance periods was necessary as the Company would be unable to accurately evaluate ROIC for Mr. Rayden for the stub period from January 24 through July 31, 2010. For each performance goal, at threshold level 50% of the target shares subject to the performance goal will be earned, 100% will be earned for target achievement and 150% for maximum achievement, with intermediate target levels and earning.

The peer group with respect to the TSR goals for the 2012 LTIPs is the same group of companies used for benchmarking purposes in fiscal 2010 other than The Gymboree Corporation and Stage Stores, Inc. as those companies were added to the benchmarking peer group after the goals for the db/m 2012 LTIP were established.

Prior to the 2012 LTIPs, the LTIP goals were based solely on Company performance goals. The addition of divisional goals to the 2012 LTIPs reflects the growth of the Company as the impact that any individual has on the entire Company has been diminished as we add new divisions. This is also reflected in the choice of performance goals which are intended to reflect goals that participants can best control, such as comparable store sales and EBITDA in lieu of an operating income which was used for prior LTIPs. In addition, starting with the 2012 LTIPs, the Compensation Committee has decided to use TSR relative to the peer group as a performance metric in lieu of market capitalization growth. The Company chose relative TSR as a goal as it is based on peer group performance rather than a fixed numerical number and is thereby not subject to external factors such as national economics, weather and political issues that do not reflect on individual or corporate performance and better aligns executive rewards with prevailing market conditions. The Company has retained ROIC as the third performance metric.

Holders of outstanding restricted stock granted under the LTIPs have the right to vote prior to vesting. Any shares of restricted stock earned under the LTIPs will be subject to accelerated vesting upon the participant’s termination due to death or disability, upon a change in control (as defined in the Stock Incentive Plan, which can be found on page 75 of this proxy statement/prospectus), or upon achievement of the Total Years Test.

2013 LTIP

In fiscal 2011, the Compensation Committee adopted an LTIP for our NEOs for the three-year performance period consisting of fiscal 2011, fiscal 2012 and fiscal 2013 (the “2013 LTIP”). The 2013 LTIP was granted as restricted stock that will vest based on the level of performance achieved. The target number of shares of our common stock that may vest for the NEOs participating under the 2013 LTIP is as follows: Mr. David Jaffe—39,313; Mr. Rayden—50,623; Mr. Correia—12,806; and Mr. Wexler—8,919. In order to align the 2013 LTIP with the performance goals adopted under the Justice 2012 LTIP so that goals are consistent through all divisions, the goals for all participants in the 2013 LTIP are divided as follows:

•	75% of the target shares are subject to Company performance goals divided 1/3 among the following performance goals:

•	TSR relative to the peer group

•	Company’s compound annual average ROIC

•	Company’s annual average EBITDA dollar growth

•

25% of the target shares are subject to divisional compound annual EBITDA growth. The divisional goal is based on the division the NEO has responsibility for and is further divided for an NEO who has responsibilities between 2 or 3 divisions.

In order to align the 2013 LTIP with the MIP so that there is consistency in the payout arrangements between the Company’s incentive plans, for each performance goal, at threshold level 50% of the target shares for the performance goal will vest, 100% will vest for target achievement and 200% for maximum achievement, with intermediate target levels and vesting. The performance goals under the 2013 LTIP are intended to constitute “performance based compensation” under Section 162(m) of the Code.

The peer group with respect to the TSR goals for the 2013 LTIP is the same group of companies used for benchmarking purposes other than Hot Topic, Inc., and also includes The Talbots, Inc. (TLB).

Justice EBITDA Bonus for Mr. Rayden

Following the Company’s acquisition of Justice, the Compensation Committee determined that it was necessary to create a strong incentive for Michael Rayden to stay with the Company for a prolonged period and to increase Justice’s EBITDA performance over its plan during that time. In order to create such an incentive, the Compensation Committee approved a long term, performance-based bonus plan for Michael Rayden (the “Justice EBITDA Bonus”). Under the Justice EBITDA Bonus, which is set forth in Mr. Rayden’s employment agreement, Mr. Rayden is eligible to receive a cash bonus in an amount equal to 10% of the sum of the Justice divisions positive incremental and negative decremental actual EBITDA performance versus target EBITDA goals over each semi-

annual period occurring in the five and one-half year performance period, as set forth below, or if shorter, the duration of Mr. Rayden’s employment (we refer to the applicable period as the EBITDA performance period). The incremental and decremental amounts for each semi-annual period will be determined by comparing Justice’s actual EBITDA performance during such semi-annual period against the semi-annual Justice EBITDA goals below, calculated excluding certain extraordinary items (i.e., unusual events effecting the financial statements, corporate transactions and changes in accounting principles). Any bonus payable under the Justice EBITDA Bonus will be paid within 60 days following completion of the EBITDA performance period, provided that if the amount is payable as a result of Mr. Rayden’s termination of employment, the bonus payment will be subject to a six-month delay pursuant to Section 409A of the Code. No amounts are payable under the Justice EBITDA Bonus if Mr. Rayden’s employment is terminated by Justice for Cause (as defined in his employment agreement).

The following semi-annual target EBITDA goals for Justice for the five and one-half year performance period under the Justice EBITDA Bonus have been approved by the Compensation Committee:

Justice EBITDA Bonus Semi-Annual Goals Justice EBITDA (in thousands)
Year	Spring	Fall
2010	$26,274	N/A
2011	$33,994	$84,893
2012	$41,608	$94,871
2013	$46,121	$101,204
2014	$50,058	$106,795
2015	$54,742	$113,492

The actual EBITDA achieved by Justice for the fiscal 2010 spring season was $46,500,000, resulting in Mr. Rayden earning an amount equal to $2,022,600 under the Justice EBITDA Bonus. This amount will be paid at the end of the EBITDA performance period.

Executive Perquisites

Executive perquisites are not a significant component of our executive compensation program. We limit the use of perquisites among our eligible executives, and, except as noted below with respect to Mr. Rayden, we do not currently offer any notable perquisites to our NEOs. The cost of perquisites for our NEOs is included in the “All Other Compensation” column of the Summary Compensation Table. The Company also offers broad health and welfare programs, which are available to our full-time employees generally.

In accordance with the terms of Mr. Rayden’s employment with Justice prior to it being acquired by the Company, Mr. Rayden continues to receive limited personal use of an aircraft while Mr. Rayden serves as CEO of Justice, subject to certain limitations on use and cost. Mr. David Jaffe was also provided with one personal flight during fiscal 2010. In addition, the Company maintains life insurance coverage on Mr. Rayden’s life in the amount of $5,000,000, the proceeds of which are payable to his designated beneficiaries.

Deferred Compensation

We maintain a non-qualified deferred compensation plan for approximately 120 employees, including all of our NEOs. We make Company contributions to this plan in an amount determined by us for each plan year. For fiscal 2010, the NEOs received a Company matching contribution of 100% on the first 5% of base salary and bonus deferred. Prior to fiscal 2010, the Company matching contribution was capped at $1,000,000 of compensation. This cap was removed commencing with fiscal 2010. See “Nonqualified Deferred Compensation in Fiscal 2010” below.

Severance and Change in Control Payments

All of our NEOs, other than our Chairman, are entitled to receive severance payments upon certain terminations of their employment and all of our NEOs, other than our Chairman, are entitled to benefits in the event of a change in control of the Company. These arrangements provide essential protections to both the executive and the Company. Arrangements providing for severance and change in control payments assist the Company in attracting and retaining qualified executives that could have other job alternatives.

Under David Jaffe’s employment agreement, in the event of a change in control, he is entitled to elect to terminate employment and to receive a severance payment of two times his base salary. The Compensation Committee has evaluated David Jaffe’s employment agreement and believes that the change in control provision is appropriate given his long relationship and service with the Company and due to the fact that if a change in control were to occur, his responsibilities and services would likely be very different from those that currently exist.

Mr. Rayden’s entitlements to severance and change in control benefits are a continuation of his contractual rights under his arrangements with Justice. These arrangements have been reviewed and evaluated by the Compensation Committee and it has determined that such arrangements continue to be appropriate given Mr. Rayden’s contributions to and essential role with Justice.

Mr. Elliot Jaffe’s employment agreement provides that his estate will be entitled to receive a lump sum payment equal to 1 year of his base salary at the rate in effect at the time of his death. He is not entitled to severance under any other termination of his employment.

As part of our effort to equalize the executive pay practices of the Company with those of Justice, we have adopted The Dress Barn, Inc. Executive Severance Plan (the “Executive Severance Plan”), in which Messrs. Correia and Wexler participate. Under the Executive Severance Plan Messrs. Correia and Wexler are entitled to severance benefits upon certain terminations of their employment, including enhanced severance benefits following a change in control. A description of terms and conditions of the Executive Severance Plan can be found in the section of this of this proxy statement/prospectus entitled “Executive Severance Plan” below.

Other than with respect to Mr. Rayden, none of our NEOs is entitled to a golden parachute (280G) excise tax gross-up or a Code Section 409A tax gross-up, both of which are preserved benefits from the agreements governing Mr. Rayden’s employment with Justice prior to its acquisition by the Company. A description of terms and conditions of this arrangement with Mr. Rayden can be found in the section of this proxy statement/prospectus entitled “Employment Agreements and Employment Letters - Michael W. Rayden.”

A further description of termination and change in control events that trigger post termination and change in control pay and benefits for our NEOs, including the Executive Severance Plan, can be found in the section of this proxy statement entitled “Potential Payments upon Termination or Change in Control” below.

Risk Mitigation

The Company believes that its compensation programs may not reasonably be expected to give rise to a material adverse effect on the Company. The principal performance based measures depend on the Company’s business and strategic plan. Further, we have attempted to, and will continue to strive to, equalize the compensation practices and performance measures of all of our divisions. In most cases, each component of performance-based compensation is subject to a limit on the cash paid or the number of shares delivered. The performance criteria are designed to focus on performance metrics that deliver value to our shareholders and that focus on the strength of our business.

Impact of Accounting and Tax Matters

As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles that we utilize. With respect to accounting matters,

the Compensation Committee examines the accounting cost associated with equity compensation in light of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.

With respect to tax matters, the Compensation Committee considers the impact of Section 162(m) of the Code, which generally permits a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to a corporation’s NEOs only if the compensation qualifies as being performance-based under Section 162(m) of the Code. We endeavor to structure our compensation to qualify as performance-based under Section 162(m) of the Code where it is reasonable to do so while meeting our compensation objectives.

Nonetheless, from time to time certain non-deductible compensation may be paid and the Board and the Compensation Committee reserve the authority to award non-deductible compensation in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain equity awards may be non-deductible under Section 162(m) of the Code.

Consideration of Prior Amounts Paid or Realized

Actual pay earned by our NEOs in prior years from annual or semi-annual incentive opportunities and long-term equity compensation is not specifically taken into account by the Compensation Committee in making a current year’s compensation decisions for (i) salary increases, (ii) target annual or semi-annual incentive compensation opportunity, (iii) target long-term equity incentive opportunity, or (iv) equity compensation. The Compensation Committee also does not specifically adjust a current year’s target incentive compensation in order to reflect the prior year’s actual earned cash or equity incentive compensation.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee does not constitute soliciting material and shall not be deemed to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference into any document so filed except to the extent that the Company specifically incorporates this Compensation Committee Report by reference therein.

The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

John Usdan, Chairman
Kate Buggeln
Randy L. Pearce

SUMMARY COMPENSATION TABLE

The table below summarizes information concerning compensation for fiscal 2010, fiscal 2009 and fiscal 2008 of those persons who were on July 31, 2010 our NEOs, including: (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) our three other most highly compensated executive officers, including our Founder and Chairman of the Board.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation- ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation- ($)(5)	Total ($)
David R. Jaffe	2010	950,000	—	2,068,588	2,036,000	1,543,750	—	149,462	6,747,800
President and	2009	850,000	255,000	692,832	1,460,000	—	—	169,776	3,427,608
Chief Executive	2008	850,000	—	756,530	—	—	—	177,749	1,784,279
Officer
Elliot S. Jaffe	2010	377,100	—	—	37,750	—	—	206,412	621,262
Founder and	2009	377,100	—	—	29,200	—	—	194,820	601,120
Chairman of the	2008	358,000	—	—	43,800	—	—	168,198	570,798
Board
Michael W. Rayden	2010	726,923	—	1,579,825	710,400	2,772,000	—	218,629	6,077,777
Chief Executive Officer, Tween Brands, Inc.(6)
Armand Correia	2010	392,000	—	687,228	152,000	427,795	—	84,078	1,743,101
Executive Vice	2009	320,000	60,000	191,993	350,400	—	—	77,105	999,498
President and Chief	2008	320,000	41,422	169,944	—	—	—	78,585	609,951
Financial Officer
Gene Wexler, Esq.	2010	340,000	—	540,486	152,000	304,205	—	19,350	1,356,041
Senior Vice President,	2009	270,000	50,000	121,506	292,000	—	—	84,706	818,212
General Counsel and	2008	270,000	32,400	107,547	—	—	—	37,184	447,131
Assistant Secretary

(1)	The amounts shown in fiscal 2009 and fiscal 2008 represent discretionary bonuses awarded to each NEO by the Compensation Committee.

(2)

Reflects the aggregate grant date fair value calculation in accordance with FASB ASC Topic 718. Amounts include both time-vesting restricted stock awards and restricted stock awards subject to performance conditions. Assumptions used in the valuation of equity based awards are discussed in “Summary of Accounting Policies—Restricted Stock” and “Stock Options and Restricted Stock” in Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 31, 2010.

(3)

The amounts shown for fiscal 2010 represent amounts earned under (i) the 162(m) Plan with respect to David R. Jaffe, (ii) the Justice IC Plan and the 162(m) Plan for Mr. Rayden, and (iii) the Management Incentive Plan for Messrs. Correia and Wexler. Elliot S. Jaffe was not eligible for any bonus under the Company’s incentive plans.

(4)	We have no actuarial pension plans. All earnings in our nonqualified Executive Retirement Plan are at market values and are therefore omitted from the table.

(5)	A detailed breakdown of “All Other Compensation” for fiscal 2010 is provided in the table on the following page.

(6)	As Mr. Rayden joined the Company as Chief Executive Officer of Tween Brands, Inc. on November 25, 2009, the amounts shown above represent amounts earned by him on or after such date.

The table below provides the details of amounts included for fiscal 2010 in the “All Other Compensation” column of the Summary Compensation Table for each NEO.

Name	Contributions to Executive Officer’s Defined Contribution Plan Accounts	Payments made for Supplemental Retirement Benefits(1)	Payments made For Life Insurance	Reimbursement for Legal Fees	Personal Use of Company Plane(2)	Commuting and Automobile Related Payments(3)	Total
David R. Jaffe	$106,308	—	$16,740	—	2,051	$24,363	$149,462
Elliot S. Jaffe	18,855	$187,557	—	—	—	—	206,412
Michael W. Rayden	30,288	—	—	$17,000	171,341	—	218,629
Armand Correia	28,928	—	34,940	—	—	20,210	84,078
Gene Wexler, Esq.	16,327	—	—	—	—	3,023	19,350

(1)

Represents supplemental retirement benefit as discussed under “Retirement Agreements” below. This amount is adjusted on an annual basis for cost-of-living increases as determined using the Consumer Price Index.

(2)	Represents the aggregate incremental cost to the Company for personal use of the Company’s aircraft.

(3)

Represents, for David R. Jaffe, the fiscal 2010 cost to the Company for his car service. Represents an automobile allowance for the full fiscal 2010 for Armand Correia and for the first two months of fiscal 2010 for Gene Wexler.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2010

The following table provides information regarding the grants of plan-based awards made to the NEOs during fiscal 2010.

Name	Grant Date or Perfor- mance Period	Plan*	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Under- lying Options (#)(3)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)
			Thres- hold ($)	Target ($)	Max ($)	Thres- hold (#)	Target (#)	Max (#)
David R. Jaffe		162(m)	190,000	950,000	1,900,000
	FY10-12	12LTIP				31,353	62,706	94,059						$1,548,838
	9/24/09	NQ									80,000		17.67	608,000
	12/9/09	NQ									150,000	(4)	30.00	1,428,000
	12/28/09	RS							25,000	(5)				519,750
Elliot S. Jaffe	9/24/09	NQ									5,000	(6)	17.67	37,750
Michael W. Rayden		JIC	72,000	360,000	720,000
	FY10-12	12LTIP				21,459	42,918	64,377						1,060,075
	12/9/09	NQ									80,000	(7)	20.79	710,400
	1/12/10	RS							25,000	(5)				519,750
Armand Correia		MIP	38,400	192,000	384,000
	FY10-12	12LTIP				9,703	19,406	29,109						479,328
	9/24/09	NQ									20,000		17.67	152,000
	12/28/09	RS							10,000	(5)				207,900
Gene Wexler		MIP	32,400	162,000	324,000
	FY10-12	12LTIP				6,733	13,465	20,198						332,586
	9/24/09	NQ									20,000		17.67	152,000
	12/28/09	RS							10,000	(5)				207,900

*	Plan:

MIP = Management Incentive Plan

NQ = Non-qualified stock options (granted under the Stock Incentive Plan)

12LTIP = 2012 Long-Term Incentive Plan (granted under the Stock Incentive Plan)

162(m) = Executive 162(m) Bonus Plan

RS = Restricted stock (granted under the Stock Incentive Plan)

JIC = Justice Incentive Compensation Plan

(1)

Amounts represent the range of annual cash incentive awards the NEO was potentially entitled to receive based on the achievement of his or her performance goals during fiscal 2010 under (i) the 162(m) Plan, for David R. Jaffe, (ii) the Justice Incentive Compensation Plan for the fiscal 2010 fall season and the 162(m) for the fiscal 2010 spring season, for Mr. Rayden, and (iii) under the MIP, for Mr. Correia and Mr. Wexler. See “Incentive Bonus Plan” under the “Compensation Discussion and Analysis” above for more information for more information regarding the bonus targets under the 162(m) Plan, the Justice Incentive Compensation Plan and the MIP.

(2)

Amounts represent the range of shares of restricted stock that each eligible NEO may potentially be granted based on the achievement of his or her performance goals established for the three-year fiscal 2010, 2011 and 2012 cycle under the 2012 LTIP. Shares are not actually granted under the 2012 LTIP until the Compensation Committee has certified the level of achievement for each performance metric under the 2012 LTIP and has determined the number of shares that each participant has earned, which will occur after the Company files its Annual Report on Form 10-K for fiscal 2012. The Threshold amount represents the minimum number of shares that could be awarded if all goals are achieved at the threshold level, the Target amount represents the number of shares that could be awarded if 100% of the goals are achieved, and the Maximum amount represents the maximum number of shares that could be awarded under the 2012 LTIP.

Any shares of restricted stock that may potentially be awarded under the 2012 LTIP cycle will vest on July 28, 2013. However, as described above in the Compensation Discussion and Analysis under “Long-Term Incentive Plans,” this vesting schedule may be accelerated upon the NEO’s termination due to death or disability, upon a change in control, or upon achievement of the “Total Years Test.” Prior to vesting, holders of restricted stock have the right to vote the shares.

Potential awards under the “2013 Long-Term Incentive Plan” are not reflected in this table as the potential awards were approved by the Compensation Committee after the end of fiscal 2010. Because the Company did not achieve its financial goal under the 2010 LTIP, no awards of restricted stock were made under the 2010 LTIP.

(3)

Represents a stock option award made pursuant to the Company’s annual stock option grant, as described above in the Compensation Discussion and Analysis under “Non-Qualified Stock Options and Restricted Stock under the Stock Incentive Plan.”

(4)	Represents a stock option award made to David Jaffe in connection with the successful acquisition of Justice, with a premium per share price of $30.00.

(5)	Represents a restricted stock award made in connection with the successful acquisition of Justice.

(6)

Represents a stock option to purchase 5,000 shares of our common stock awarded to Elliot Jaffe in connection with his service as a director, as described above under “Questions and Answers About Our Board and Corporate Governance Matters—How are directors compensated?”

(7)	Represent a sign-on grant to Mr. Rayden for joining the Company.

Equity incentives granted to our executives have historically been limited to stock options and restricted stock grants. Our executives do not participate in any other long- or short-term equity incentive plans.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

The following table provides information relating to outstanding equity awards held by the NEOs at July 31, 2010.

Name	Plan*	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
David R. Jaffe	NQ(3)	300,000	0	$7.56	6/4/2012	—	—	—	—
	NQ(3)	300,000	0	$6.76	12/9/2012	—	—	—	—
	NQ(4)	240,000	60,000	$11.84	10/12/2015	—	—	—	—
	NQ(5)	50,000	200,000	$14.99	9/18/2018	—	—	—	—
	NQ(7)	0	80,000	$17.67	—	—	—	—	—
	NQ(8)	0	150,000	$30.00	—	—	—	—	—
	RS(10)	—	—	—	—	800	$19,760	—	—
	RS(11)	—	—	—	—	25,000	617,500	—	—
	11LTIP(13)	—	—	—	—	—	—	23,079	$570,051
	12LTIP(14)	—	—	—	—	—	—	31,353	774,419
Elliot S. Jaffe	NQ(4)	180,000	60,000	$11.84	10/12/2015	—	—	—	—
	NQ(6)	6,666	3,334	$14.06	11/28/2017	—	—	—	—
	NQ(5)	1,000	4,000	$14.99	9/18/2018	—	—	—	—
	NQ(7)	—	5,000	$17.67	9/24/2019	—	—	—	—
Michael W. Rayden	NQ(8)	0	80,000	$20.79	12/9/2019	—	—	—	—
	12LTIP(14)	—	—	—	—	—	—	21,459	530,037
Armand Correia	NQ(3)	24,000	0	$6.76	12/9/2012	—	—	—	—
	NQ(4)	96,000	24,000	$11.84	10/12/2015	—	—	—	—
	NQ(5)	12,000	48,000	$14.99	9/18/2018	—	—	—	—
	NQ(7)	0	20,000	$17.67	—	—	—	—	—
	RS(12)	—	—	—	—	2,000	49,400	—	—
	11LTIP(13)	—	—	—	—	—	—	6,396	157,969
	12LTIP(14)	—	—	—	—	—	—	9,703	239,664
Gene Wexler	NQ(4)	0	16,000	$11.84	10/12/2015	—	—	—	—
	NQ(9)	2,400	1,600	$23.30	11/29/2016	—	—	—	—
	NQ(5)	10,000	40,000	$14.99	9/18/2018	—	—	—	—
	NQ(7)	0	20,000	$17.67	—	—	—	—	—
	RS(10)	—	—	—	—	2,000	49,400	—	—
	RS(11)	—	—	—	—	10,000	247,000	—	—
	11LTIP(13)	—	—	—	—	—	—	4,048	99,973
	12LTIP(14)	—	—	—	—	—	—	6,733	166,293

(Footnotes relating to the “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010” table on the preceding page.)

*	Plan/Type of Award:

NQ = Non-qualified stock option

RS = Restricted stock

11LTIP= 2011 Long Term Incentive Plan

12LTIP= 2012 Long Term Incentive Plan

(1)	The amounts in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($24.70) on July 30, 2010.

(2)

The amounts in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($24.70) on July 30, 2010. The amounts assume that all goals under the Long-Term Incentive Plan will be achieved at the threshold level. The amounts indicated are not necessarily indicative of the amounts that may be realized by our NEOs.

(3)	This award is fully vested.

(4)	The unexercisable options relating to this award will vest on October 12, 2010.

(5)	20% of the options relating to this award vested on September 18, 2010 and the remaining unexercisable options relating to this award vest equally over the next four years on each September 18th.

(6)	The unexercisable options relating to this award will vest on November 28, 2010.

(7)	25% of the options relating to this award vested on September 24, 2010 and the remaining unexercisable options relating to this award vest equally over the next three years on each September 24th.

(8)	The unexercisable options relating to this award vest equally over the next four years on each December 9th.

(9)	The unexercisable options relating to this award vest equally over the next two years on each November 29th.

(10)	The unvested shares of restricted stock will vest on October 12, 2010.

(11)	The unvested shares of restricted stock vest equally over the next two years on each December 9th.

(12)	The unvested shares of restricted stock vest equally over the next two years on each November 29th.

(13)

This award relates to the 2011 Long-Term Incentive Plan and will vest in three equal installments on July 23, 2012, July 23, 2013 and July 23, 2014, provided we meet the minimum performance target necessary to achieve the minimum (threshold) payouts of restricted stock as defined in the Plan.

(14)

This award relates to the 2012 Long-Term Incentive Plan and will vest on July 28, 2013, provided we meet the minimum performance target necessary to achieve the minimum (threshold) payouts of restricted stock as defined in the Plan.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2010

The following table shows information about stock options exercised by our NEOs and stock awards held by our NEOs that vested during fiscal 2010.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David R. Jaffe	300,000	$3,621,000	8,044	$156,429
Elliot S. Jaffe	—	—	—	—
Michael W. Rayden	—	—	25,000	659,526
Armand Correia	—	—	11,000	229,033
Gene Wexler, Esq.	48,000	449,760	3,027	57,351

(1)

The value realized upon the exercise of the stock options reflect the number of options multiplied by the difference between the closing stock price of our common stock on the date of the exercise and exercise price of the options.

(2)	The value realized upon vesting of the stock awards is based on the closing stock price of our common stock on the date the awards vested.

PENSION BENEFITS

Other than the supplemental retirement benefit agreements for Elliot S. Jaffe and Mrs. Roslyn Jaffe (see “Retirement Agreements” below) we do not maintain any pension benefit plans for our officers or directors.

EMPLOYMENT AGREEMENTS AND EMPLOYMENT LETTERS

We have entered into “employment agreements” with Elliot S. Jaffe, David R. Jaffe and Michael W. Rayden. We have entered into “employment letters” with Armand Correia and Gene Wexler. An “employment agreement” provides an executive with a time period (or “term”) during which he will be employed by the Company. An “employment letter” does not have a term of employment. Rather, the letter sets forth the minimum compensation and benefits that the executive will receive during his employment. An executive with an employment letter is an “employee at will,” i.e., the Company may terminate such executive at any time with or without cause, subject to any applicable severance provisions, including the Executive Severance Plan.

The Compensation Committee believes that these employment agreements and employment letters are important to our executives and to the Company. Each executive benefits from clarity of the terms of his or her employment. The Company enhances its ability to retain the services of its executives. The Compensation Committee periodically reviews the terms of the employment agreements and employment letters and amends them as necessary to remain competitive and to carry out its objectives. Details of the terms of the specific employment agreements and employment letters are discussed below.

David R. Jaffe

David R. Jaffe is employed by the Company pursuant to an employment agreement, dated May 2, 2002, which currently expires on July 30, 2011, and which will automatically renew on an annual basis for additional one-year terms unless either party provides written notice at least one-year prior to the end of the term. The Compensation Committee approved an amendment to Mr. Jaffe’s employment agreement, effective January 1, 2009, solely for the purpose of addressing Section 409A of the Code.

The agreement provides for an annual salary of $650,000 per year or such higher salary as the Compensation Committee may set from time to time ($950,000 for fiscal 2010). The agreement entitles Mr. Jaffe to participate in all of the Company’s retirement, insurance, bonus, incentive and other benefit plans, including the 162(m) Plan and the Stock Incentive Plan. It also provides for certain perquisites, however, in fiscal 2010 he agreed to an increase in base salary in lieu of such perquisites. Mr. Jaffe may terminate his employment under his agreement following a Change in Control (as defined below). In such event, he would be entitled to an amount equal to two years’ salary paid in installments for 12 months. Mr. Jaffe may also terminate his employment under his agreement prior to a change in control for “Good Reason” (as defined below) after providing at least 60 days prior written notice of termination. If Mr. Jaffe terminates his employment for Good Reason or the Company terminates his employment without “Cause” (as defined below), he would be entitled to continued payment of his salary for one year. The agreement further provides for payments of an amount equal to one year’s salary, and continued health and medical coverage for one year, following termination of employment by reason of death or “Total Disability” (as defined below). Severance amounts payable under the agreement, except for amounts payable upon Mr. Jaffe’s death, will be subject to a possible six- month delay pursuant to Section 409A. The agreement also contains non-competition and non-solicitation restrictions effective during the employment term and for one year thereafter as well as a perpetual non-disparagement restriction. For further information regarding Mr. Jaffe’s employment agreement and the payments to which he may be entitled thereunder, see below under “Potential Payments Upon Termination or Change in Control—David R. Jaffe.”

“Cause” is generally defined in Mr. Jaffe’s employment agreement to include conviction of a crime, intentional and willful failure to satisfactorily perform employment duties reasonably requested by our board of directors, fraud or embezzlement, gross misconduct or gross negligence that has a substantial adverse affect on the Company or its affiliates, an intentional and willful act or omission which is materially detrimental to our business or reputation, or Mr. Jaffe’s willful breach of the covenants set forth in his employment agreement (which include covenants not to compete, not to solicit our employees and not to disparage the Company).

“Good Reason” is generally defined in Mr. Jaffe’s employment agreement as the occurrence, without Mr. Jaffe’s consent, of any of the following: a material demotion in his position, job duties or responsibilities, our failure to pay him his compensation or benefits, the relocation of Mr. Jaffe’s principal place of work at least 35 miles from its current location, any material breach of any of our obligations under his agreement, or a “Change in Control” following which Mr. Jaffe provided a notice of termination.

“Change in Control” is generally defined in Mr. Jaffe’s employment agreement as: (a) any “person” (as defined in the Securities Exchange Act of 1934) becoming the beneficial owner of 30% or more of the outstanding common stock of the Company (excluding affiliates of the Company); (b) a change of a majority of the Board after May 2, 2002 (the “Incumbent Directors”), unless the election of a new director was supported by two-thirds of the Incumbent Directors (which includes any new director whose election was supported by two-thirds of the Incumbent Directors); (c) the Company adopts a plan of liquidation of all or substantially all of its assets; or (d) the Company disposes of all or substantially all of the assets or business of the Company pursuant to a merger, consolidation or other transaction.

“Total Disability” is generally defined in Mr. Jaffe’s employment agreement as Mr. Jaffe being physically or mentally incapacitated such that Mr. Jaffe is incapable of performing his material duties under the employment agreement for a period of ninety (90) consecutive days or 120 non-consecutive days in any 12 month period. Receipt of disability under the Company’s long-term disability plan or receipt of Social Security disability benefits is conclusive evidence of Total Disability, or in the absence of such a Company plan, a determination of Total Disability by an impartial physician.

Elliot S. Jaffe

Elliot S. Jaffe, in accordance with the terms of an employment agreement, dated May 2, 2002, gave notice of his election to terminate his term as Executive Chairman of the Board effective on July 30, 2006. In an amendment effective July 30, 2006, the terms of the 2002 agreement were amended to provide that Mr. Jaffe will continue to be employed by the Company initially as Chairman of the Board at a reduced salary of $350,000 per year (subject to cost of living increases). The Company may terminate Mr. Jaffe’s employment on at least 90 days’ advance notice at any time after July 30, 2016. The 2006 amendment eliminated a number of Mr. Jaffe’s personal benefits, including his eligibility for a bonus and any change-of-control payment. Under the 2006 amendment, commencing on July 30, 2006, Mr. Jaffe also became eligible to receive a supplemental retirement benefit of $150,000 per year for life, subject to an annual cost-of-living increase, as well as health insurance coverage for life similar to the Company’s current health plan. Mr. Jaffe is obligated to provide no more than 24 days per fiscal year of advisory and consultative services to the Company and is subject to non-competition restrictions following his termination of employment. Mr. Jaffe, while he continues to serve as Chairman of the Board, shall be entitled to an office and secretarial assistance. All other terms, conditions and covenants of the 2002 agreement remain in full force and effect, including a lump sum payment equal to one-year’s salary based on the salary rate last in effect prior to his termination of employment by reason of death.

Michael W. Rayden

Michael W. Rayden is employed as CEO of Justice pursuant to an amended and restated employment agreement entered into with Justice on April 23, 2010, that expires on December 3, 2013, with successive one year extensions unless Justice or Mr. Rayden gives 15-month advance notice. The Company is a party to the agreement solely with respect to certain provisions, including provisions involving equity compensation, long term incentive bonuses and performance bonuses.

The agreement superseded and replaced the employment agreement between Mr. Rayden and Justice, effective as of December 3, 2008, the executive agreement between Mr. Rayden and Justice, effective as of December 3, 2008, and the letter agreement between Mr. Rayden and the Company dated June 24, 2009 (collectively, the “Prior Rayden Agreements”) in their entirety.

The new agreement is intended to set forth the continuing terms of Mr. Rayden’s employment with Justice in a single document, preserve Mr. Rayden’s rights and entitlements under the Prior Rayden Agreements, and make certain changes to the terms of Mr. Rayden’s employment with Justice that are designed, among other things, to incentivize and retain Mr. Rayden.

The new agreement preserves Mr. Rayden’s current annual salary of $1,050,000 per year, which may be increased by the Compensation Committee, and provides for an annual bonus under the Company’s annual incentive bonus program, which target payout will not be less than 120% of his then current base salary. In addition, effective January 24, 2010, Mr. Rayden is eligible to participate in the Company’s LTIPs, with a target award equal to 120% of base salary.

The new agreement provides that Mr. Rayden is eligible to receive equity compensation as determined by the Compensation Committee, in its sole discretion, including an annual equity award in the form determined by the Compensation Committee which will have the same value as any annual equity award made in the normal course to the Company’s Chief Executive Officer. In addition, Mr. Rayden is entitled to accelerated vesting of his restricted stock and continued vesting of his options upon termination of employment pursuant to his satisfaction of the Total Years Test.

Mr. Rayden is eligible to receive a long term performance-based bonus under the Justice EBITDA Bonus, as described under “Justice EBITDA Bonus” on page 55 of this proxy statement/prospectus.

Consistent with the Prior Rayden Agreements, upon any termination of Mr. Rayden’s employment, other than a termination by Justice for Cause, Mr. Rayden is entitled to a lump sum payment in the amount of $9,106,365 (the “Severance Payment”), subject to his execution of a release. The Severance Payment reflects the value of the cash severance amounts and other termination benefits payable to Mr. Rayden under the Prior Rayden Agreements, and will, upon Mr. Rayden’s qualifying termination, be held in a rabbi trust until the six month anniversary of Mr. Rayden’s termination date, or if earlier, his death (at which time Mr. Rayden will be entitled to receive the amount held in trust, any earnings thereon, and the difference between such earnings and $400,000). Upon Mr. Rayden’s termination of employment for any reason, including as a result of non-renewal, Mr. Rayden is subject to certain restrictive covenants, including two-year non-competition and non-solicitation restrictive covenants.

Consistent with the Prior Rayden Agreements, Mr. Rayden will be entitled to participate in benefit plans, practices and programs maintained by Justice and made available to similarly situated executives generally from time to time. In addition, for the duration of the term of the Employment Agreement, the new agreement provides that Mr. Rayden will continue to be entitled to limited use of Justice’s aircraft, subject to the terms and conditions described above under “Executive Perquisites” on page 56 of this proxy statement/prospectus. Justice will maintain $5,000,000 term life insurance coverage payable to Mr. Rayden’s designated beneficiary. Mr. Rayden is entitled to a golden parachute (280G) excise tax gross-up and a Code Section 409A tax gross-up, both of which are preserved benefits from the agreements governing Mr. Rayden’s employment with Justice prior to its acquisition by the Company.

“Cause” is generally defined under Mr. Rayden’s employment agreement as Mr. Rayden having (1) pled “guilty” or “no contest” to or been convicted of a felony act, (2) committed intentional gross misconduct, fraud or gross negligence in connection with his duties that is determined to be materially harmful to Justice, or (3) committed a material breach of the agreement that is materially and demonstrably injurious to Justice.

Employment Letters

We have entered into employment letters with each of Messrs. Correia and Wexler. A description of such letters follows:

Armand Correia

Mr. Correia’s employment letter was entered into in 1991. His employment can be terminated at any time by either the Company or Mr. Correia. Mr. Correia is entitled to a base salary of at least $150,000 per year (set at $320,000 for fiscal 2009 and increased to $410,000 for fiscal 2010), subject to possible increase based on annual performance reviews, as well as standard executive benefits, including participation in our bonus, option, life insurance, medical and dental, and short-term and long-term disability plans. As discussed below under “Potential Payments Upon Termination or Change in Control”, Mr. Correia’s unvested stock options would automatically become fully exercisable in the event of a “change of control” (as defined in his employment letter).

Gene Wexler

Mr. Wexler’s employment letter was entered into in 2005. As discussed below under “Potential Payments upon Termination or Change in Control”, should his employment be terminated by the Company for reasons other than death, disability or “just cause” involving misconduct, the Company will provide him with six months continuance of his base salary, and he will be eligible to continue to receive medical and dental coverage at the standard associate rate for six months following such termination. He is entitled to a base salary of at least $250,000 per year (set at $340,000 for fiscal 2010), subject to possible increase based on annual performance reviews, as well as standard executive benefits, including participation in our bonus, option, life insurance, medical and dental, and short-term and long-term disability plans.

Retirement Agreements

Elliot S. Jaffe

Commencing July 30, 2006, Elliot S. Jaffe became eligible to receive a supplemental retirement benefit of $150,000 per year for life, subject to an annual cost-of-living increase.

Mrs. Roslyn S. Jaffe

We also entered into a retirement agreement with Mrs. Jaffe. The agreement provides Mrs. Jaffe, in view of her role as co-founder of the Company and her 44 years of service to the Company, with a supplemental retirement benefit, commencing July 30, 2006, of $50,000 per year for life, subject to an annual cost-of-living increase.

EXECUTIVE SEVERANCE PLAN

On April 16, 2010, the Company adopted the Executive Severance Plan, effective as of March 3, 2010, in order to provide severance benefits to certain selected executive-level employees, including NEOs Messrs. Correia and Wexler. The following summary describes the key provisions of the Severance Plan as they apply to Messrs. Correia and Wexler.

The Severance Plan provides that in the event of a termination of employment without “Cause” (as defined below), other than a termination that constitutes a termination in connection with a Change in Control (as defined below), Messrs. Correia and Wexler will be eligible for the following:

•	Salary continuation as follows: 12 months for Mr. Correia, and three weeks per anniversary year, subject to a minimum of six months and a maximum of 12 months for Mr. Wexler;

•	a pro rata portion of his semi-annual bonus based on actual results; and

•	continued health coverage at the active employee rate for a period of up to 12 months for Mr. Correia, and the salary continuation period for Mr. Wexler.

In lieu of the severance benefits described above, if Mr. Correia or Wexler is terminated without Cause or terminates employment for “Good Reason” (as defined below) during (1) the 90 day period prior to a change in control (such termination, a “Pre-CIC Termination”), or (2) the period commencing on a change in control and ending 12 months later (such termination, a “Post-CIC Termination”), such NEO will be eligible for the following upon the change in control (in the case of a Pre-CIC Termination), or upon the termination date (in the case of a Post-CIC Termination):

•	a lump sum equal to the sum of annual base salary plus target bonus (multiplied, solely with respect to Mr. Correia, by 1.5);

•	continued health coverage at the active employee rate for a period of up to 18 months for Mr. Correia and 12 months for Mr. Wexler; and

•

in the case of a Post-CIC Termination, full vesting of any unvested equity awards (in the case of a Pre-CIC Termination, a cash equivalent payment equal to the fair market value of the unvested equity awards that were forfeited upon the NEO’s termination).

The period commencing 90 day period prior to a change in control and ending on the 12 month anniversary of a change in control is referred to as the “CIC Protection Period.”

The severance benefits payable under the Severance Plan are subject to: (1) the six month delay under Section 409A of the Code; (2) the execution and non-revocation of a general release of claims in favor of the Company within a specified time period; (3) the NEO’s compliance with certain non- competition and non-solicitation restrictive covenants; and (4) reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax. Any benefits payable under the Severance Plan to Mr. Correia or Mr. Wexler supersede and are in lieu of any severance benefits and/or payments provided under any other agreements, arrangements or severance plans by and between such NEO and the Company.

“Cause” as defined in the Severance Plan generally means: (1) conviction of a crime (including conviction on a nolo contendere plea) involving the commission of a felony or of a criminal act involving fraud, dishonesty, or moral turpitude; (2) material failure to satisfactorily perform employment duties; (3) fraud or embezzlement; (4) gross misconduct or gross negligence that has a substantial adverse effect on the Company or an affiliate; or (5) intentional and willful act or omission that is materially detrimental to the business or reputation of the Company or an affiliate.

“Change in Control” as defined in the Severance Plan generally means: (1) any person becomes a beneficial owner during the twelve (12) month period ending on the date of the most recent acquisition by such person of 30% or more of the total voting power of the outstanding stock of the Company, excluding affiliates of the Company; (2) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board, and any new director other than a director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (3) all or substantially all the assets of the Company are disposed of pursuant to a merger, consolidation or other transaction; or (4) the Company combines with another company and is the surviving corporation, but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the common stock or other ownership interests of the combined company.

“Good Reason” as defined in the Severance Plan generally means: (1) any material diminution of the responsibilities, duties or authority; (2) any reduction in base salary and/or benefits, other than a reduction that is uniformly applied to similar situated employees; (3) relocation of the employee’s principal place of work outside of a thirty (30) mile radius of the then current location; or (4) the failure of any successor to the Company to assume the Plan.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2010

After satisfying a waiting period, our NEOs, are eligible for participation in our Executive Retirement Plan, which is an unfunded, unsecured nonqualified defined contribution plan. The Executive Retirement Plan allows our executives to defer a maximum of 95% of their base salary and any bonuses paid or other performance-based cash compensation awarded. Elections to participate in the Executive Retirement Plan are made by our executives on an annual basis, prior to the beginning of the year in which the compensation is earned. Executives who elect to participate in the Executive Retirement Plan are not eligible to participate in our 401(k) plan.

We make Company contributions to the Executive Retirement Plan in an amount determined by us for each plan year. For fiscal 2010, our NEOs who were eligible for participation received a Company matching contribution of 100% on the first 5% of base salary and bonus deferred. Employees are immediately vested in deferrals of their own compensation. Company matching contributions vest in 25% increments after 2 years, 3 years, 4 years and 5 years of service with the Company.

The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, Company matching contributions, plus earnings (or minus losses). We do not deposit any amounts into any trust or other account for the benefit of plan participants. In accordance with tax requirements, the assets of the Executive Retirement Plan are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the executive. Investment option transfers may be made daily. There are 27 investment options available to plan participants, including fixed income funds, domestic and international equity funds, blended funds and pre-allocated lifestyle fund investments. Interest and gains or losses on each deemed investment are credited or debited to each participant’s account on a monthly basis based on the actual performance of the funds in which the participant is deemed invested.

Deferred account balances are distributed to the plan participants in accordance with elections made by the executive at the time the deferral is made, subject to Section 409A of the Code. A participant may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, an unforeseeable emergency or a change of control, each of the last two events as defined in Section 409A of the Code. A participant may also elect to receive distributions while still employed by the Company if he or she elects to have in- service or education distributions, made at a date specified by the participant.

The following table shows the executive and Company contributions, earnings and account balances for the NEOs.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate (Loss) Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
David R. Jaffe	$1,244,750	$106,308	$624,063	—	$5,830,988
Elliot S. Jaffe	18,855	18,855	154,363	—	3,745,046
Michael W. Rayden	30,288	30,288	1,932	—	62,509
Armand Correia	438,433	28,928	180,744	—	4,820,609
Gene Wexler	16,327	16,327	12,179	—	109,283

(1)

All executive contributions represent amounts deferred by each NEO under the Executive Retirement Plan and are included as compensation in the Summary Compensation Table under “Salary”, “Bonus” and “Non-Equity Incentive Plan Compensation.”

(2)	All registrant contributions are reported under “All Other Compensation” in the Summary Compensation Table.

(3)

These amounts are not reported in the Summary Compensation Table as the earnings included in this column are based on the investment options selected by the NEO, none of which provide interest above the market rate.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below describe and estimate additional compensation and benefits that our NEOs would become entitled to pursuant to their employment agreements, employment letter and other arrangements between us and them upon a termination of their employment in certain circumstances or in the event of a change in control, in each case assuming such event had occurred on July 31, 2010. Where applicable, the amounts payable assume a $24.70 fair value of our Common Stock (the closing price on July 30, 2010). We have calculated these estimated payments to meet SEC disclosure requirements. The estimated payments are not necessarily indicative of the actual amounts any of our NEOs would receive in such circumstances. The table excludes (i) compensation amounts accrued through July 31, 2010 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and (ii) vested account balances under our retirement plans that are generally available to all of our salaried employees. In addition, where applicable, the amounts reflected for bonuses reflect the actual amounts paid to the NEO for Fiscal Year 2010, since the hypothetical termination or Change in Control date is the last day of the fiscal year for which the bonus is to be determined.

In addition to these payments, participants in our Executive Retirement Plan, including the NEOs, may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, or following a change in control (subject to Section 409A of the Code). Each NEO’s account balance under the Executive Retirement Plan as of the end of fiscal 2010 is set forth under the “Aggregate Balance at Last Fiscal Year End” column of the Nonqualified Deferred Compensation Table above.

Payments and Benefits for Mr. David Jaffe

	Base Salary ($)	Health Benefits ($)	Acceleration of Equity Awards(4) ($)	Total ($)

Termination Without Cause or for Good Reason Prior to a Change in Control	950,000(1)	0	3,913,260	4,863,260

Voluntary Termination Upon or Following a Change in Control	1,900,000(2)	0	3,913,260	5,813,260

Change in Control—No Termination	—	0	3,913,260	3,913,260

Death or Total Disability	950,000(1)	5,228(3)	3,913,260	4,868,488

Termination For Cause or without Good Reason Prior to a Change in Control	0	0	0	0

(1)	Represents an amount equal to his base salary.

(2)	Represents an amount equal to 2 times his base salary.

(3)	Represents our payment for the cost of continuation health coverage for 12 months following his termination.

(4)

Represent the fair market value of our Common Stock on July 31, 2010, less the exercise price, if applicable, multiplied by the number of shares of our Common Stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. Elliot Jaffe

	Base Salary ($)		Acceleration of Equity Awards(2) ($)	Total ($)

Termination Without Cause or for Good Reason	0		881,071	881,071

Termination For Cause or without Good Reason	0		881,071	881,071

Change in Control—No Termination	0		881,071	881,071

Death	377,100	(1)	881,071	1,258,171

Disability	0		881,071	881,071

(1)	Represents an amount equal to his base salary.

(2)

Represent the fair market value of our Common Stock on July 31, 2010, less the exercise price, if applicable, multiplied by the number of shares of our Common Stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. Rayden

	Lump Sum Payment ($)		Termination EBITDA Bonus ($)	Acceleration of Equity Awards(3) ($)	Total ($)

Termination Without Cause or Voluntary Termination	9,106,365	(1)	2,022,600(2)	312,800	11,128,965

Termination For Cause	0		0	0	0

Change in Control—No Termination	0		0	312,800	312,800

Death or Disability	9,106,365	(1)	2,022,600(2)	312,800	11,128,965

(1)

Represents a one time lump sum severance payment that will be deposited in a rabbi trust and will be paid to Mr. Rayden, plus any accrued earnings attributable to investments while held in the rabbi trust, plus an amount equal to the difference between any such earnings and $400,000.

(2)	Represents an accelerated payment of Rayden EBITDA Bonus based on results through the termination date.

(3)

Represent the fair market value of our Common Stock on July 31, 2010, less the exercise price, if applicable, multiplied by the number of shares of our Common Stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Mr. Rayden is also entitled to receive a golden parachute (Code Section 280G) excise tax gross-up and a Code Section 409A tax gross-up. Based on the Company’s estimates, however, he would not have been subject to an excise tax payment under Code Section 280G or an additional tax under Code Section 409A in the event of a change in control or termination of employment occurring on July 31, 2010.

Payments and Benefits for Mr. Correia

	Base Salary ($)		Bonus ($)	Health Benefits ($)	Acceleration of Equity Awards(6) ($)	Total ($)

Termination Without Cause prior to a CIC Protection Period	410,000	(1)	276,812(3)	4,110(4)	964,720	1,655,642

Voluntary Termination prior to a CIC Protection Period or Voluntary Termination without Good Reason during a CIC Protection Period	0		0	0	0	0

Termination Without Cause or for Good Reason during a CIC Protection Period	922,500	(2)	0	6,164(5)	964,720	1,893,384

Change in Control—No Termination	0		0	0	964,720	964,720

Death or Disability	0		0	0	964,720	964,720

Termination For Cause	0		0	0	0	0

(1)	Represents an amount equal to his base salary.

(2)	Represents an amount equal to 1.5 times his base salary plus his fiscal 2010 target bonus.

(3)	Represents the amount of his semi-annual bonus for the fiscal 2010 spring season.

(4)	Represents our payment for the cost of continuation health coverage for 12 months following his termination.

(5)	Represents our payment for the cost of continuation health coverage for 18 months following his termination.

(6)

Represent the fair market value of our Common Stock on July 31, 2010, less the exercise price, if applicable, multiplied by the number of shares of our Common Stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. Wexler

	Base Salary ($)		Bonus ($)	Health Benefits ($)	Acceleration of Equity Awards(6) ($)	Total ($)

Termination Without Cause prior to a CIC Protection Period	170,000	(1)	204,041(3)	5,073(4)	1,033,400	1,412,514

Voluntary Termination prior to a CIC Protection Period or Voluntary Termination without Good Reason during a CIC Protection Period	0		0	0	0	0

Termination Without Cause or for Good Reason during a CIC Protection Period	544,000	(2)	0	7,609(5)	1,033,400	1,585,009

Change in Control—No Termination	0		0	0	1,033,400	1,033,400

Death or Disability	0		0	0	1,033,400	1,033,400

Termination For Cause	0		0	0	0	0

(1)	Represents an amount equal to 6 months of his base salary.

(2)	Represents an amount equal to his base salary plus his fiscal 2010 target bonus.

(3)	Represents the amount of his semi-annual bonus for the fiscal 2010 spring season.

(4)	Represents our payment for the cost of continuation health coverage for 12 months following his termination.

(5)	Represents our payment for the cost of continuation health coverage for 18 months following his termination.

(6)

Represent the fair market value of our Common Stock on July 31, 2010, less the exercise price, if applicable, multiplied by the number of shares of our Common Stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Acceleration of Equity Awards

As discussed in the Compensation Discussion and Analysis under the headings “Non-Qualified Stock Options and Restricted Stock under the Stock Incentive Plan” and “Long-Term Incentive Plans”, eligible employees, including our NEOs, may be awarded non-qualified stock options or shares of restricted stock that vest over a specified period of years that vary based on the type and timing of the award (unless, in the case of restricted stock, the shares are subject to immediate vesting because the recipient satisfies the “Total Years Test”). The Stock Incentive Plan and relevant award agreements, however, provide for the accelerated vesting of certain equity awards following a change in control of the Company or upon certain termination events, as described below.

Change in Control Provisions under the Stock Incentive Plan

Under the Stock Incentive Plan, stock options generally vest immediately upon the occurrence of a change in control.

“Change in Control” is defined in the Stock Incentive Plan as:

•	any person or group acquires 30% or more of the Company’s voting securities;

•

a change in a majority of the members of the Board over any two-year period unless the new directors’ election to the board was approved by at least two-thirds of the existing directors (referred to as a “change in Board composition”);

•

a merger of the Company, unless the voting securities of the Company outstanding immediately prior to the merger continue to represent more than 50% of the voting securities of the Company or surviving entity outstanding immediately after such merger;

•	approval by the shareholders of a plan of liquidation of the Company;

•

approval by the shareholders of a sale of all or substantially all of the Company’s assets other than a sale to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale (referred to as an “asset sale”);

•	none of Messrs. Elliot Jaffe or David Jaffe, Ms. Roslyn Jaffe, or any of their direct lineal descendants (referred to as the “Jaffe family”), are a member of the Board; or

•	the Jaffe family owns less than 5% of the voting securities of the Company.

If shareholders approve the amendment and restatement of the Stock Incentive Plan, then this definition of “Change in Control” will be modified with respect to awards granted on and after the date of such approval, as described on page 77 of this proxy/prospectus.

Special Provisions Related to Option Awards

If, prior to the occurrence of a change in control, the Compensation Committee reasonably determines in good faith that the stock options will be honored or assumed, or new rights substituted, then stock options granted under the Stock Incentive Plan generally will not be subject to accelerated vesting upon a change in control.

If the stock options granted under the Stock Incentive Plan are accelerated upon a change in control, the Compensation Committee, in its sole discretion, may authorize the Company or its affiliates to purchase any such accelerated options by paying the option holder the difference between the exercise price of his or her option and the higher of: (i) the highest price paid for a share of common stock in any transaction related to the change in control, or (ii) the highest fair market value per share of common stock at any time during the 60 day period preceding the change in control.

Special Provisions Related to Restricted Stock Awards

Restricted stock awards granted under any completed LTIP cycle also would immediately vest in the event that a change in control occurs or the recipient’s employment is terminated due to death or disability. With respect to special awards of restricted stock (i.e., an award that was not made in connection with the Company’s LTIPs), unless otherwise determined by the Compensation Committee at the time of grant, any portion of such award of restricted stock that had not yet vested would vest immediately upon the occurrence of a change in control.

PROPOSAL THREE

APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S
2001 STOCK INCENTIVE PLAN, AS AMENDED

Our shareholders are being asked to approve an amendment and restatement of the Company’s 2001 Stock Incentive Plan, as amended and restated effective as of September 29, 2005, which, if approved, will be renamed the 2010 Stock Incentive Plan. Our Board unanimously approved the 2010 Stock Incentive Plan on September 23, 2010, subject to, and to be effective upon, the approval of the 2010 Stock Incentive Plan by our shareholders at the Annual Meeting (the date of such approval is referred below as the “restatement date”). The 2010 Stock Incentive Plan generally incorporates the provisions of the 2001 Stock Incentive Plan as currently in effect and includes the following key modifications, effective upon the restatement date:

•

Increase of the Aggregate Share Reserve. The current aggregate share reserve will be increased by an additional 6 million shares for a total share reserve of 18 million shares under the 2010 Stock Incentive Plan. We continue to maintain a “fungible share limit” where each share of common stock subject to full value awards (e.g., restricted stock or restricted stock units) will be counted as 3 shares against the aggregate share reserve under the 2010 Stock Incentive Plan. Our Board believes that stock ownership by key employees, consultants, officers and directors provides performance incentives and fosters long-term commitment to our benefit and the benefit of our shareholders and that the proposed increase in the share reserve is necessary to insure that a sufficient reserve of common stock remains available for issuance to allow us to continue to utilize equity incentives to attract and retain the services of key individuals essential to our long-term growth and financial success.

•

Other Stock-Based Awards. To enhance the Company’s flexibility in designing awards, we added to the 2010 Stock Incentive Plan the ability to grant awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, including, for example, unrestricted shares of common stock awarded as bonuses, stock equivalent units, restricted stock units, deferred stock units, and awards valued by reference to book value of shares of common stock, which we refer to as an “other stock-based award.”

•

Eligibility. To better utilize the Stock Incentive Plan as an incentive tool for our growing employee pool and to reflect our corporate structure following the reorganization, we have expanded the classification of employees and directors eligible to receive awards under the Stock Incentive Plan to include:

•

All employees of the Company and its affiliates (currently, only employees of the Company and its affiliates who hold executive or other positions in the management of the affairs of the Company and its affiliates are eligible to receive awards); and

•	Non-employee directors of our affiliates (currently only non-employee directors of the Company are eligible to receive awards).

•

Change in Control Provisions. To reflect corporate governance best practices, we have modified the provisions relating to a change in control of the Company for awards granted on or after the restatement date as follows:

•

Unless otherwise determined at grant, such awards will not vest upon a change in control (i.e., upon a “single trigger”), but will vest upon an involuntary termination without cause that occurs within 2 years following a change in control (i.e., upon a “double trigger”); awards granted prior to the restatement date vest upon a single trigger;

•	The definition of change in control has been modified with respect to such awards as follows:

•	an asset sale will occur upon the consummation of the sale of all or substantially all of the Company’s assets (instead of upon shareholder approval of the sale); and

•	no event relating solely to the Jaffe family will be deemed to be a Change in Control.

In addition, the definition of change in control has also been modified solely with respect to any payment pursuant to an award that is triggered upon a change in control and that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code as follows:

•

a change in Board composition will occur upon a change in a majority of the members of the Board over any 12 month period (instead of a two-year period) unless the new directors’ election to the Board was approved by at least a majority of the existing directors (instead of two-thirds of the existing directors); and

•	approval of a plan of liquidation will not constitute a change in control.

•

Corporate Governance Best Practices. The 2010 Stock Incentive Plan also adopts the following key features that are designed to protect our shareholders’ interests and to reflect corporate governance best practices, as follows:

•

Avoidance of Liberalized Share Counting. To protect our shareholders’ interests and to reflect corporate governance best practices, the 2010 Stock Incentive Plan provides that the total number of shares of common stock available for awards will be reduced by (i) the total number of stock options or other stock-based awards (subject to exercise) that have been exercised, regardless of whether any of the shares of common stock underlying such awards are not actually issued to the participant as the result of a net settlement and (ii) any shares of common stock used to pay any exercise price or tax withholding obligation, and provides that the Company may not use the cash proceeds it receives from award exercises to repurchase shares of common stock on the open market for reuse under the 2010 Stock Incentive Plan.

•

Repricing Subject to Shareholder Approval. The 2010 Stock Incentive Plan requires that any reduction in the exercise price of a stock option or an other stock-based award that is subject to participant elected exercise which we refer to as “exercisable awards”, the replacement of an exercisable award with an award with a lower exercise price, or a cash repurchase of exercisable awards that are out-of-the-money, requires prior shareholder approval.

•

Eliminated Reloads. The 2010 Stock Incentive Plan specifically prohibits adding “reload” provisions to options that provide for the automatic grant of a number of options equal to the number of shares used to pay for the exercise price of options or shares used to pay withholding taxes in connection with the exercise of an option.

•	Term Extension. We extended the term of the 2010 Stock Incentive Plan until December 8, 2021 (currently, the 2001 Stock Incentive Plan is scheduled to expire on September 26, 2011).

Our shareholders are also being requested to approve the Section 162(m) performance goals under the 2010 Stock Incentive Plan so that certain incentive awards granted to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Code, which otherwise generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) of publicly-held companies. Code Section 162(m) generally requires such performance goals to be approved by shareholders every five years. If shareholders do not approve the Code Section 162(m) performance goals at the Annual Meeting, then awards of restricted stock and other stock-based awards may still be granted under the 2001 Stock Incentive Plan after the Annual Meeting, however, any such award that is intended to be “performance-based” compensation under Code Section 162(m) will not qualify as exempt performance-based compensation under Code Section 162(m) until such approval is obtained or shareholders approve other designated performance criteria. Notwithstanding the foregoing, awards of options will continue to qualify as exempt performance-based compensation under Code Section 162(m) even if the shareholders do not approve the Code Section 162(m) performance goals at the Annual Meeting.

The Company anticipates filing a Registration Statement on Form S-8 with the SEC to register the additional amount of new shares of common stock to be included in the aggregate share reserve under the 2010 Stock Incentive Plan as soon as practicable following shareholder approval of the 2010 Stock Incentive Plan.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE FOR AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2001 STOCK
INCENTIVE PLAN, AS AMENDED, WHICH, IF APPROVED, WILL BE RENAMED
THE 2010 STOCK INCENTIVE PLAN.

The following description of the 2010 Stock Incentive Plan is only a summary and is qualified in its entirety by reference to the 2010 Stock Incentive Plan, a copy of which is included in this proxy statement/prospectus as Annex IV.

General

The 2010 Stock Incentive Plan provides that all employees, consultants and non-employee directors of the Company or its affiliates may be granted the following types of awards: options to acquire shares of the Company’s common stock, shares of restricted stock, or other stock-based awards. Eligibility for awards under the 2010 Stock Incentive Plan is determined by the Compensation Committee, in its sole discretion.

The purpose of the 2010 Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by enabling the Company to offer eligible participants awards, thereby linking shareholder and eligible participants’ interests and creating a means to raise the level of stock ownership by such individuals. The awards are intended to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s shareholders. Our Board believes that awards provide performance incentives to eligible participants to the benefit of the Company and its shareholders.

Available Shares

The total number of shares of common stock that may be subject to awards under the 2010 Stock Incentive Plan will not exceed 18 million shares. Such number of shares is subject to adjustment by the Compensation Committee in the event of a recapitalization, stock split, stock dividend or similar corporate transaction. Such shares may be either authorized or unissued shares or shares held in treasury.

Any shares of restricted stock or other stock-based awards that are not based solely on stock appreciation following the grant date above the fair market value of the common stock on the date of grant (referred to by us as “full share awards”) are counted against this limit as three shares for every share granted. In general, if options or any other stock-based awards that are not full share awards are canceled for any reason, or expire or terminate unexpired, the shares covered by such awards again become available for grant. If a share of restricted stock or an other stock-based award that is a full share award is forfeited for any reason, three shares will again become available for grant.

The number of shares of common stock available for awards under the 2010 Stock Incentive Plan will be reduced by the total number of exercisable awards exercised (regardless of whether the shares of common stock underlying such awards are not actually issued as the result of net settlement), any shares of common stock used to pay any exercise price or tax withholding obligation with respect to any award, and any shares of common stock repurchased in the open market with the proceeds of the exercise of an exercisable award. In addition, the Company may not use the cash proceeds it receives from the exercise of an exercisable award to repurchase shares of common stock on the open market for reuse under the 2010 Stock Incentive Plan.

Administration

The 2010 Stock Incentive Plan is administered by a committee (referred to as the “plan committee”), which with regard to employees and consultants is comprised of not less than two individuals appointed by our Board, each of whom is a “non-employee director” to the extent required by Rule 16b-3 and the Exchange Act, an “outside director” to the extent required by Code Section 162(m), an “independent director” as defined under NASDAQ Listing Rule 5605(a)(2) and “independent” under the rules to be promulgated by the SEC under The Dodd-Frank Wall Street Reform and Consumer Protection Act. The Compensation Committee, which meets these requirements, currently serves as the plan committee with regard to employees and consultants. The current members of the Compensation Committee are John Usdan, Randy L. Pearce, and Kate Buggeln. Our Board serves as the plan committee with respect to the application of the 2010 Stock Incentive Plan to non-employee directors. The plan committee may make such rules and regulations and establish such procedures for the administration of the 2010 Stock Incentive Plan as it deems advisable.

The plan committee may grant awards under the 2010 Stock Incentive Plan to eligible participants. The Company estimates that as of July 31, 2010, there are 913 employees, no consultants and four non-employee directors who are eligible to participate in the 2010 Stock Incentive Plan.

The plan committee has the discretion, in accordance with the provisions of the 2010 Stock Incentive Plan, to determine the terms of the award, to whom an award is granted and the number of shares of stock, subject to a maximum grant to an eligible participant in any year of 400,000 option shares and 400,000 shares of restricted stock and other stock-based awards that are intended to be “performance based” compensation under Code Section 162(m) (subject to customary adjustments as provided in the 2010 Stock Incentive Plan), with any unused portion of the limitation available to be carried forward.

Awards under the 2010 Stock Incentive Plan

Stock Options. An option granted under the 2010 Stock Incentive Plan may be an incentive stock option (an “ISO”) (which may be made solely to an eligible employee of the Company, its subsidiaries or its parent (if any)) or a non-qualified stock option (a “Non-ISO”) (which may be made to any participant), as determined at the time of grant. In certain circumstances, the grant of Non-ISOs, as opposed to ISOs, can result in federal income tax advantages to the Company, as described below.

The exercise price for options may not be less than the fair market value of the stock on the date of the grant of the options. The 2010 Stock Incentive Plan provides that optionees may pay the exercise price: in cash; by delivery to the Company of shares of the Company’s common stock owned by the participant; solely to the extent permitted by law and authorized by the plan committee, through the delivery of irrevocable instructions to a broker reasonably acceptable to the plan committee to promptly deliver to us an amount equal to the purchase price; on such other terms and conditions as may be acceptable to the plan committee (which may include a reduction in the number of shares of stock issuable upon exercise); or any combination of the foregoing.

An option may not be exercised later than the date specified by the plan committee, which will be a maximum of 10 years from the date of the grant (five years in the case of an ISO granted to any employee that owns 10% or more of the total combined voting power of all classes of stock of the Company, its subsidiaries or its parent). An option may be exercised only during the participant’s employment, consultancy or directorship or within one month after termination; provided, however, if such termination occurs as a result of (a) death or total and permanent disability or (b) retirement at age 60 or 65 (depending on the participant’s number of years of service), then such one-month period is extended to six months or three months, respectively. Notwithstanding the foregoing, in the event of a termination of employment for cause (as defined in the 2010 Stock Incentive Plan) or a voluntary termination within 90 days after the occurrence of an event which would be grounds for a termination for cause, any stock option held by the participant at the time of occurrence of the event which would be grounds for a termination for cause, will immediately terminate and expire.

Restricted Stock. The plan committee may award “restricted” shares of the Company’s common stock, which are grants of common stock that are subject to risk of forfeiture or other restrictions.

Upon the award of restricted stock, the participant generally has the rights of a shareholder with respect to the right to receive dividends and the right to vote the shares. Unless the plan committee specifies otherwise at the time of the award, the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period. Participants who receive restricted stock are required to enter into a restricted stock agreement with the Company, which sets forth the restrictions to which the shares are subject, including, as applicable, the date or dates on which such restrictions will lapse or any performance criteria to be met for such restrictions to lapse. Awards of restricted stock may or may not be performance based.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the plan committee will establish for each participant the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals are substantially uncertain, including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Code Section 162(m). Unless otherwise determined by the plan committee on the date of grant, all outstanding awards of Restricted Stock will vest upon a change in control. Further, unless otherwise determined by the plan committee on the date of grant, upon a participant’s termination all unvested restricted stock will be forfeited.

Other Stock-Based Awards. The plan committee may, subject to applicable legal limits, make a grant of other stock-based awards. The plan committee determines the terms and conditions of any such other stock-based awards, which may include the achievement of certain minimum performance criteria for purposes of compliance with Code Section 162(m) and/or a minimum vesting period. The performance goals for performance-based other stock-based awards may be based on the attainment of performance goals which may include performance goals that are intended to comply with the performance-based compensation exception under Code Section 162(m). The exercise price for any exercisable other stock-based award that is not a full share award may not be less than the fair market value of the common stock on the date of grant and such award may not be exercised later than the date specified by the plan committee, which will be a maximum of 10 years from the date of grant.

Performance Goals

As noted above, performance-based awards granted under the 2010 Stock Incentive Plan that are intended to satisfy the performance-based compensation exception under Code Section 162(m) will be granted or vest based on attainment of specified performance goals established by the plan committee. These awards will be made in the form of restricted stock or other stock-based award. The performance goals relating to such awards will be based on one or more of the following criteria selected by the plan committee:

•	enterprise value or value creation targets;

•	after-tax or pre-tax profits;

•	operational cash flow;

•

reduction of, or limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company;

•	earnings per share or earnings per share from continuing operations;

•	net sales, comparable store sales, revenues, net income or earnings before income tax or other exclusions;

•	return on capital employed (including, without limitation, return on invested capital or return on committed capital);

•	after-tax or pre-tax return on shareholder equity;

•	market share;

•	the fair market value of the shares of the Company’s common stock;

•	the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends;

•	limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs; or

•	economic value added targets based on a cash flow return on investment formula.

In addition, such performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Code Section 162(m), the plan committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the business criteria above. Unless otherwise determined by the plan committee at grant, such performance goals will disregard all items of gain, loss or expense related to certain events and circumstances, such as changes in accounting methods and corporate transactions (including dispositions and acquisitions).

Change in Control

Unless otherwise determined by the plan committee at grant, in the event of a change in control (as defined in the 2010 Stock Incentive Plan, which definition can be found on page 75 of this proxy statement/prospectus, as modified for awards granted on or after the restatement date as set forth on page 77 of this proxy statement/prospectus):

•

Awards granted prior to the restatement date will vest upon a change in control. However, unless the plan committee provides otherwise at the time an exercisable award is granted, no acceleration of exercisability will occur with respect to such exercisable award if the plan committee reasonably determines in good faith, prior to the occurrence of such transaction, that the exercisable award will be honored or assumed, or new rights substituted.

•

Awards granted on or after the restatement date will not vest upon a change in control. In addition, in the discretion of the plan committee, such awards may be assumed and continued or substituted in accordance with applicable law, purchased by us for an amount equal to the excess over the exercise price of such award of the higher of the highest price of the common stock paid in a change in control or the highest fair market value per share of the common stock at any time during the 60 day period preceding the change in control (in either case, such purchase price not to exceed the fair market value of the common stock at the time of purchase), or cancelled if the price of the common stock paid in a change in control is less than the exercise price of the award. The plan committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

•

Notwithstanding the prior bullet, awards granted on or after the restatement date will vest upon a participant’s involuntary termination without cause that occurs within 2 years following a change in control.

In the event of a merger or consolidation in which the Company is not the surviving corporation or in the event of a transaction that results in the acquisition of all or substantially all of the Company’s common stock or assets, the plan committee may elect to terminate all outstanding exercisable awards granted under the 2010 Stock Incentive Plan, provided that during the period from notification of such termination to the date of consummation of the relevant transaction (which must be at least 20 days) each participant shall have the right to exercise all of his or her exercisable awards in full (without regard to any restrictions on exercisability), contingent on the consummation of such transaction.

Miscellaneous

Awards granted under the 2010 Stock Incentive Plan generally are not transferable, except that the plan committee may, in its sole discretion and subject to certain limitations, permit the transfer of Non-ISOs at the time of grant or thereafter to certain “family members” of the participant.

No awards may be granted under the 2010 Stock Incentive Plan after September 30, 2021. Awards granted prior to such date, however, may extend beyond such date and the provisions of the 2010 Stock Incentive Plan will continue to apply thereto.

Our Board may from time to time amend, suspend or terminate the 2010 Stock Incentive Plan except that the rights of a participant with respect to an award granted prior to such amendment, suspension or termination may not be impaired without the participant’s consent and, without shareholder approval, no amendment may be made which increases the aggregate number of shares that may be issued under the 2010 Stock Incentive Plan, increases the maximum individual limitations, changes the classification of individuals eligible to receive awards, extends the maximum option, amends the 2010 Stock Incentive Plan or an outstanding award to reduce the exercise price of an exercisable award or cancel out-of-the-money outstanding exercisable awards in exchange for cash, other awards or exercisable awards with an exercise price that is less than the exercise price of the original exercisable award or otherwise requires shareholder approval. Our Board may amend the 2010 Stock Incentive Plan or any award agreement at any time without a participant’s consent to comply with applicable law, including Code Section 409A.

United States Federal Income Tax Consequences

The following discussion of the principal U.S. federal income tax consequences with respect to stock options granted under the 2010 Stock Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement/prospectus, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. The discussion is limited to the U.S. federal income tax consequences (state, local and other tax consequences are not addressed below) to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable.

The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary. The following summary is included for general information only and does not purport to address all the tax considerations that may be relevant. Each recipient of a grant is urged to consult his or her own tax advisor as to the specific tax consequences to such grantee and the disposition of common stock.

Incentive Stock Options. The grant or exercise of an ISO generally has no income tax consequences for the optionee or the Company. No taxable income results to the optionee upon the grant or exercise of an ISO. However, the amount by which the fair market value of the stock acquired pursuant to the exercise of an ISO exceeds the exercise price is an adjustment item and will be considered income for purposes of alternative minimum tax.

The aggregate fair market value of common stock (determined at the time of grant) with respect to which ISOs can be exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.

The sale of common stock received pursuant to the exercise of an option that satisfied all of the ISO requirements, as well as the holding period requirement described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on the sale and the exercise price. To receive ISO treatment, an optionee must be an employee of the Company (or certain affiliates) at all times during the period beginning on the date of the grant of the ISO and ending on the day three months before the date of exercise, and the optionee must not dispose of the common stock purchased pursuant to the exercise of an option either (i) within two years from the date the ISO was granted, or (ii) within one year from the date of exercise of the ISO. Any gain or loss realized upon a subsequent disposition of the shares will be treated as a long-term capital gain or loss top the optionee (depending on the applicable holding period). The Company will not be entitled to a tax deduction upon such exercise of an ISO, or upon a subsequent disposition of the shares, unless such disposition occurs prior to the expiration of the holding period described above.

In general, if the optionee does not satisfy the foregoing holding periods, any gain (in an amount equal to the lesser of the fair market value of the common stock on the date of exercise (or, with respect to officers subject to Section 16(b) of the Exchange Act, the date that sale of such common stock would not create liability, referred to as Section 16(b) liability, under Section 16(b) of the Exchange Act) minus the exercise price, or the amount realized on the disposition minus the exercise price) will constitute ordinary income. In the event of such a disposition before the expiration of the holding periods described above, subject to the limitations under Code Sections 162(m) and 280G (as described below), the Company is generally entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee. Any gain in excess of the amount recognized by the optionee as ordinary income would be taxed to the optionee as short-term or long-term capital gain (depending on the applicable holding period).

Non-Qualified Stock Options. In general, an optionee will realize no taxable income upon the grant of a Non-ISO and the Company will not receive a deduction at the time of such grant unless the option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a Non-ISO, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon a subsequent sale of the stock by the optionee, the optionee will recognize short- term or long-term capital gain or loss depending upon his or her holding period for the stock. Subject to the limitations under Code Sections 162(m) and 280G, the Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

Section 16(b). Any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to Section 16(b) liability with regard to both ISOs and Non-ISOs as a result of special tax rules regarding the income tax consequences concerning their stock options.

Code Section 162(m). In general, Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in its taxable year to the extent that such compensation exceeds $1,000,000, subject to certain exceptions. “Covered employees” are a company’s chief executive officer on the last day of the taxable year and any other individual whose compensation is required to be reported to shareholders in its proxy statement under the Exchange Act, other than the chief financial officer. Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established objective performance goals established by a compensation committee that is comprised solely of two or more “outside directors”, is not considered in determining whether a “covered employee’s” compensation exceeds $l,000,000. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any participant during a specified period of the plan under which the options are granted, is approved by shareholders and is administered by a committee comprised of outside directors. Subject to shareholder approval of the Section 162(m) performance goals under the 2010 Stock Incentive Plan, it is intended that certain awards under the 2010 Stock Incentive Plan will satisfy these requirements so that the income recognized in connection with awards will not be included in a “covered employee’s” compensation for the purpose of determining whether such individual’s compensation exceeds $1,000,000.

Parachute Payments. In the event that the payment or vesting of any award under the 2010 Stock Incentive Plan is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to certain participants, constitute parachute payments under Code Section 280G, then subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payment.

Code Section 409A. Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the 2010 Stock Incentive Plan are anticipated to be exempt from the requirements of Code Section 409A, awards that are not exempt are intended to comply with Code Section 409A.

New Plan Benefits

Future Plan Awards. Because future awards under the 2010 Stock Incentive Plan will be based upon prospective factors including the nature of services to be rendered and a participant’s potential contributions to the success of the Company or its affiliates, actual awards cannot be determined at this time.

Vote Required

Approval of the proposed amendments requires the affirmative vote of a majority of the votes cast with respect to the proposal at the Annual Meeting.

PROPOSAL FOUR

RATIFICATION OF THE ENGAGEMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”) to provide audit services to us and our subsidiaries for the fiscal year ending July 30, 2011. The shareholders are being requested to ratify such selection at the Annual Meeting. A representative of Deloitte & Touche will attend the Annual Meeting to make any statements he or she may desire to make and to respond to appropriate shareholder questions.

Although this appointment is not required to be submitted to a vote of the shareholders, the Audit Committee believes it is appropriate as a matter of policy to request that the shareholders ratify the appointment. Assuming a quorum is present, the appointment of the independent registered public accounting firm will be ratified if the votes cast in favor of ratification exceed the votes cast in opposition to ratification, present in person or represented by proxy at the Annual Meeting and entitled to vote. If the shareholders do not ratify the appointment, the Audit Committee will consider the selection of another independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY
FOR THE FISCAL YEAR ENDING JULY 30, 2011.

INFORMATION REGARDING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Deloitte & Touche as auditors with respect to the financial statements of the Company for the fiscal year ending July 30, 2011.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table shows the fees billed by Deloitte & Touche for the past two fiscal years for audit and other related fees:

	Fiscal 2010	Fiscal 2009
Audit Fees(1)	$3,133,000	$1,878,915
Audit-Related Fees(2)	514,000	961,175
Tax Fees(3)	543,000	578,670
All Other Fees	—	—

Total Fees	$4,190,000	$3,418,760

(1)

Fees for audit services billed in fiscal 2010 and fiscal 2009 consist of the annual audit of the Company’s financial statements, interim reviews of the quarterly consolidated financial statements and auditing the Company’s internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)

Audit-related fees consist principally of services performed in connection with registration statements filed with the SEC, statutory audits, audits of employee benefit plans and assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and include due diligence services performed in connection with our acquisition of Tween Brands, Inc.

(3)	Includes fees for professional services provided related to tax compliance, including federal, state and local taxes, tax planning and advisory services.

The Audit Committee has established a policy concerning the pre-approval of the audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be performed by Deloitte & Touche, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. The procedures permit limited amounts of services to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee.

During fiscal 2010, the Audit Committee pre-approved all of the services provided by the auditors. The Audit Committee considered whether the provision of non-audit services is permitted under applicable laws and regulations and is compatible with maintaining the independence of Deloitte & Touche.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference into any document so filed except to the extent that the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee oversees our financial reporting process on behalf of the Board and is directly responsible for the compensation, appointment and oversight of our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal control over financial reporting, and reports to the Audit Committee on any deficiencies found. Our independent registered public accounting firm, Deloitte & Touche, is responsible for auditing our financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles, as well as examining and reporting on the effectiveness of our internal controls over financial reporting. Under its written charter, our Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to our independent registered public accounting firm as well as any of our employees, and has the ability to retain, at our expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended July 31, 2010 with management.

The Audit Committee has also discussed and reviewed with Deloitte & Touche the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have discussed with Deloitte & Touche those matters required by PCAOB AU 380, Communication With Audit Committees, and SEC Rule 2-07, Communication With Audit Committees, of Regulation S-X. In addition, the Audit Committee obtained from Deloitte & Touche the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence and discussed with Deloitte & Touche their independence from management and the Company. We have received written confirmation from Deloitte & Touche of their independence within the meaning of the Securities Act and the requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining their independence, and has satisfied itself with respect to Deloitte & Touche’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 31, 2010 for filing with the SEC.

Audit Committee:

Randy Pearce, Chair
Kate Buggeln
John Usdan

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of October 1, 2010 (unless otherwise noted) by each of our directors, each of our named executive officers, all of our directors and executive officers as a group, and each person who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power and the address of each beneficial owner listed below is c/o The Dress Barn, Inc., 30 Dunnigan Drive, Suffern, New York 10901.

Name of Beneficial Owner:	Number of Shares of Common Stock Beneficially Owned	Percent of Class(17)
Directors and Executive Officers:
Elliot S. Jaffe(1)	1,159,692	1.47%
David R. Jaffe(2)	5,996,164	7.53%
Michael W. Rayden(3)	177,633	*
Armand Correia(4)	188,150	*
Gene Wexler(5)	56,713	*
Klaus Eppler(6)	39,813	*
Kate Buggeln(7)	33,333	*
John Usdan(8)	27,132	*
Randy L. Pearce(9)	24,998	*
All Directors and Executive Officers as a group (consisting of 9 persons)(10)	7,703,628	9.61%
* Represents less than 1% of class
Other Beneficial Owners:
Elise Jaffe(11)	5,055,582	6.42%
Richard Jaffe(12)	4,526,298	5.76%
Royce & Associates, LLC(13) 1414 Avenue of the Americas New York, NY 10019	6,371,697	8.11%
PRIMECAP Management Company(14) 225 South Lake Avenue #400 Pasadena, CA 91101	5,929,205	7.55%
Vanguard Horizon Funds(15) Vanguard Capital Opportunity Fund 100 Vanguard Blvd. Malvern, PA 19355	4,851,500	6.17%
BlackRock, Inc.(16) 40 East 52nd Street New York, NY 10022	4,544,015	5.78%

(Footnotes relating to the “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT” table on the preceding page and above.)

(1)

Consists of 524,557 shares owned directly by Elliot S. Jaffe, 381,469 shares owned by his wife, Mrs. Roslyn S. Jaffe, and 253,666 shares covered by options exercisable by Elliot S. Jaffe within 60 days of October 1, 2010.

(2)

Consists of 4,950,364 shares owned directly by David R. Jaffe, 25,800 restricted shares subject to vesting restrictions and 1,020,000 shares covered by options exercisable within 60 days of October 1, 2010.

(3)	Consists of 177,633 shares owned directly by Michael W. Rayden.

(4)	Consists of 13,150 shares owned directly by Armand Correia, 2,000 restricted shares subject to vesting restrictions and 173,000 shares covered by options exercisable within 60 days of October 1, 2010.

(5)	Consists of 513 shares owned directly by Gene Wexler, 12,000 restricted shares subject to vesting restrictions and 44,200 shares covered by options exercisable within 60 days of October 1, 2010.

(6)	Consists of 1,482 shares owned directly by Klaus Eppler and 38,331 shares covered by options exercisable within 60 days of October 1, 2010.

(7)	Consists of 33,333 shares covered by options exercisable by Kate Buggeln within 60 days of October 1, 2010.

(8)	Consists of 2,000 shares owned directly by John Usdan and 25,132 shares covered by options exercisable within 60 days of October 1, 2010.

(9)	Consists of 24,998 shares covered by options exercisable Randy L. Pearce within 60 days of October 1, 2010.

(10)	Includes 1,612,660 shares covered by options exercisable by Directors and Executive Officers within 60 days of October 1, 2010.

(11)	Consists of 4,875,832 shares owned directly by Elise Jaffe and 179,750 shares covered by options exercisable within 60 days of October 1, 2010.

(12)	Consists of 4,256,298 shares owned directly by Richard Jaffe.

(13)	Based solely on information set forth in the Schedule 13G/A filed with the SEC on February 2, 2010 by Royce & Associates, LLC.

(14)

Based solely on information set forth in the Schedule 13G/A filed with the SEC on February 11, 2010 by PRIMECAP Management Company, which indicates that PRIMECAP Management Company has sole dispositive power over 5,929,205 shares and sole voting power over 843,905 shares.

(15)	Based solely on information set forth in the Schedule 13G/A filed with the SEC on February 3, 2010 by Vanguard Horizon Funds-Vanguard Capital Opportunity Fund.

(16)	Based solely on information set forth in the Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc.

(17)	Based on 78,578,969 shares of common stock outstanding as of October 1, 2010.

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS

The following table summarizes our equity compensation plans as of July 31, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,720,010 (1)	$14.42	2,351,261
Equity compensation plans not approved by security holders	—	—	—

Total	6,720,010	$14.42	2,351,261

(1)	The weighted average remaining term of the outstanding options is 6.4 years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our common stock to file reports with the SEC disclosing their ownership, and changes in their ownership, of our stock. Copies of these reports must also be furnished to us. Based solely upon our review of these copies, we believe that during fiscal 2010 all of such forms were filed on a timely basis by reporting persons.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS;
RELATED PARTY TRANSACTIONS

In September 2007, the Board adopted a written policy for the review and approval or ratification of any transaction with a related person, which applies to related person transactions after the adoption date of the policy. Under this policy, related persons include our directors and executive officers and beneficial owners who are known to control over five percent of our common stock, as well as the immediate family members of any of the foregoing. The policy generally defines a related person transaction as one or a series of similar transactions, arrangements or relationships in which: (i) the Company was, is or will be a participant; (ii) a related person has a direct or indirect material interest; and (iii) the amount involved is expected to exceed $120,000 (determined without regard to the amount of profit or loss involved in the transaction). The policy does not cover arrangements available on the same basis to all employees generally or employment or compensation arrangements for our executive officers or director compensation arrangements.

Under the policy, a related person transaction requires the approval or ratification of the Audit Committee or the Chair of the Audit Committee in those situations in which the legal department, in consultation with the CEO or the Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the next Audit Committee meeting for review. Prior to approving or ratifying any transaction, the Audit Committee or the Chair will consider the material facts of the transaction, including the related person’s relationship to us and their interest in the transaction, and will determine whether the transaction is entered into in good faith and on fair and reasonable terms to us. No person may participate in the review of a transaction in which such person, or any of his or her immediate family members, may have a direct or indirect material interest.

During fiscal 2010, no transactions were reviewed by the Audit Committee since there were no new related person transactions, or any modifications to existing related person transactions, during fiscal 2010.

See above under the heading “Employment Agreements and Employment Letters—Retirement Agreements,” for a description of our retirement agreement with Mrs. Roslyn S. Jaffe. Ms. Jaffe is the spouse of Elliot S. Jaffe, Chairman of the Board and a founder of our Company, and they are the parents of David R. Jaffe, a director and CEO, Elise Jaffe, a non-executive officer and a more than 5% shareholder, and Richard Jaffe, a more than 5% shareholder.

The Company leases two of its store locations from Nordan, LLC, a limited liability company of which Elliot S. Jaffe, Chairman of the Board (the “affiliated landlord”) is the sole member. The following table describes the terms of these leases:

Store Location	Expiration	Renewal Options	Square Feet	Minimum Annual Rent Per Square Foot
Norwalk, Connecticut	April 30, 2011	Until April 30, 2031	12,700	$11.22
Danbury, Connecticut	June 30, 2015	Until June 30, 2020	8,000	$24.33

These store rentals approximate the range of minimum rentals paid by the Company on its other store leases. The store leases also contain provisions for payment of a percentage of sales as additional rent when sales reach specified levels. The effective rent (total rent as a percentage of sales with respect to particular stores) for these stores is approximately eight percent (8%). During fiscal 2005, we exercised the renewal option in the lease for our Danbury, Connecticut store, extending the expiration date of the lease to June 30, 2010 and extending the renewal options contained in the lease until June 30, 2020. In connection with the extension, the minimum annual rent was increased from $13.00 per square foot to $21.16 per square foot, and the affiliated landlord agreed to a $25,000 rent credit upon the remodeling of the store. We believe that these leases are on terms that are comparable to terms we could obtain in arms-length negotiations with unrelated third parties for store locations in similar geographic areas. During fiscal 2010, we paid a total of approximately $386,088 in rent and related expenses under these leases.

VALIDITY OF SHARES

Proskauer Rose LLP, New York, New York, will pass upon the validity of the shares of Ascena common stock offered by this proxy statement/prospectus.

EXPERTS

The consolidated financial statements incorporated in this proxy statement/prospectus by reference from The Dress Barn, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010, and the effectiveness of The Dress Barn, Inc.’s internal control over financial reporting as of July 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Accounting Standards Codification (“ASC”) 470-20, “Debt with Conversion and Other Options” and ASC 810-10, “Consolidations—Overall” effective July 26, 2009 and ASC 740-10, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109” effective July 29, 2007), which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements incorporated in this proxy statement/prospectus by reference from Tween Brands, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009, and the effectiveness of Tween Brands, Inc.’s internal control over financial reporting as of January 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109”), which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Registration Statement

Ascena filed a registration statement on Form S-4 to register with the SEC the shares of Ascena common stock offered by this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Ascena in addition to being a proxy statement of dressbarn for the Annual Meeting. As permitted by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or in exhibits to the registration statement.

Other SEC Filings

dressbarn files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of the information on file with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800- SEC-0330 for further information on the public reference room. dressbarn’s SEC filings are also available on the SEC’s web site located at http://www.sec.gov, and certain filings are available on dressbarn’s web site at www.dressbarn.com.

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately by dressbarn with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus except for any information superseded by information in this proxy statement/prospectus or in any document subsequently filed with the SEC which is also incorporated by reference. This proxy statement/prospectus incorporates by reference the documents set forth below, including the exhibits that these documents specifically incorporate by reference, that The Dress Barn, Inc. and Tween Brands, Inc. have previously filed with the SEC. These documents contain important information about The Dress Barn, Inc. and Tween Brands, Inc. and their financial performance.

•	The Dress Barn, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2010;

•	The Dress Barn, Inc.’s Current Report on Form 8-K filed on October 5, 2010;

•	Tween Brands, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2009;

•	Tween Brands, Inc.’s Quarterly Reports on Form 10-Q for the quarterly periods ended May 2, 2009 and August 1, 2009; and

•

All reports and definitive proxy or information statements filed by dressbarn or Ascena pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement/prospectus and before the date of the Annual Meeting.

Following the reorganization described in this proxy statement/prospectus, Ascena will become subject to the same informational requirements as dressbarn is prior to the reorganization, and will file annual, quarterly and special reports, proxy statements and other information with the SEC in accordance with the Exchange Act and the NASDAQ Global Select Market pursuant to the Exchange Act and NASDAQ Listing Rules. dressbarn does not expect to be subject to such requirements following the reorganization.

Documents Available Without Charge from Us

You can obtain any document incorporated by reference, excluding all exhibits that have not been specifically incorporated by reference, from us or the SEC. Documents incorporated by reference are available from us without charge.

Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

The Dress Barn, Inc.
30 Dunnigan Drive
Suffern, New York 10901
Telephone: (845) 369-4600
Attn: Investor Relations

If you would like to request documents from us, please do so by November 30, 2010 to receive them before the Annual Meeting. We will send requested documents by first-class mail within one business day after receiving the request.

You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus is a part to vote on the Annual Meeting proposals. No one has been authorized to provide you with information that is different from what is contained in this proxy statement/prospectus or in the incorporated documents.

This proxy statement/prospectus is dated November  , 2010. You should not assume the information contained in this proxy statement/prospectus is accurate as of any date other than this date, and neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of the Ascena common stock in the reorganization shall imply information is accurate as of any other date.

BY ORDER OF THE BOARD OF DIRECTORS

By:	Gene L. Wexler, Esq. Assistant Secretary

Dated: November  , 2010

ANNEX I

Agreement and Plan of Reorganization

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”), dated as of August 20, 2010, is among The Dress Barn, Inc., a Connecticut corporation (the “Company”), Ascena Retail Group, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“HoldingCo”), and DB Merger Corp, a Connecticut corporation and a direct, wholly owned subsidiary of HoldingCo (“MergerCo”).

RECITALS

WHEREAS, as of the date hereof, the authorized capital stock of the Company consists of (i) 165,000,000 shares of common stock, par value $0.05 per share (“Company Common Stock”), of which approximately 78,542,934 shares are issued and outstanding, approximately 6,910,747 shares are reserved for issuance under the Company’s Plans (as defined below) and upon exercise of outstanding Company Awards (as hereinafter defined) and no shares are held in treasury, and (ii) 100,000 shares of preferred stock, par value $0.05 per share (“Company Preferred Stock”), of which none is outstanding;

WHEREAS, as of the date hereof, the authorized capital stock of HoldingCo consists of (i) 375,000,000 shares of common stock, par value $0.01 per share (“HoldingCo Common Stock”), of which 100 shares are issued and outstanding and no shares are held in treasury, and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (“HoldingCo Preferred Stock”), of which none is outstanding;

WHEREAS, as of the date hereof, all of the issued and outstanding common stock of MergerCo (“MergerCo Common Stock”) is held by HoldingCo;

WHEREAS, HoldingCo and MergerCo are newly formed entities organized for the purpose of participating in the transactions herein contemplated;

WHEREAS, the Board of Directors of each of the Company, HoldingCo and MergerCo have unanimously determined that it is advisable and in the best interests of their respective securityholders to reorganize to create a new holding company structure by merging the Company with MergerCo with the Company being the surviving entity (sometimes hereinafter referred to as the “Surviving Company”), and converting each outstanding share of Company Common Stock into one share of HoldingCo Common Stock, all in accordance with the terms of this Agreement;

WHEREAS, the Board of Directors of the Company has unanimously determined that it is advisable and in the best interests of its shareholders to reorganize the Company’s operations, such that the public company owned by its shareholders is incorporated in the State of Delaware and, accordingly, HoldingCo has been incorporated in the State of Delaware;

WHEREAS, the Boards of Directors of each of HoldingCo, the Company and MergerCo and the sole shareholder of MergerCo have approved this Agreement and the merger of the Company with MergerCo upon the terms and subject to the conditions set forth in this Agreement (the “Merger”);

WHEREAS, the Boards of Directors of each of the Company and MergerCo have declared advisable this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement, and the Boards of Directors of each of the Company and MergerCo have unanimously determined to recommend to their respective shareholders the adoption of this Agreement and the approval of the Merger, subject to the terms and conditions hereof and in accordance with the provisions of the Connecticut Business Corporation Act (the “CBCA”);

WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code, as well as a transaction to which Section 351(a) of the Code applies; and

WHEREAS, promptly following the Effective Time (as defined below), HoldingCo plans to take, or cause its direct and indirect wholly owned subsidiaries to take, additional actions (the

Annex I-1

“Subsequent Actions”) to enable HoldingCo to achieve certain benefits sought by the Boards of Directors of the Company, HoldingCo and MergerCo in authorizing the Merger.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, HoldingCo and MergerCo hereby agree as follows:

ARTICLE 1

THE MERGER

1.1 The Merger. In accordance with Section 33-815 of the CBCA, and subject to and upon the terms and conditions of this Agreement, the Company shall, at the Effective Time (as defined below), be merged with MergerCo, the separate corporate existence of MergerCo shall cease and the Company shall continue as the Surviving Company. At the Effective Time, the effect of the Merger shall be as provided in Section 33-820 of the CBCA.

1.2 Effective Time. The Merger shall become effective upon the filing of a Certificate of Merger with the Secretary of the State of the State of Connecticut or a later date specified therein (the “Effective Time”). It is currently anticipated by the parties that the Effective Time will be on or about January 1, 2011.

1.3 Organizational Documents of the Surviving Company.

1.3.1 From and after the Effective Time, the amended and restated certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the certificate of incorporation of the Surviving Company until thereafter amended as provided therein or by applicable law.

1.3.2 From and after the Effective Time, the amended and restated bylaws of the Company, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the bylaws of the Surviving Company (the “Surviving Company Bylaws”) until thereafter amended as provided therein or by applicable law.

1.4 Directors. The directors of MergerCo immediately prior to the Effective Time shall be the initial directors of the Surviving Company and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Company Bylaws or as otherwise provided by law.

1.5 Officers. The officers of MergerCo immediately prior to the Effective Time shall be the initial officers of the Surviving Company and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Company Bylaws or as otherwise provided by law.

1.6 Directors and Officers of HoldingCo. Prior to the Effective Time, the Company in its capacity as the sole stockholder of HoldingCo, agrees to take or cause to be taken all such actions as are necessary to cause those persons serving as the directors and executive officers of the Company immediately prior to the Effective Time to be elected or appointed as the directors and executive officers of HoldingCo, each such person to have the same office(s) with HoldingCo (and the same committee memberships in the case of directors) as he or she held with the Company, with the directors serving in the same class that they serve with the Company to serve until the earlier of the next meeting of the HoldingCo stockholders at which an election of directors of such class is held and until their successors are elected or appointed (or their earlier death, disability or retirement).

1.7 Additional Actions. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger and to comply with the requirements of the CBCA. If, at any time after the Effective Time, the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of either of MergerCo or the Company acquired or to be acquired by the

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Surviving Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of each of MergerCo and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of MergerCo and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

1.8 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of HoldingCo, MergerCo, the Company or the holder of any of the following securities:

1.8.1 Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares held in treasury, which shall be automatically cancelled and retired without the payment of any consideration therefor) shall be converted into one duly issued, fully paid and nonassessable share of HoldingCo Common Stock (the “Merger Consideration”).

1.8.2 The MergerCo common stock held by HoldingCo will automatically be converted into, and thereafter represent, 100% of the common stock of the Surviving Company.

1.8.3 Each share of HoldingCo Common Stock owned by the Company immediately prior to the Merger shall automatically be cancelled and retired and shall cease to exist.

1.8.4 From and after the Effective Time, holders of certificates formerly evidencing Company Common Stock shall cease to have any rights as shareholders of the Company, except as provided by law; provided, however, that such holders shall have the rights set forth in Section 1.9 herein.

1.8.5 In accordance with Section 33-856 of the CBCA, no appraisal rights shall be available to holders of Company Common Stock in connection with the Merger.

1.9 No Surrender of Certificates; Direct Registration of HoldingCo Common Stock. At the Effective Time, each outstanding share of Company Common Stock (other than any shares of Company Common Stock to be cancelled in accordance with Section 1.8) shall automatically represent the same number of shares of HoldingCo Common Stock without any further act or deed by the shareholders of the Company and record of such ownership shall be kept in uncertificated, book entry form by HoldingCo’s transfer agent. Until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate that, immediately prior to the Effective Time, evidenced Company Common Stock shall, from and after the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of HoldingCo Common Stock.

1.10 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter shall be no further registration of transfers of shares of Company Common Stock theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided in this Agreement or by law. On or after the Effective Time, any certificates presented to the exchange agent or HoldingCo for any reason shall solely represent the right to receive the Merger Consideration issuable in respect of the shares of Company Common Stock formerly represented by such certificates without any interest thereon.

1.11 Plan of Reorganization. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). Each party hereto shall use its commercially reasonable efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code, as well as a transaction to which Section 351(a) of the Code applies.

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1.12 Successor Issuer. It is the intent of the parties hereto that HoldingCo be deemed a “successor issuer” of the Company in accordance with Rule 12g-3 under the Securities Exchange Act of 1934, as amended, and Rule 414 under the Securities Act of 1933, as amended. At or after the Effective Time, HoldingCo shall file (i) an appropriate report on Form 8-K describing the Merger and (ii) appropriate pre-effective and/or post-effective amendments, as applicable, to any Registration Statements of the Company on Form S-8.

ARTICLE 2

ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

2.1 Assumption of Company Awards. At the Effective Time, all unexercised and unexpired options to purchase Company Common Stock (“Company Options”) or shares of restricted stock (collectively with Company Options, “Company Awards”) then outstanding under either The Dress Barn, Inc. 2001 Stock Incentive Plan, The Dress Barn, Inc. 1995 Stock Option Plan or The Dress Barn, Inc. 1993 Incentive Stock Option Plan or the other rights to acquire Company Common Stock under The Dress Barn, Inc. 401(k) Savings Plan or The Dress Barn, Inc. 2005 Employee Stock Purchase Plan (collectively, the “Company Plans”), whether or not then exercisable, will be assumed by HoldingCo. Each Company Award so assumed by HoldingCo under this Agreement will continue to have, and be subject to, the same terms and conditions as set forth in the applicable Company Plan and any agreements thereunder immediately prior to the Effective Time (including, without limitation, the vesting schedule (without acceleration thereof by virtue of the Merger and the transactions contemplated hereby) and per share exercise price), except that each Company Award will be exercisable (or will become exercisable in accordance with its terms) for, or shall be denominated with reference to, that number of shares of HoldingCo Common Stock equal to the number of shares of Company Common Stock that were subject to such Company Award immediately prior to the Effective Time. The conversion of any Company Options that are “incentive stock options” within the meaning of Section 422 of the Code, into options to purchase HoldingCo Common Stock shall be made in a manner consistent with Section 424(a) of the Code so as not to constitute a “modification” of such Company Options within the meaning of Section 424 of the Code.

2.2 Assignment and Assumption of Agreements. Effective as of the Effective Time, the Company hereby assigns to HoldingCo, and HoldingCo hereby assumes and agrees to perform, all obligations of the Company pursuant to the Company Plans, each stock option agreement and restricted stock agreement entered into pursuant to the Company Plans, and each outstanding Company Award granted thereunder.

2.3 Reservation of Shares. On or prior to the Effective Time, HoldingCo will reserve sufficient shares of HoldingCo Common Stock to provide for the issuance of HoldingCo Common Stock upon exercise of the Company Awards outstanding under the Company Plans.

2.4 Registration Statement; Proxy/Prospectus.

2.4.1 As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement in preliminary form relating to the Shareholders’ Meeting (as hereinafter defined) (together with any amendments thereof or supplements thereto, the “Proxy Statement”) and HoldingCo shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement” and the prospectus contained in the Registration Statement together with the Proxy Statement, the “Proxy/Prospectus”), in which the Proxy Statement shall be included, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the shares of HoldingCo Common Stock to be issued to the shareholders of the Company as the Merger Consideration. Each of HoldingCo and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective and the Proxy Statement to be cleared by the SEC as promptly as practicable, and, prior to the effective date of Registration Statement, HoldingCo shall take all actions reasonably required under any applicable federal securities laws or state blue sky laws in

Annex I-4

connection with the issuance of shares of HoldingCo Common Stock pursuant to the Merger. As promptly as reasonably practicable after the Registration Statement shall have become effective and the Proxy Statement shall have been cleared by the SEC, the Company shall mail or cause to be mailed or otherwise make available in accordance with the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Proxy/Prospectus to its shareholders; provided, however, that the parties shall consult and cooperate with each other in determining the appropriate time for mailing or otherwise making available to the Company’s shareholders the Proxy/Prospectus in light of the date set for the Shareholders’ Meeting.

2.5 Meeting of Company Shareholders; Board Recommendation.

2.5.1 Meeting of Company Shareholders. The Company shall take all action necessary in accordance with the CBCA and its amended and restated certificate of incorporation and amended and restated bylaws to call, hold and convene a meeting of its shareholders to consider the adoption of this Agreement (the “Shareholders’ Meeting”) to be held no less than 10 nor more than 60 days following the distribution of the definitive Proxy/Prospectus to its shareholders. The Company will use its reasonable best efforts to solicit from its shareholders proxies in favor of the adoption of this Agreement and approval of the Merger. The Company may adjourn or postpone the Shareholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy/Prospectus is provided to its shareholders in advance of any vote on this Agreement and the Merger or, if as of the time for which the Shareholders’ Meeting is originally scheduled (as set forth in the Proxy/Prospectus) there are insufficient shares of Company Common Stock voting in favor of the adoption of this Agreement and approval of the Merger or represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Shareholders’ Meeting.

2.6 Section 16 Matters. Prior to the Effective Time, the Board of Directors of the Company or an appropriate committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3 promulgated under the Exchange Act) shall adopt a resolution consistent with the interpretive guidance of the SEC so that the receipt by any officer or director of the Company who is a covered person for purposes of Section 16(a) of the Exchange Act of shares of HoldingCo Common Stock in exchange for shares of Company Common Stock or Company Options pursuant to this Agreement and the Merger is intended to be an exempt transaction pursuant to Section 16b-3 of the Exchange Act. Prior to the Effective Time, the Board of Directors of HoldingCo or an appropriate committee of non-employee directors (as such term is defined for purposes of Rule 16b-3 promulgated under the Exchange Act) shall adopt a resolution consistent with the interpretive guidance of the SEC so that the receipt by any officer or director of the Company or HoldingCo who is a covered person for purposes of Section 16(a) of the Exchange Act of shares of HoldingCo Common Stock or options in exchange for shares of Company Common Stock or Company Options pursuant to this Agreement and the Merger is intended to be an exempt transaction for purposes of Section 16b-3 of the Exchange Act.

2.7 Subsequent Actions. Promptly following the Effective Time, HoldingCo will, pursuant to appropriate corporate resolutions and such additional documentation as may be required, cause the Surviving Company to distribute all of the issued and outstanding securities of its wholly owned subsidiaries, Maurices Incorporated, a Delaware corporation (“Maurices”), and Tween Brands, Inc., a Delaware corporation (“Tween Brands”), to HoldingCo such that each of the Surviving Company, Maurices and Tween Brands shall thereafter be wholly owned, sister subsidiaries of HoldingCo.

ARTICLE 3

CONDITIONS OF MERGER

3.1 Conditions Precedent. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver by the parties hereto at or prior to the Effective Time of each of the following conditions:

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3.1.1 The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated or, to the knowledge of HoldingCo or the Company, threatened by the SEC and not concluded or withdrawn. No similar proceeding with respect to the Proxy Statement shall have been initiated or, to the knowledge of HoldingCo or the Company, threatened by the SEC and not concluded or withdrawn.

3.1.2 This Agreement and the Merger shall have been approved by the requisite vote of the shareholders of the Company in accordance with the CBCA.

3.1.3 The HoldingCo Common Stock to be issued pursuant to the Merger shall have been approved for listing by The NASDAQ Global Select Market (“NASDAQ”).

3.1.4 No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

3.1.5 The Boards of Directors of the Company and HoldingCo shall have received a legal opinion of Proskauer Rose LLP in form and substance reasonably satisfactory to them indicating that holders of Company Common Stock will not recognize gain or loss for United States federal income tax purposes as a result of the transactions contemplated by this Agreement.

ARTICLE 4

COVENANTS

4.1 Listing of HoldingCo Common Stock. HoldingCo will use its best efforts to obtain, at or before the Effective Time, confirmation of listing on the NASDAQ of the HoldingCo Common Stock issuable pursuant to the Merger.

4.2 The Plans. The Company and HoldingCo will take or cause to be taken all actions necessary or desirable in order to implement the assumption by HoldingCo pursuant to Section 2.2 of the Company Plans, each stock option agreement or restricted stock agreement entered into pursuant thereto, and each Company Award granted thereunder, all to the extent deemed appropriate by the Company and HoldingCo and permitted under applicable law.

4.3 Insurance. HoldingCo shall procure insurance or cause the execution of the insurance policies of the Company such that, upon consummation of the Merger, HoldingCo shall have insurance coverage that is substantially identical to the insurance coverage held by the Company immediately prior to the Merger.

ARTICLE 5

TERMINATION AND AMENDMENT

5.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company if such Board of Directors should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of the Company or its shareholders. In the event of such termination and abandonment, this Agreement shall become void and neither the Company, HoldingCo nor MergerCo nor their respective stockholders, members, directors or officers shall have any liability with respect to such termination and abandonment.

5.2 Amendment. At any time prior to the Effective Time, this Agreement may, to the extent permitted by the CBCA, be supplemented, amended or modified by the mutual consent of the parties to this Agreement.

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ARTICLE 6

MISCELLANEOUS PROVISIONS

6.1 Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware.

6.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

6.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

6.4 Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

6.5 No Third-Party Beneficiaries. Nothing contained in this Agreement is intended by the parties hereto to expand the rights and remedies of any person or entity not party hereto against any party hereto as compared to the rights and remedies which such person or entity would have had against any party hereto had the parties hereto not consummated the transactions contemplated hereby.

6.6 Tax Matters. Each of the Company and HoldingCo will comply with the recordkeeping and information reporting requirements of the Code that are imposed as a result of the transactions contemplated hereby, and will provide information reporting statements to holders of Company Common Stock at the time and in the manner prescribed by the Code and applicable Treasury Regulations.

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IN WITNESS WHEREOF, the Company, HoldingCo and MergerCo have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE DRESS BARN, INC.

By:	/s/ DAVID R. JAFFE David R. Jaffe President and Chief Executive Officer

ASCENA RETAIL GROUP, INC.

By:	/s/ DAVID R. JAFFE David R. Jaffe President and Chief Executive Officer

DB MERGER CORP.

By:	/s/ ARMAND CORREIA Armand Correia Executive Vice President and Treasurer

Signature Page to Agreement and Plan of Reorganization

ANNEX II

Second Amended and Restated Certificate of Incorporation of Ascena Retail Group, Inc.

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ASCENA RETAIL GROUP, INC.

Ascena Retail Group, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

(1) The name of the Corporation is Ascena Retail Group, Inc.

(2) The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 27, 2010 (the “Original Certificate of Incorporation”).

(3) The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 20, 2010 (the “Amended and Restated Certificate of Incorporation”), which Amended and Restated Certificate of Incorporation amended and restated the Original Certificate of Incorporation.

(4) This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL, amends and restates the provisions of the Amended and Restated Certificate of Incorporation, and has been duly approved by the written consent of the sole stockholder of the Corporation in accordance with Section 228 of the DGCL.

(5) The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

Section 1. The name of the corporation is Ascena Retail Group, Inc. (hereinafter referred to as the “Corporation”).

Section 2. The registered office of the Corporation is to be located at 2711 Centerville Road Suite 400, Wilmington, Delaware, 19808, New Castle County. The name of its registered agent at that address is Corporation Service Company.

Section 3. The purpose of the Corporation is to engage in any lawful act or activities for which corporations may be formed under the General Corporation Law of the State of Delaware, as may be amended, revised, modified or otherwise supplemented from time to time (the “DGCL”).

Section 4. The total authorized capital stock of the Corporation shall consist of the following classes of stock: (a) One Hundred Thousand (100,000) shares of preferred stock with a par value of one cent ($.01) per share (“Preferred Stock”); and (b) Three Hundred Seventy-Five Million (375,000,000) shares of common stock with a par value of one cent ($.01) per share (“Common Stock”). Subject to the rights of the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of subsection (a) of this Section 4, the number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased.

(a) Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock, which may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, and the Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided

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by law, to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(i) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 100,000);

(ii) the dividend rate or rates on the shares of that series, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and the manner of selecting shares for redemption if less than all shares of such series are to be redeemed;

(iv) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund;

(v) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(vi) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(vii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, distribution of assets, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(viii) whether or not the holders of shares of such series shall have any preemptive rights with respect to issuance of any class of equity shares of the Corporation, with respect to the granting by the Corporation of rights or options to purchase its equity shares of any class or the issuance of shares or other securities convertible into or carrying rights or options to purchase its equity shares of any class; and

(ix) any other terms, relative rights, preferences and limitations of such series.

The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(b) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

(i) the Common Stock shall be subject to the express terms of the Preferred Stock or any series thereof. Except as may otherwise be provided in this Certificate of Incorporation, in a certificate of designations or by applicable law, each holder of record of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders of the Corporation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders;

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(ii) subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation if, as and when declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore;

(iii) in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts, if any, to which any series of Preferred Stock may be entitled, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation remaining for distribution in proportion to the number of shares held by them, respectively;

(iv) no holder of shares of Common Stock shall be entitled to preemptive or subscription rights; and

(v) notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Section 5. The Corporation is to have perpetual existence.

Section 6. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

Advance notice of stockholder nominations for the election of directors and of business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the by-laws of the Corporation.

Section 7. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Section 7 shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Section 8. The Corporation shall indemnify its directors and officers to the extent set forth in the by-laws of the Corporation.

Section 9. (a) SuperMajority Vote for Approval of Business Combinations.

(i) Notwithstanding any other provisions to the contrary in this Certificate of Incorporation, except as set forth in subparagraph (ii) of this Section 9(a), the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Voting Stock (as hereinafter defined) of the Corporation shall be required for the approval or authorization of any Business Combination (as hereinafter defined) of the Corporation with any Related Person (as hereinafter defined). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that the affirmative vote of a lesser percentage of stockholders may be specified, by law or otherwise.

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(ii) The provisions of this Section 9(a) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as may be required by law or otherwise, if either:

(1) the Business Combination shall have been approved by a majority of Continuing Directors (as hereinafter defined) at a meeting at which a Continuing Director Quorum (as hereafter defined) is present; or

(2) the Business Combination shall involve the Corporation and a Subsidiary (as hereinafter defined) in which a Related Person has no direct or indirect interest (other than an interest arising solely by reason of the Related Party’s interest in the Corporation), provided that (a) if the Corporation shall not be the surviving corporation, all stockholders of the Corporation shall be entitled to receive the same type of consideration in such transaction in proportion to their respective stockholdings, (b) the provisions of Sections 9, 10, 11 and 12 hereof shall be continued in effect or adopted by such surviving corporation as part of its articles or certificate of incorporation, as the case may be, and such articles or certificates shall have no provision inconsistent with the provisions of such Sections hereof and (c) the provisions of the Corporation’s by-laws shall continue in effect or shall be adopted by such surviving corporation.

(iii) For purposes of this Section 9:

(1) The term “person” shall mean any individual, firm, corporation or other entity.

(2) The term “Business Combination” shall mean (a) any merger or consolidation of the Corporation or a Subsidiary with or into a Related Person, (b) any sale, lease, exchange, transfer, mortgage, pledge or other disposition (whether in one transaction or in a series of transactions) of all or any Substantial Part of the Assets (as hereinafter defined) of the Corporation (including, without limitation, any securities of a Subsidiary), or of a Subsidiary, to a Related Person, (c) any sale, lease, exchange, transfer, mortgage, pledge or other disposition (whether in one transaction or in a series of transactions) of all or any Substantial Part of the Assets of a Related Person to the Corporation or to a Subsidiary, (d) the issuance of any securities of the Corporation or a Subsidiary to a Related Person, (e) the acquisition by the Corporation or a Subsidiary of any securities of a Related Person, (f) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Corporation or any Subsidiary which is directly or indirectly owned by a Related Person, (g) any loan or other extension of credit by the Corporation or a Subsidiary to a Related Person or any guarantee by the Corporation or a Subsidiary of any loan or other extension of credit by any person to a Related Person, (h) the adoption of any plan or proposal for the dissolution, liquidation or termination of the Corporation or any Subsidiary proposed by or on behalf of a Related Person and (i) any agreement, contract or other arrangement providing for any of the foregoing Business Combination transactions.

(3) The term “Related Person” shall mean any person that is the Beneficial Owner (as hereinafter defined) of five percent (5%) or more of the outstanding shares of Voting Stock of the Corporation, other than (a) any individual or trust that was the Beneficial Owner of five percent (5%) or more of such outstanding shares of the Corporation’s predecessor, The Dress Barn, Inc., on December 31, 1984, such individual’s estate, and any other person that is a Beneficial Owner of five percent (5%) or more of such outstanding shares solely by reason of being an “affiliate” or “associate” of such individual, trust or estate and (b) any profit-sharing, employee stock

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ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

(4) A person shall be a “Beneficial Owner” of any shares of Voting Stock of the Corporation (a) which such person or any of its “affiliates” or “associates” (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985) beneficially owns, directly or indirectly, (b) which such person or any of its “affiliates” or “associates” has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its “affiliates” or “associates” has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock of the Corporation.

(5) For the purposes of determining whether a person is a Related Person, the number of shares of Voting Stock of the Corporation deemed to be outstanding shall include all shares of Voting Stock deemed owned by such person through application of paragraph (4) of this subparagraph (iii), but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise or conversion rights, exchange rights, warrants or options, or otherwise.

(6) The term “Continuing Director” shall mean (a) any member of the Board of Directors (i) who was a member of the Board of Directors on August 20, 2010 or (ii) became a member of the Board of Directors prior to the time that the Related Person became a Related Person, and (b) any successor of a Continuing Director who is not an affiliate, associate, or representative of the Related Person and is nominated or elected to succeed a Continuing Director by a majority of Continuing Directors, provided that such nomination or election shall only be effective if made at a meeting at which a Continuing Director Quorum is present.

(7) The term “Continuing Director Quorum” shall mean a majority of Continuing Directors capable of exercising the powers conferred upon them under the provisions of the Certificate of Incorporation or the by-laws of the Corporation or by law.

(8) The term “Subsidiary” shall mean any corporation more than fifty percent (50%) of any class of equity security of which is owned, directly or indirectly, by the Corporation.

(9) The term “Substantial Part of the Assets” shall mean assets having fair market value or book value, whichever is greater, equal to more than ten percent (10%) of the total assets of a person as of the end of its most recent fiscal year ending prior to the time the determination is made.

(10) The term “Voting Stock” shall mean all of the outstanding shares of capital stock of the Corporation entitled to vote on matters submitted to stockholders generally, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares voting as one class.

(iv) Nothing contained in this Section 9 shall be construed to relieve any Related Person of any fiduciary obligation imposed upon it by law.

(v) The Board of Directors shall have the power and duty to determine, on the basis of information then known to it, whether (a) any person is a Related Person, (b) any person is an “affiliate” or “associate” of another, (c) any Business Combination relates to a Substantial Part of the Assets of any person and (d) any director is a Continuing Director and is acting at a meeting at which a Continuing Director Quorum is or was present. Any

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such determination made in good faith by the Board of Directors shall be conclusive and binding for all purposes of this Section 9.

(b) Duties of the Board of Directors Regarding Business Combinations. The fact that any action or transaction conflicts with the provisions of Section 9(a) shall not be construed to waive or satisfy any other requirement of law or this Certificate of Incorporation or to impose any fiduciary duty, obligation or responsibility on the Board of Directors or any member thereof to approve such action or transaction or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such action or transaction. The Board of Directors, when evaluating any Business Combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its Subsidiaries and on the communities in which the Corporation and its Subsidiaries operate or are located.

Section 10. Amendment of Sections 9 and 10. The provisions of Section 9 and this Section 10 of the Certificate of Incorporation may be amended, altered or repealed only at a meeting of stockholders by vote of the holders of at least eighty percent (80%) of the shares of capital stock entitled to vote on amendments to the Certificate of Incorporation.

Section 11. (a) Classification of Board of Directors. The directors of the Corporation shall be divided into three classes, each class as nearly equal in the number of directors as possible. At each annual meeting of stockholders, directors shall be elected to succeed the directors whose terms will then expire and shall be elected for a term of office that will expire at the third succeeding annual meeting of the stockholders after their election. The directors shall be elected to serve until the annual meeting of the stockholders at which their term expires and until their respective successors shall have been elected and qualified.

(b) Vacancies. Any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause or from newly created directorships arising from an increase in the number of directors shall be filled by a majority vote of the remaining directors then in office, and any directors so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or in which the new directorship was created. No decrease in the number of directors shall shorten the term of any incumbent director.

(c) Removal of Directors. Members of the Board of Directors may be removed from office only (1) for cause, by the remaining directors, or (2) with or without cause, by stockholder action, at a meeting of stockholders called for that purpose, by vote of at least 80 percent of the shares of capital stock then entitled to vote at an election of directors.

(d) Amendment of Section 11. The provisions of this Section 11 may be amended, altered or repealed only at a meeting of stockholders by vote of the holders of at least 80 percent of the shares of capital stock then entitled to vote on amendments to the Certificate of Incorporation.

Section 12. Amendment of By-laws by Stockholders. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power, without the assent or vote of the stockholders, to adopt, amend or repeal the by-laws of the Corporation by the affirmative vote of directors holding a majority of the directorships. Action by the stockholders to adopt, amend, and repeal the by-laws of the Corporation may be taken only at a meeting of stockholders by the affirmative vote of the holders of at least eighty percent (80%) of the shares of capital stock then entitled to vote thereon. Any by-law adopted by the stockholders may be amended or repealed by the Board of Directors unless the by-law or provision thereof specifically states that it shall not be amended or repealed by the Board of Directors, in which case such by-law or provision shall only be amended or repealed by action by the stockholders taken at a meeting of stockholders by the affirmative vote of the holders of eighty percent (80%) of the shares of capital stock of the Corporation entitled to vote thereon. Any notice of a meeting of stockholders or the Board of Directors at which by-laws are to be adopted, amended or repealed shall include

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notice of such proposed action. The provisions of this Section 13 may be amended, altered or repealed only at a meeting of stockholders by vote of the holders of at least eighty percent (80%) of the shares of capital stock then entitled to vote on amendments to the Certificate of Incorporation.

Section 13. Unless, and except to the extent that, the by-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

* * * * * * *

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IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be executed on its behalf this   day of  , 2010.

ASCENA RETAIL GROUP, INC.

By:	/s/ DAVID R. JAFFE David R. Jaffe President and Chief Executive Officer

Signature Page to Ascena Retail Group, Inc. Second Amended and Restated Certificate of Incorporation

ANNEX III

Bylaws of Ascena Retail Group, Inc.

BY-LAWS

OF

ASCENA RETAIL GROUP, INC.

ARTICLE I

OFFICES

SECTION 1. PRINCIPAL OFFICE. The principal office of Ascena Retail Group, Inc. (the “Corporation”) shall be at the address of the Corporation’s registered agent for service.

SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors of the Corporation (the “Board of Directors”) may from time to time select or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. An annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting pursuant to this Section 1, shall be held at such date, time and place, either within or without the State of Delaware, as the Board of Directors shall determine each year.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose, unless otherwise prescribed by statute, may be called by the Chairman of the Board or by the directors and may be held at any date, time and place, within or without the State of Delaware, as shall be stated in the notice of meeting. Upon the written request of the holders of not less than one-tenth of the voting power of all shares entitled to vote at the meeting, the Chairman of the Board shall call a special shareholders’ meeting for the purposes specified in such request and cause notice thereof to be given.

SECTION 3. NOTICE OF MEETINGS. Written notice of each annual or special meeting of the stockholders, stating the place, date and time of the meeting shall be given by or at the direction of the Chairman of the Board or Secretary, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting, at his address as it appears on the records of the Corporation. The general purpose or purposes for which a special meeting is called shall be stated in the notice thereof, and no other business shall be transacted at the meeting.

SECTION 4. VOTING. Each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote which is registered in his name on the record date for the meeting. No proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period. Elections for directors and all other questions shall be decided by plurality vote except as otherwise required by the certificate of incorporation or by law.

SECTION 5. QUORUM. The holders of a majority of the shares of the Corporation entitled to vote, present in person or proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise required by law or by the certificate of incorporation or any amendment thereto, or by these by-laws. If a quorum shall not be present at any meeting, the Chairman of the meeting or a majority of the holders of the stock of the Corporation entitled to vote who are present at such meeting, in person or by proxy, shall have the power to adjourn the meeting to another place, date or time, without notice other than announcement at the meeting; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting any business may be transacted which might have been transacted at the original meeting.

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SECTION 6. STOCKHOLDERS LIST. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any proper purpose in the interest of the stockholders as such or of the Corporation and not for speculative or trading purposes or any purpose inimical to the interest of the Corporation or of its stockholders, during ordinary business hours beginning two (2) business days after notice of the meeting is given and continuing through the meeting at the principal office of the Corporation. The stockholders list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

SECTION 7. BUSINESS PROPERLY BROUGHT BEFORE A MEETING. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before a meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting of the stockholders, not less than one hundred twenty (120) calendar days in advance of the date specified in the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made; and (b) in the case of a special meeting of the stockholders, not less than one hundred twenty (120) days prior to the special meeting at which such business will be considered. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the Corporation’s proxy statement and form of proxy for a stockholders meeting, stockholders must provide notice as required by the rules and regulations promulgated under the 1934 Act. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 7. The Chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 7, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM. The number of directors shall be seven (7) until such number is reduced or increased as hereinafter provided. The number of directorships shall be not more than fifteen (15) nor fewer than three (3), as fixed from time to time by action of the

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stockholders or the Board of Directors or, in the absence thereof, shall be the number of incumbent directors after the election at the preceding annual meeting of stockholders. The directors of the Corporation shall be divided into three (3) classes, each class as nearly equal in the number of directors as possible. At each annual meeting of stockholders, directors shall be elected to succeed the directors whose terms will then expire and shall be elected for a term of office that will expire at the third succeeding annual meeting of stockholders after their election. The directors shall be elected to serve until the annual meeting of the stockholders at which their term expires and until their respective successors shall have been elected and qualified.

SECTION 2. RESIGNATIONS. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board or Secretary. The acceptance of a resignation shall not be necessary to make it effective. In the case of a resignation of a director to take effect at a date later than the receipt thereof by the Corporation, appropriate action to elect a successor to take office when the resignation becomes effective may be taken at any time after such receipt in the same manner as though such resignation were effective on receipt.

SECTION 3. VACANCIES. Any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause or from newly created directorships arising from an increase in the number of directors shall be filled by a majority vote of the remaining directors then in office, and any directors so chosen shall hold office for the remainder of the full term of the class of directors in which vacancy occurred or in which the new directorship was created. No decrease in the number of directors shall shorten the term of any incumbent director.

SECTION 4. REMOVAL. Members of the Board of Directors may be removed from office only (1) for cause, by the remaining directors, or (2) with or without cause, by stockholder action, at a meeting of stockholders called for that purpose, by vote of at least eighty percent (80%) of the shares of capital stock then entitled to vote at an election of directors.

SECTION 5. POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the certificate of incorporation or by these by-laws, conferred upon or reserved to the stockholders.

SECTION 6. MEETINGS. Regular meetings of the Board of Directors may be held without notice at such dates, times and places as shall be established from time to time by the Board of Directors and publicized among all directors. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the Secretary on the request of any director on at least two (2) days’ written or oral notice of the date, time and place thereof given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee, by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Action by a majority of the directors present at a meeting at which a quorum is present shall constitute the act of the Board of Directors.

SECTION 7. QUORUM. A majority of the number of directorships at the time shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, a majority of those present may adjourn the meeting to another place, date or time, without further notice (other than announcement at the meeting) or waiver thereof.

SECTION 8. COMPENSATION. Directors may receive such compensation for their services as directors as the Board shall from time to time determine by resolution.

SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors, or of such

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committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

SECTION 10. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by the affirmative vote of directors holding a majority of the directorships at a meeting at which a quorum is present, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall elect two (2) or more or directors to serve as the members of those committees, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee.

ARTICLE IV

OFFICERS

SECTION 1. GENERALLY. The officers of the Corporation shall be a President, one or more Vice-Presidents, a Treasurer, a Secretary and one or more Assistant Secretaries, all of whom shall be elected by the Board of Directors. In addition, the Board of Directors may elect a Chairman of the Board of Directors, a Chief Executive Officer and a Chief Operating Officer. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. The Board of Directors may elect such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. None of the officers of the Corporation need be directors. Two or more offices may be held by the same person, except the offices of President and Secretary. Any officer may be removed at any time, with or without cause, by the Board of Directors.

SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have power to sign, in the name of the Corporation, all authorized stock certificates, contracts, documents, tax returns, instruments, checks and bonds or other obligations of the Corporation and shall have general supervision and direction of all of the other officers and agents of the Corporation.

SECTION 3. PRESIDENT. The President shall, subject to the provisions of these by-laws and to the direction of the Board of Directors, have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which from time to time are delegated to him by the Board of Directors.

SECTION 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

SECTION 5. CHIEF OPERATING OFFICER. The Chief Operating Officer shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

SECTION 6. VICE-PRESIDENTS. Each Vice-President shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

SECTION 7. TREASURER. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation and shall have such other powers and perform such other duties as shall from time to time be designated by the Board of Directors.

SECTION 8. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these by-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, directors or stockholders upon whose requisition the meeting is called as provided in these by-laws. He shall record all the proceedings of

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the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the Chairman of the Board. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the Chairman of the Board, and attest the same.

SECTION 9. ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

SECTION 10. ADDITIONAL POWERS OF OFFICERS. In addition to the powers specifically provided in these by-laws, each officer (including officers other than those referred to in these by-laws) shall have such other or additional authority and perform such duties as the Board of Directors may from time to time determine.

SECTION 11. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the Chairman of the Board shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

STOCK

SECTION 1. BOOK-ENTRY ONLY; DIRECT REGISTRATION PROGRAM. The shares of stock of the Corporation shall be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the 1934 Act. The Corporation shall issue shares of stock in the form of uncertificated shares only. Such uncertificated shares of stock shall be credited to a book-entry account maintained by the Corporation’s transfer agent on behalf of each stockholder. The transfer agent shall use a Direct Registration System (“DRS”) and shall send to each stockholder a DRS confirmation statement as evidence of their ownership of shares of stock of the Corporation. Notwithstanding the foregoing, each outstanding share of common stock of The Dress Barn, Inc. (the predecessor entity of the Corporation) shall automatically represent the same number of shares of common stock of the Corporation without any further act or deed by the stockholder of the Corporation, and record of such ownership shall be kept in uncertificated, book-entry form by the Corporation’s transfer agent.

SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES OF THE DRESS BARN, INC. In the place of any certificate heretofore issued in the name of The Dress Barn, Inc. (the predecessor entity of the Corporation) alleged to have been lost, stolen or destroyed, uncertificated shares of stock of the Corporation may be credited to a book-entry account maintained by the Corporation’s transfer agent, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the registration of replacement shares in book-entry form.

SECTION 3. TRANSFER OF SHARES. Transfers of stock shall be made only upon the transfer books of the Corporation’s transfer agent designated to transfer shares of the stock of the Corporation. Upon surrender to the Corporation’s transfer agent of a certificate for shares of The Dress Barn, Inc. (the predecessor entity of the Corporation), duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation’s transfer agent shall cancel the old certificate and record the transaction upon its books in book-entry form, and send to the stockholder a DRS confirmation statement.

SECTION 4. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or

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entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting.

ARTICLE VI

MISCELLANEOUS

SECTION 1. DIVIDENDS. Subject to the provisions of the certificate of incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient.

SECTION 2. SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL” and “DELAWARE”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 4. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by the Board of Directors.

SECTION 5. NOTICE AND WAIVER OF NOTICE. Whenever any written notice is required to be given, personal notice shall not be necessary unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, first class mail (air-mail if to an address outside of the United States), postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, in which case such notice shall be deemed given on the day of such mailing, unless it is notice of a directors’ meeting, in which case such notice shall be deemed given five (5) days after the date of such mailing. Notice may also be given personally, against receipt, or by telegram, telex or similar communication and notice so given shall be deemed given when so delivered personally or when delivered for transmission.

Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatsoever is required or permitted to be given under the provisions of any law, or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time such notice is required to be given, shall be deemed equivalent thereto. A telegram, telex or similar communication waiving any such notice sent by a person entitled to notice shall be deemed equivalent to a waiver in writing signed by such person. Neither the business nor the purpose of any meeting need be specified in the waiver.

ARTICLE VII

INDEMNIFICATION

SECTION 1. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article VII, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other

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than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

SECTION 2. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article VII, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

SECTION 4. GOOD FAITH DEFINED. For purposes of any determination under 3 of this Article VII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the

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Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII, as the case may be.

SECTION 5. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification (following the final disposition of such action, suit or proceeding) to the extent otherwise permissible under Section 1 or Section 2 of this Article VII or for advancement of expenses to the extent otherwise permissible under Section 6 of this Article VII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification or advancement of expenses pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification or advancement of expenses shall also be entitled to be paid the expense of prosecuting such application to the fullest extent permitted by applicable law.

SECTION 6. EXPENSES PAYABLE IN ADVANCE. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall, to the fullest extent not prohibited by applicable law, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

SECTION 7. NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VII shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

SECTION 8. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.

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SECTION 9. CERTAIN DEFINITIONS. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

SECTION 10. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 11. LIMITATION ON INDEMNIFICATION. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification and to advancement of expenses (which shall be governed by Section 5 of this Article VII), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

SECTION 12. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.

SECTION 13. OTHER SOURCES. The Corporation’s obligation, if any, to indemnify or to advance expenses to any director or officer who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such director of officer may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.

SECTION 14. AMENDMENT OR REPEAL. Any right to indemnification or to advancement of expenses of any director or officer arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these by-laws after the occurrence of the act or omission that is the subject of the action, suit or proceeding for which indemnification or advancement of expenses is sought.

ARTICLE VIII

AMENDMENTS

The Board of Directors shall have the power, without the assent or vote of the stockholders, to adopt, amend or repeal these by-laws by the affirmative vote of directors holding a majority of the

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directorships. Those stockholders of the Corporation entitled to vote shall also have the power to adopt, amend or repeal these by-laws; provided, however, that any such action by the stockholders may be taken only at a meeting of stockholders by the affirmative vote of the holders of at least eighty percent (80%) of the shares of capital stock of the Corporation entitled to vote thereon. Any by-law adopted by the stockholders may be amended or repealed by the Board of Directors unless the by-law or provision thereof specifically states that it shall not be amended or repealed by the Board of Directors, in which case such by-law or provision shall only be amended or repealed by action by the stockholders taken at a meeting of stockholders by the affirmative vote of the holders of eighty percent (80%) of the shares of capital stock of the Corporation entitled to vote thereon. Any notice of a meeting of stockholders or the Board of Directors at which by-laws are to be adopted, amended or repealed shall include notice of such proposed action.

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ANNEX IV

2010 Stock Incentive Plan

THE DRESS BARN, INC.
2010 STOCK INCENTIVE PLAN

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THE DRESS BARN, INC.
2010 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of The Dress Barn, Inc. 2010 Stock Incentive Plan (the “Plan”) is to enhance the profitability and value of The Dress Barn, Inc. (the “Company”) for the benefit of its shareholders by enabling the Company to offer employees, directors and other service providers of the Company and its Affiliates, stock-based incentives, thereby creating a means to raise the level of stock ownership by employees, directors and service providers in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s shareholders. The Plan is effective as of the date set forth in Article XIV.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1. “Acquisition Event” shall have the meaning set forth in Section 4.2(d).

2.2. “Affiliate” shall mean other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company, or in the event the Company is a Subsidiary, beginning with the Company’s Parent, which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company and/or its Affiliates; or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

2.3. “Appreciation Award” shall mean any Award under the Plan of any Stock Option or Other Stock-Based Award, provided that such Other Stock-Based Award is based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the Fair Market Value of the Common Stock on the date such Other Stock-Based Award is granted.

2.4. “Award” shall mean any award under the Plan of Stock Options, Restricted Stock or Other Stock-Based Awards. All Awards shall be confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant or in the discretion of the Committee, a grant letter from the Company.

2.5. “Board” shall mean the Board of Directors of the Company.

2.6. “Cause” shall mean, with respect to a Participants’ Termination, any of the following: (i) willful malfeasance, willful misconduct or gross negligence by the Participant in connection with his or her duties, (ii) continuing refusal by a Participant to perform his or her duties under any lawful direction of his or her supervisor or the Board after notice of any such refusal to perform such duties or direction was given to such Participant, (iii) any willful and material breach of fiduciary duty owing to the Company or its Affiliates by the Participant, (iv) the Participant’s conviction of a felony or any other crime resulting in pecuniary loss to the Company or its Affiliates (including, but not limited to, theft, embezzlement or fraud) or involving moral turpitude, or (v) (a) for Awards granted prior to the Restatement Date, the Participant’s habitual drunkenness or narcotics addiction, or (b) for Awards granted on or following the Restatement Date, the Participant’s on duty intoxication or confirmed positive illegal drug test result.

2.7. “Change in Control” shall have the meaning set forth in Article X.

2.8. “Code” shall mean the Internal Revenue Code of 1986, as amended.

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2.9. “Committee” shall mean (a) with respect to the application of the Plan to Eligible Employees and Consultants, a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall be intended to consist of two or more non- employee directors, each of whom shall be (i) a “non-employee director” as defined in Rule 16b-3; (ii) to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; (iii) an “independent director” as defined under NASDAQ Listing Rule 5605(a)(2) or such other applicable stock exchange rule; and (iv) as may be applicable, “independent” as provided pursuant to rules promulgated by the Securities and Exchange Commission under The Dodd-Frank Wall Street Reform and Consumer Protection Act; and (b) with respect to the application of the Plan to Non-Employee Directors, the Board. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

2.10. “Common Stock” shall mean subject to Article IV hereof, the common stock, $.01 par value per share, of the Company.

2.11. “Company” shall mean The Dress Barn, Inc. and any successors and assigns.

2.12. “Consultant” shall mean any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.13. “Disability” shall mean, with respect to a Participant’s Termination, the failure or inability of a Participant to perform substantially the usual duties and obligations of such individual on behalf of the Company or its Affiliates for one hundred eighty (180) days during any two hundred seventy (270) day period because of any mental or physical incapacity, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, for Awards under the Plan that provide for payments that are triggered upon a Disability and that constitute “non-qualified deferred compensation” pursuant to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) of the Code.

2.14. “Eligible Employees” shall mean each employee of the Company and its Affiliates, including Prospective Employees, who are eligible pursuant to Article V to be granted Awards under the Plan. Notwithstanding the foregoing, with respect to the grant of Incentive Stock Options, Eligible Employees shall mean each employee of the Company, its Subsidiaries and its Parent (if any), other than a Prospective Employee, who are eligible pursuant to Article V to be granted Incentive Stock Options under the Plan.

2.15. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Exchange Act shall also be a reference to any successor provision.

2.16. “Exercisable Awards” shall mean any Award under the Plan of any Stock Option and any Other Stock Based Award that provides for a Participant elected exercise.

2.17. “Fair Market Value” for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the mean between the high and low sales prices of the Common Stock on the applicable date, (i) as reported by the principal national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market or (ii) if not traded on any such national securities exchange or The Nasdaq Stock Market, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided that, to the extent consistent with the requirements of Section 422 or 409A of the Code, as applicable, the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange on which the Common Stock is listed or traded. For purposes

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of the grant of any Award, the applicable date shall be the date as of which the Award is granted; provided that such date shall in no event be prior to the date the Committee makes the determination to grant the Award. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open. Notwithstanding the foregoing, if the Committee determines that such mean does not properly reflect the fair market value of the Common Stock, the Fair Market Value shall be determined by the Committee using such method as it deems reasonable and consistent with the applicable requirements of the Code and the regulations issued thereunder, including without limitation the requirements of Section 422 or 409A of the Code, as applicable.

2.18. “Incentive Stock Option” shall mean any Stock Option awarded to an Eligible Employee (other than a Prospective Employee) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.19. “Non-Employee Director” shall mean a director of the Company or any of its Affiliates who is not an active employee of the Company or an Affiliate.

2.20. “Non-Qualified Stock Option” shall mean any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.21. “Other Stock-Based Award” shall mean an Award under Article VIII of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.22. “Parent” shall mean any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.23. “Participant” shall mean an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been made pursuant to the Plan.

2.24. “Performance Goal” shall mean the performance goals described on Exhibit A.

2.25. “Prospective Employee” shall mean an individual who has committed to become an employee of the Company or an Affiliate within sixty (60) days from the date an Award is to be granted to such individual.

2.26. “Restatement Date” shall have the meaning set forth in Article XIV.

2.27. “Restricted Stock” shall mean an award of Common Stock that is subject to Article VII.

2.28. “Restriction Period” shall have the meaning set forth in Section 7.1.

2.29. “Retirement” shall mean a voluntary Termination other than for Cause or due to death or Disability at or after age sixty-five (65) if the Participant has been employed or retained by the Company or an Affiliate for at least one year or age sixty (60) if the Participant has been employed or retained by the Company or an Affiliate for at least three (3) years, except that Retirement shall not include any involuntary Termination by the Company or an Affiliate for any reason with or without Cause.

2.30. “Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act.

2.31. “Section 162(m) of the Code” shall mean the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

2.32. “Section 409A of the Code” shall mean the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulations thereunder.

2.33. “Securities Act” shall mean the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.34. “Stock Option” or “Option” shall mean any Option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.35. “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

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2.36. “Ten Percent Shareholder” shall mean a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.37. “Termination” shall mean a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.38. “Termination of Consultancy” shall mean, subject to the next sentence: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.39. “Termination of Directorship” shall mean, subject to the next sentence, with respect to a Non-Employee Director, that the Non-Employee Director is no longer serving as a director of the Company or an Affiliate. In the event that a Non-Employee Director becomes a Consultant or an Eligible Employee upon the termination of his or her directorship, unless otherwise determined by the Committee, in its sole discretion, no Termination of Directorship shall be deemed to occur until such time as such Non-Employee Director is no longer an Eligible Employee, a Consultant or a Non- Employee Director. The Committee may otherwise define Termination of Directorship in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Directorship thereafter.

2.40. “Termination of Employment” shall mean, subject to the next sentence: (a) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) an entity that is employing a Participant has ceased to be an Affiliate, unless the Participant thereupon becomes employed by the Company or another Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. The Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.41. “Transfer” or “Transferred” shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

ARTICLE III

ADMINISTRATION

3.1. The Committee.

The Plan shall be administered and interpreted by the Committee.

3.2. Awards.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, Awards to Eligible Employees, Consultants and Non-Employee Directors. In particular, the Committee shall have the authority:

(a) to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

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(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants and Non-Employee Directors;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock under Subsection 6.3(d);

(f) to the extent permitted by law, to determine whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear a reasonable rate of interest) to Eligible Employees, Consultants or Non-Employee Directors in order to purchase shares of Common Stock under the Plan;

(g) to modify, extend or renew an Award, subject to Sections 11.1(iv) and 6.3(f) hereof;

(h) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option; and

(i) to determine whether to require an Eligible Employee, Consultant or Non-Employee Director, as a condition of the granting of an Award, not to sell or otherwise dispose of shares acquired pursuant to the exercise of an Option for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option.

3.3. Guidelines.

(a) Subject to Article XI hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry the Plan into effect. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.

(b) Without limiting the foregoing, the Committee shall have the authority to establish special guidelines, provisions and procedures applicable to Awards granted to persons who are residing or employed in, or subject to, the taxes of, countries other than the United States to accommodate differences in applicable tax, securities or other local law. The Committee may adopt supplements or amendments to the Plan to reflect the specific requirements of local laws and procedures of non-United States jurisdictions without affecting the terms of the Plan as then in effect for any other purposes.

3.4. Decisions Final.

Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

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3.5. Procedures.

If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as the Committee shall deem advisable, including, without limitation, by telephone conference or by written consent. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By- Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6. Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan (to the extent permitted by applicable law and applicable exchange rules) and may grant authority to officers to grant Awards or execute agreements or other documents on behalf of the Committee, provided that officer who has authority to grant Awards may not grant Awards to himself or herself.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or former officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s or former officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employee, officer, director or member or former employee, officer, director or member may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

ARTICLE IV

SHARE AND OTHER LIMITATIONS

4.1. Shares.

(a) General Limitation. The aggregate number of shares of Common Stock that may be the subject of Awards under the Plan shall not exceed 18,000,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. Any shares of Common Stock that are subject to Restricted Stock or Other Stock-Based Awards that are not Appreciation Awards shall be counted against this limit as three (3) shares for every share granted. If any Option or Other Stock-Based Award that is an Appreciation Award granted

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under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying such unexercised or repurchased Award shall again be available for the purposes of Awards under the Plan. If a share of Restricted Stock or a share of Common Stock underlying an Other Stock-Based Award that is not an Appreciation Award is forfeited for any reason, three (3) shares of Common Stock shall again be available for the purposes of Awards under the Plan. The number of shares of Common Stock available for the purpose of Awards under the Plan shall be reduced by (i) the total number of Stock Options or Other Stock-Based Awards (subject to exercise) that have been exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement, and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Award. In addition, the Company may not use the cash proceeds it receives from Stock Option exercises to repurchase shares of Common Stock on the open market for reuse under the Plan.

(b) Individual Participant Limitations. The maximum number of shares of Common Stock subject to any Options which may be granted under the Plan during any calendar year to any Eligible Employee shall not exceed 400,000 shares (subject to any increase or decrease pursuant to Section 4.2). Solely with respect to Restricted Stock or any Other Stock-Based Award that is intended to be “performance-based” compensation under Section 162(m) of the Code, the maximum number of shares of Common Stock subject to Restricted Stock or Other Stock-Based Award which may be granted under the Plan during any calendar year to any Eligible Employee shall not exceed 400,000 shares (subject to any increase or decrease pursuant to Section 4.2). If the Company grants Awards to a Participant to purchase a number of shares of Common Stock that is less than the aforementioned individual Participant limitation, or does not grant any Awards during any calendar year to a Participant, then the amount of such shortfall shall be carried forward and added to the individual share limitation in subsequent years with respect to such Participant until the shortfall is eliminated.

4.2. Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or its Affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or its Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(b) In the event of any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, non-cash distribution with respect to its outstanding Common Stock of capital stock other than Common Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company’s assets or business, or any similar change affecting the Company’s capital structure or business and the Committee determines in good faith that an adjustment is necessary or appropriate under the Plan to reflect the change, then the aggregate number and kind of shares which thereafter may be issued under the Plan and the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Exercisable Award or under Restricted Stock or an Other Stock-Based Award that is not an Exercisable Award granted under the Plan and the purchase price thereof shall be appropriately adjusted consistent with such change, and such other changes in the Awards may be made in such manner as the Committee may deem necessary or appropriate to reflect the change, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns. Except as provided in this Section 4.2, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any

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stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated and eliminated. No fractional shares of Common Stock shall be issued under the Plan. The Committee must pay cash settlements in lieu of any fractional shares of Common Stock in settlement of Awards under the Plan. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (each of the foregoing being referred to as an “Acquisition Event”), then the Committee may, in its sole discretion, terminate all outstanding Exercisable Awards of Eligible Employees, Consultants or Non-Employee Directors effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that, unless otherwise determined at the time of grant, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Eligible Employee shall have the right to exercise in full all of his or her Exercisable Awards that are then outstanding (whether vested or not vested and without regard to any limitations on exercisability otherwise contained in the Exercisable Award) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void. If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Exercisable Award pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

4.3. Minimum Purchase Price.

Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration which is less than par value.

ARTICLE V

ELIGIBILITY

5.1. General Eligibility.

All Eligible Employees, Prospective Employees, Consultants and Non-Employee Directors of the Company and its Affiliates shall be eligible for grants of Non-Qualified Stock Options, Restricted Stock and Other Stock-Based Awards. Eligibility for the grant of a Non-Qualified Stock Option, Restricted Stock or Other Stock-Based Award and actual participation in the Plan shall be determined by the Committee in its sole discretion. Notwithstanding anything herein to the contrary, no Option under which a Participant may receive Common Stock may be granted under the Plan to an Eligible Employee, Prospective Employee, Consultant or Non-Employee Director of the Company or any of its Affiliates if such Common Stock does not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such Eligible Employee, Prospective Employee, Consultant or Non-Employee Director, unless such Option is structured in a manner intended to comply with, or be exempt from, Section 409A of the Code.

5.2. Incentive Stock Options.

Only employees of the Company, its Subsidiaries and its Parent (if any), other than Prospective Employees, shall be eligible for grants of Incentive Stock Options under the Plan. Eligibility for the

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grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3. General Requirement.

The vesting and exercise of Awards granted to a Prospective Employee or prospective Consultant are conditioned upon such individual actually becoming an Eligible Employee or Consultant.

ARTICLE VI

STOCK OPTIONS

6.1. Options.

Each Stock Option granted hereunder shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code; or (ii) a Non-Qualified Stock Option.

6.2. Grants.

Subject to the provisions of Article V, the Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options or any combination thereof. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify, shall constitute a separate Non-Qualified Stock Option. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options.

6.3. Terms of Options.

Options granted under the Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Common Stock at the time of grant; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Shareholder, the exercise price shall be no less than 110% of the Fair Market Value of a share of Common Stock.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted; provided, however, the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion provided, that, unless otherwise determined by the Committee at grant, the grant shall provide that as a condition of the exercise of an Option, the Participant shall be required to certify at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased

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accompanied by payment in full of the purchase price, and such notice must specify the date (not to exceed more than ninety (90) days after the date of such notice) on which such shares will be purchased. Payment of the purchase price for shares of Common Stock issued pursuant to the exercise of an Option may be made as follows: (i) in cash or by check, bank draft or money order payable to the order of Company; (ii) through the delivery to the Company of shares of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date; (iii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, and the Committee authorizes, through a procedure established by the Committee whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; (iv) on such other terms and conditions as may be acceptable to the Committee (which may include a reduction in the number of shares of Common Stock issuable upon exercise, based on the Fair Market Value of the Common Stock on the payment date) or (v) any combination of the foregoing. Payment for shares of Common Stock purchased pursuant to exercise of an Option shall be made at the principal offices of the Company. For purposes of this Section, the date of issuance shall be the date upon which payment in full of the purchase price has been received by (or tendered to) the Company as provided herein. No shares of Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for.

(e) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

(f) Form, Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of agreement as is approved by the Committee, and the Committee may (i) subject to Section 11.1(iv), modify, extend or renew outstanding Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent and provided that such action does not extend the Stock Option beyond its stated term), and (ii) accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option, (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the shareholders of the Company.

(g) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate; provided, however, that Options shall not provide for the grant of the same number of Options as the number of shares used to pay for the exercise price of Options or shares used to pay withholding taxes (i.e., “reloads”).

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6.4. Termination.

The following rules apply with regard to Options upon the Termination of a Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant or in the case of his death his estate are reduced, thereafter.

(a) Termination by Reason of Death. If a Participant’s Termination is by reason of death, any Stock Option held by such Participant may be exercised, to the extent exercisable at the Participant’s death, by the legal representative of the estate, at any time within a period of six (6) months from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

(b) Termination by Reason of Disability. If a Participant’s Termination is by reason of Disability, any Stock Option held by such Participant, may be exercised, to the extent exercisable at the Participant’s termination, by the Participant (or the legal representative of the Participant’s estate if the Participant dies after termination) at any time within a period of six (6) months from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of six (6) months from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

(c) Termination by Reason of Retirement. If a Participant’s Termination is by reason of Retirement, any Stock Option held by such Participant, may thereafter be exercised, to the extent exercisable at Retirement, by the Participant at any time within a period of three (3) months from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of six (6) months from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

(d) Termination Other than for Cause. If a Participant’s Termination is for any reason other than for Cause, death, Disability or Retirement, any Stock Option held by such Participant may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of one (1) month from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

(e) Termination for Cause. In the event the Participant’s Termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for Termination by the Company for Cause (without regard to any notice or cure period requirement), any Stock Option held by the Participant at the time of occurrence of the event which would be grounds for Termination by the Company for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for Termination by the Company for Cause.

ARTICLE VII

RESTRICTED STOCK

7.1. Awards of Restricted Stock.

Restricted Stock may be issued to all eligible Participants pursuant to Article V of the Plan either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.3), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock

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upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirements of the “performance based” compensation exception under Section 162(m) of the Code. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer shares of Restricted Stock awarded under the Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement.

7.2. Objective Performance Goals, Formulae or Standards.

Notwithstanding the foregoing, if the award of Restricted Stock is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code and if the grant of such Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable number of shares of Restricted Stock to be granted or the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain and that is permitted under Section 162(m) of the Code with regard to Restricted Stock that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code. With regard to Restricted Stock that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code, the applicable performance target shall be based on one or more of the Performance Goals set forth in Exhibit A hereto.

7.3. Awards and Certificates.

A Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price. The purchase price of Restricted Stock shall be determined by the Committee, but shall not be less than as permitted under applicable law.

(b) Acceptance. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c) Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Dress Barn, Inc. (the “Company”) 2010 Stock Incentive Plan, and an Award agreement entered into between the registered owner and the Company dated ____________. Copies of such Plan and Award agreement are on file at the principal office of the Company.”

(d) Custody. The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(e) Rights as Shareholder. Except as provided in this subsection and subsection (d) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the

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Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Committee, in its sole discretion, specifies otherwise at the time of the Award.

(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

(g) Termination. Unless otherwise determined by the Committee at grant or thereafter, upon a Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited.

ARTICLE VIII

OTHER STOCK-BASED AWARDS

8.1. Other Stock-Based Awards.

The Committee, in its sole discretion, is authorized to grant to Eligible Employees, Prospective Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, deferred stock units, and Awards valued by reference to book value of shares of Common Stock. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees and/or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be structured in a manner intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted alone, in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees, Prospective Employees, Consultants and Non-Employee Directors of the Company and its Affiliates, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirements of the “performance based” compensation exception under Section 162(m) of the Code. Notwithstanding the foregoing, if an Other Stock-Based Award is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code and if the grant of such Other Stock-Based Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Other Stock-Based Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain and that is permitted under Section 162(m) of the Code with regard to an Other Stock-Based Award that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code. With regard to an

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Other Stock-Based Award that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code, the applicable performance target shall be based on one or more of the Performance Goals set forth in Exhibit A hereto.

8.2. Terms and Conditions.

Other Stock-Based Awards made pursuant to this Article VIII shall be subject to the following terms and conditions:

(a) Non-Transferability. Subject to the applicable provisions of the Award agreement and the Plan, shares of Common Stock subject to Awards made under this Article VIII may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and the Plan, the recipient of an Award under this Article VIII shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.

(c) Vesting. Any Award under this Article VIII and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

(d) Price. Common Stock issued on a bonus basis under this Article VIII may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article VIII shall be priced, as determined by the Committee in its sole discretion. The exercise or base price per share of Common Stock subject to an Other Stock-Based Award that is an Appreciation Award shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Common Stock at the time of grant.

(e) Payment. Form of payment for the Other Stock-Based Award shall be specified in the Award agreement and may be in shares of Common Stock.

(f) Appreciation Award Term. The term of each Other Stock-Based Award that is an Appreciation Award shall be fixed by the Committee, but no Other Stock-Based Award that is an Appreciation Award shall be exercisable more than ten (10) years after the date the Award is granted.

ARTICLE IX

NON-TRANSFERABILITY

9.1. Non-Transferability.

Except as provided in the last sentence of this Article IX, no Award shall be Transferred by the Participant otherwise than by will or by the laws of descent and distribution, all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant, no Award shall, except as otherwise specifically provided by law or herein, be Transferred in any manner, and any attempt to Transfer any such Award shall be void. No Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Article IX is Transferable, in whole or in part, to a “family member” as defined in Securities Act Form S-8 and under such conditions as specified by the Committee.

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ARTICLE X

CHANGE IN CONTROL PROVISIONS

10.1. Benefits.

In the event of a Change in Control of the Company, except as otherwise provided by the Committee upon the grant of an Award:

(a) Awards granted to Participants prior to the Restatement Date shall be treated in accordance with the terms of the Plan as in effect prior to the Restatement Date; and

(b) Awards granted to Participants on or after the Restatement Date shall not vest upon a Change in Control and upon the Change in Control a Participant’s Awards shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:

(i) Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof, as determined by the Committee in its sole discretion, and restrictions to which any shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that, the Committee may, in its sole discretion, decide to award additional Restricted Stock or other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).

(ii) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. “Change in Control Price” shall mean the higher of (x) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (y) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change in Control; provided, however, that the Change in Control price shall not exceed the fair market value of the Common Stock at the time of purchase as determined in accordance Section 409A of the Code.

(iii) The Committee may, in its sole discretion, provide for the cancellation of any Appreciation Awards without payment, if the Change in Control Price is less than the exercise price of such Appreciation Award.

(iv) Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

(c) Notwithstanding anything herein to the contrary, if a Participant has an involuntary Termination without Cause at any time during the two (2) year period commencing on a Change in Control, then all outstanding Awards of such Participant that were granted to the Participant on or after the Restatement Date and prior to the Change in Control (including any Award granted to the Participant in substitution of any such Award pursuant to Section 10.1(b)(i) above) shall be fully vested on the date of such Termination and any such Awards that are Exercisable Awards shall be immediately exercisable in their entirety on the date of such Termination.

10.2. Change in Control.

(a) For Awards granted prior to the Restatement Date, a “Change in Control” shall be deemed to have occurred under the applicable events set forth in the Plan prior to the Restatement Date.

(b) For Awards granted on and after the Restatement Date, a “Change in Control” shall be deemed to have occurred under the following events:

Annex IV-15

(i) upon any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two (2) consecutive years (the “Board Measurement Period”), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections 10.2(b)(i), (iii) or (iv)) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (the “Required Approval”) of the directors then still in office who either were directors at the beginning of the Board Measurement Period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; provided, that with respect to any payment pursuant to an Award under the Plan that is triggered upon a Change in Control and that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “409A Covered Award”), the Board Measurement Period shall be reduced from any period of two consecutive years to any period of twelve consecutive months and the Required Approval shall be reduced from at least 2/3 to at least a majority;

(iii) upon a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (i) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company;

(iv) upon approval by the shareholders of the Company of a plan of complete liquidation of the Company; provided, that this Section 10.2(c)(iv) shall not constitute a Change in Control with respect to a 409A Covered Award; or

(v) upon the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

ARTICLE XI

TERMINATION OR AMENDMENT OF THE PLAN

11.1. Termination or Amendment.

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment

Annex IV-16

deemed necessary to ensure compliance with any regulatory requirement referred to in Article XIII or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the shareholders of the Company in accordance with the laws of the State of Delaware and the exchange or system on which the Company’s securities are then listed or traded, to the extent required by the applicable provisions of Section 162(m) of the Code, or to the extent applicable to Incentive Stock Options, Section 422 of the Code, no amendment may be made that would (i) amend Section 4.1(a) or any other plan provision to increase the aggregate maximum number of shares of Common Stock that may be issued under the Plan; (ii) increase the maximum individual Participant limitations under Section 4.1(b); (iii) change the classification of employees, directors and service providers eligible to receive Awards under the Plan; (iv) other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price of outstanding Exercisable Awards or to cancel outstanding Exercisable Awards (where prior to the reduction or cancellation the exercise price equals or exceeds the fair market value of the shares of Common Stock underlying such Awards) in exchange for cash, other Awards or Exercisable Awards with an exercise price that is less than the exercise price of the original Exercisable Award; (v) extend the maximum option period under Section 6.3; (vi) alter the Performance Goals set forth in Exhibit A; (vii) award any Exercisable Award in replacement of a canceled Exercisable Award with a higher exercise price, except in accordance with Section 6.3(f); or (viii) require shareholder approval in order for the Plan to comply with the applicable provisions of Section 162(m) of the Code or to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the shareholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan or to make any other amendment that would require shareholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XII

UNFUNDED PLAN

12.1. Unfunded Status of Plan.

The Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIII

GENERAL PROVISIONS

13.1. Legend.

The Committee may require each person receiving shares of Common Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the

Annex IV-17

Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.2. Other Plans.

Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.3. No Right to Employment/Directorship/Consultancy.

Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, directorship or consultancy by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his employment, consultancy or directorship at any time. Neither the Plan nor the grant of any Award hereunder shall impose any obligations on the Company to retain any Participant as a director nor shall it impose on the part of any Participant any obligation to remain as a director of the Company.

13.4. Withholding of Taxes.

The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company.

The Committee may permit any such statutorily required withholding obligation with regard to any Eligible Employee, Consultant or Non-Employee Director to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid in cash by the Participant.

13.5. Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

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(c) Upon termination of any period of suspension under this Section 13.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

13.6. Governing Law.

The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the state in which the Company is incorporated (regardless of the law that might otherwise govern under the applicable state law principles governing conflict of laws).

13.7. Construction.

Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

13.8. Other Benefits.

No Award granted or paid under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, except to the extent expressly set forth in any such retirement or other benefit plan.

13.9. Costs.

The Company shall bear all expenses included in administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

13.10. No Right to Same Benefits.

The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

13.11. Death/Disability.

The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

13.12. Section 16(b) of the Exchange Act.

All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

13.13. Section 409A of the Code.

(a) Although the Company does not guarantee the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its Affiliates be liable for any

Annex IV-19

additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(b) Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to any Award granted under the Plan that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “409A Covered Award”):

(i) A termination of employment shall not be deemed to have occurred for purposes of any provision of a 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of the 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 13.13(b)(i) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

(ii) Whenever a payment under a 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

13.14. Successor and Assigns.

The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

13.15. Severability of Provisions.

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

13.16. Payments to Minors, Etc.

Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

13.17. Headings and Captions.

The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XIV

EFFECTIVE DATE OF PLAN

The Plan was originally adopted by the Board on September 26, 2001, as The Dress Barn, Inc. 2001 Stock Incentive Plan (the “Initial Plan”), subject to the approval of the Plan by the shareholders of the Company (which was obtained at the 2001 annual shareholders’ meeting) in accordance with the requirements of the laws of the State of Connecticut or such later date as

Annex IV-20

provided in the adopting resolution. The Board approved an amendment and restatement of the Initial Plan effective as of January 1, 2005 and a further amendment and restatement of the Initial Plan effective as of September 29, 2005, subject to the approval by the shareholders of the Company (which was obtained at the 2005 annual shareholders’ meeting) in accordance with the requirements of the laws of the State of Connecticut. The Board subsequently approved this amendment and restatement of the Initial Plan in the form set forth herein, including renaming the Plan as The Dress Barn, Inc. 2010 Stock Incentive Plan (the “Amended and Restated Plan”), effective upon the approval of the Amended and Restated Plan by the shareholders of the Company at the Company’s 2010 annual shareholders’ meeting to be held on December 8, 2010 (the “Restatement Date”).

ARTICLE XV

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after September 30, 2021, but Awards granted prior to such date may extend beyond that date; provided that no Award (other than Stock Options) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the first meeting of the Company’s shareholders that occurs in the fifth year following the year of shareholder approval of the Amended and Restated Plan unless the Performance Goals set forth on Exhibit A are re-approved (or other designated performance goals are approved) by the shareholders. In the event that any such Award is granted, the Award shall be a valid Award but it shall not qualify for the “performance-based compensation” exception under Section 162(m) of the Code unless it is granted subject to the approval of, and is approved by, the shareholders at the first shareholder meeting following such grant.

ARTICLE XVI

NAME OF PLAN

The Plan shall be known as the “The Dress Barn, Inc. 2010 Stock Incentive Plan.”

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EXHIBIT A
PERFORMANCE GOALS

Performance Goals established for purposes of the grant and/or vesting of Restricted Stock or Other Stock-Based Awards intended to be “performance-based” under Section 162(m) of the Code shall be based on one or more of the following (“Performance Goals”): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division, other operational unit of the Company or administrative department); (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Company, including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, other operational unit or administrative department of the Company); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, comparable store sales, revenues, net income or earnings before income tax or other exclusions of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre- tax return on shareholder equity of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (ix) the attainment of certain target levels of, or a percentage increase in, market share; (x) the attainment of certain target levels of, or a percentage increase in, in the fair market value of the shares of the Company’s Common Stock; (xi) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; (xii) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs of the Company, subsidiary, parent, division, operational unit or administrative department; or (xiii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Except as otherwise determined by the Committee at grant, the measures used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of Code Section 162(m)(4)(C) and the regulations thereunder:

(a) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to special, unusual or non-recurring items, events or circumstances affecting the Company (or a Subsidiary, division, other operational unit or administrative department of the

A-1

Company) or the financial statements of the Company (or a Subsidiary, division, other operational unit or administrative department of the Company);

(b) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) during the fiscal year or other applicable performance period; and

(c) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any objective Performance Goals are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Goals are set.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the company, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

Our bylaws require us to fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of ours, or is or was a director of officer of ours, serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the fullest extent permitted by applicable law.

We expect to enter into separate indemnification agreements with each of our directors and certain of our officers which will require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors or officers.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that the personal liability of our directors is limited to the fullest extent permitted under the DGCL. This provision of our certificate of incorporation does not eliminate all fiduciary duties of our directors to us and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available to us.

We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 21. Exhibits and Financial Statement Schedules.

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description
2.1*

Agreement and Plan of Reorganization, dated as of August 20, 2010, by and among The Dress Barn, Inc., Ascena Retail Group, Inc. and DB Merger Corp. (attached as Annex I to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference).

3.1*

Form of Second Amended and Restated Certificate of Incorporation of Ascena Retail Group, Inc. (attached as Annex II to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference) (to become effective prior to the effective time of the Reorganization).

3.2	Amended and Restated Certificate of Incorporation of The Dress Barn, Inc. (incorporated by reference to Annex A to dressbarn’s Proxy Statement filed on November 5, 2008).
3.3*	By-laws of Ascena Retail Group, Inc. (attached as Annex III to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference).
3.4	Amended and Restated By-laws of The Dress Barn, Inc. (incorporated by reference to Exhibit 3.4 to dressbarn’s Form 10-K for the fiscal year ended July 26, 2008).
5.1**	Opinion of Proskauer Rose LLP as to the validity of the shares being registered.
8.1**	Opinion of Proskauer Rose LLP as to certain of the material U.S. federal income tax consequences of the Reorganization.
10.1*†	The Dress Barn, Inc. 2010 Stock Incentive Plan (attached as Annex IV to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference).
10.2†	The Dress Barn, Inc. 1993 Incentive Stock Option Plan (incorporated by reference to Exhibit 28 to dressbarn’s Form S-8 filed on March 25, 1993).
10.3†	The Dress Barn, Inc. 1995 Stock Option Plan (incorporated by reference to Exhibit 10(nn) to dressbarn’s Form 10-K for the fiscal year ended July 27, 1996).
10.4†

The Dress Barn, Inc. 2001 Stock Incentive Plan (amended and restated effective September 29, 2005) (incorporated by reference to Annex A and Annex B to dressbarn’s Proxy Statement filed on October 31, 2005).

10.5†	The Dress Barn, Inc. Executive Severance Plan (incorporated by reference to Exhibit 10.1 to dressbarn’s Form 8-K filed on April 22, 2010).
10.6†	Employment Agreement, dated May 2, 2002, with Elliot S. Jaffe (incorporated by reference to Exhibit 10(uu) to dressbarn’s Form 10-K for the fiscal year ended July 27, 2002).
10.7†	Amendment to Employment Agreement dated May 2, 2002, dated July 10, 2006, with Elliot S. Jaffe (incorporated by reference to Exhibit 99.1 to dressbarn’s Form 8-K filed on July 13, 2006).
10.8†	Employment Agreement, dated May 2, 2002, with David R. Jaffe (incorporated by reference to Exhibit 10(tt) to dressbarn’s Form 10-K for the fiscal year ended July 27, 2002).
10.9†	Amendment to Employment Agreement dated May 2, 2002, dated June 2, 2010, with David R. Jaffe (incorporated by reference to Exhibit 10.1 to dressbarn’s 10-Q for the quarter ended April 24, 2010).
10.10†	Employment Agreement, dated August 28, 2002, with Vivian Behrens (incorporated by reference to Exhibit 10(ww) to dressbarn’s Form 10-Q for the quarter ended October 26, 2002).

Exhibit No.	Description
10.11†	Employment Agreement, dated July 26, 2005, with Gene Wexler (incorporated by reference to Exhibit 10.25 to dressbarn’s Form 10-K for the fiscal year ended July 30, 2005).
10.12†	Employment Agreement, effective April 23, 2010, between Tween Brands, Inc. and Michael W. Rayden (incorporated by reference to Exhibit 10.1 to dressbarn’s Form 8-K filed on April 29, 2010).
10.13†	Supplemental Retirement Benefit Agreement, dated August 29, 2006, with Mrs. Roslyn Jaffe (incorporated by reference to Exhibit 99.1 to dressbarn’s Form 8-K filed on August 30, 2006).
10.14†	Consulting Agreement, dated July 18, 2006, with Burt Steinberg Retail Consulting Ltd. (incorporated by reference to Exhibit 99.1 to dressbarn’s Form 8-K filed on July 19, 2006).
10.15†	Amendment to Consulting Agreement dated July 18, 2006, dated September 25, 2009, with Burt Steinberg (incorporated by reference to Exhibit 10.1 to dressbarn’s Form 8-K filed on September 25, 2009).
10.16†	Indemnification Agreement, dated September 25, 2009, with Burt Steinberg (incorporated by reference to Exhibit 10.2 to dressbarn’s Form 8-K filed on September 25, 2009).
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Deloitte & Touche LLP.
23.3**	Consent of Proskauer Rose LLP (included in Exhibits 5.1 and 8.1).
24.1***	Power of Attorney (included immediately following the signature page to the initial Registration Statement beginning on page II-6).
99.1***	Form of Proxy Card.

*	Filed herewith.
**	To be filed by amendment.
***	Previously filed.
†	Indicates a management contract or compensatory plan or arrangement.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(a) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d) That every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suffern, State of New York, on October 12, 2010.

ASCENA RETAIL GROUP, INC.

By:	/s/ DAVID R. JAFFE Name: David R. Jaffe Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

* (Elliot S. Jaffe)	Chairman of the Board	October 12, 2010
/s/ DAVID R. JAFFE (David R. Jaffe)	Director, President and Chief Executive Officer (Principal Executive Officer)	October 12, 2010
* (Armand Correia)	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 12, 2010
/s/ KLAUS EPPLER (Klaus Eppler)	Director	October 12, 2010
* (Randy L. Pearce)	Director	October 12, 2010
* (John Usdan)	Director	October 12, 2010
* (Kate Buggeln)	Director	October 12, 2010
* (Michael W. Rayden)	Director	October 12, 2010

*	Executed by Attorney-in-Fact

The foregoing constitutes all of the members of the Board of Directors of Ascena Retail Group, Inc.

EXHIBIT INDEX

Exhibit No.	Description
2.1*

Agreement and Plan of Reorganization, dated as of August 20, 2010, by and among The Dress Barn, Inc., Ascena Retail Group, Inc. and DB Merger Corp. (attached as Annex I to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference).

3.1*

Form of Second Amended and Restated Certificate of Incorporation of Ascena Retail Group, Inc. (attached as Annex II to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference) (to be effective prior to the effective time of the Reorganization).

3.2	Amended and Restated Certificate of Incorporation of The Dress Barn, Inc. (incorporated by reference to Annex A to dressbarn’s Proxy Statement filed on November 5, 2008).
3.3*	By-laws of Ascena Retail Group, Inc. (attached as Annex III to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference).
3.4	Amended and Restated By-laws of The Dress Barn, Inc. (incorporated by reference to Exhibit 3.4 to dressbarn’s Form 10-K for the fiscal year ended July 26, 2008).
5.1**	Opinion of Proskauer Rose LLP as to the validity of the shares being registered.
8.1**	Opinion of Proskauer Rose LLP as to certain of the material U.S. federal income tax consequences of the Reorganization.
10.1*†	The Dress Barn, Inc. 2010 Stock Incentive Plan (attached as Annex IV to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference).
10.2†	The Dress Barn, Inc. 1993 Incentive Stock Option Plan (incorporated by reference to Exhibit 28 to dressbarn’s Form S-8 filed on March 25, 1993).
10.3†	The Dress Barn, Inc. 1995 Stock Option Plan (incorporated by reference to Exhibit 10(nn) to dressbarn’s Form 10-K for the fiscal year ended July 27, 1996).
10.4†

The Dress Barn, Inc. 2001 Stock Incentive Plan (amended and restated effective September 29, 2005) (incorporated by reference to Annex A and Annex B to dressbarn’s Proxy Statement filed on October 31, 2005).

10.5†	The Dress Barn, Inc. Executive Severance Plan (incorporated by reference to Exhibit 10.1 to dressbarn’s Form 8-K filed on April 22, 2010).
10.6†	Employment Agreement, dated May 2, 2002, with Elliot S. Jaffe (incorporated by reference to Exhibit 10(uu) to dressbarn’s Form 10-K for the fiscal year ended July 27, 2002).
10.7†	Amendment to Employment Agreement dated May 2, 2002, dated July 10, 2006, with Elliot S. Jaffe (incorporated by reference to Exhibit 99.1 to dressbarn’s Form 8-K filed on July 13, 2006).
10.8†	Employment Agreement, dated May 2, 2002, with David R. Jaffe (incorporated by reference to Exhibit 10(tt) to dressbarn’s Form 10-K for the fiscal year ended July 27, 2002).
10.9†	Amendment to Employment Agreement dated May 2, 2002, dated June 2, 2010, with David R. Jaffe (incorporated by reference to Exhibit 10.1 to dressbarn’s 10-Q for the quarter ended April 24, 2010).
10.10†	Employment Agreement, dated August 28, 2002, with Vivian Behrens (incorporated by reference to Exhibit 10(ww) to dressbarn’s Form 10-Q for the quarter ended October 26, 2002).
10.11†	Employment Agreement, dated July 26, 2005, with Gene Wexler (incorporated by reference to Exhibit 10.25 to dressbarn’s Form 10-K for the fiscal year ended July 30, 2005).

Exhibit No.	Description
10.12†	Employment Agreement, effective April 23, 2010, between Tween Brands, Inc. and Michael W. Rayden (incorporated by reference to Exhibit 10.1 to dressbarn’s Form 8-K filed on April 29, 2010).
10.13†	Supplemental Retirement Benefit Agreement, dated August 29, 2006, with Mrs. Roslyn Jaffe (incorporated by reference to Exhibit 99.1 to dressbarn’s Form 8-K filed on August 30, 2006).
10.14†	Consulting Agreement, dated July 18, 2006, with Burt Steinberg Retail Consulting Ltd. (incorporated by reference to Exhibit 99.1 to dressbarn’s Form 8-K filed on July 19, 2006).
10.15†	Amendment to Consulting Agreement dated July 18, 2006, dated September 25, 2009, with Burt Steinberg (incorporated by reference to Exhibit 10.1 to dressbarn’s Form 8-K filed on September 25, 2009).
10.16†	Indemnification Agreement, dated September 25, 2009, with Burt Steinberg (incorporated by reference to Exhibit 10.2 to dressbarn’s Form 8-K filed on September 25, 2009).
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Deloitte & Touche LLP.
23.3**	Consent of Proskauer Rose LLP (included in Exhibits 5.1 and 8.1).
24.1***	Power of Attorney (included immediately following the signature page to the initial Registration Statement beginning on page II-6).
99.1***	Form of Proxy Card.

*	Filed herewith.
**	To be filed by amendment.
***	Previously filed.
†	Indicates a management contract or compensatory plan or arrangement.